Exhibit 10.12

SUB-SUBLEASE

THIS SUB-SUBLEASE (the “Sub-Sublease”) is made as of December 10, 2021 (the “Effective Date”), by and between PERFECT DAY, INC., a Delaware corporation (“Sub-Sublandlord”) and CARMOT THERAPEUTICS, INC., a Delaware corporation (“Sub-Subtenant”).

ARTICLE 1 - GENERAL

1.1 Master Lease. Seventh Street Properties VII, LLC, a California limited liability company (“Master Landlord”), and Chinook Therapeutics, Inc., as successor-by-merger to Aduro Biotech, Inc., a Delaware corporation (referred to herein as “Chinook”), as Tenant, are parties to that certain Office/Laboratory Lease dated as of September 11, 2015 (the “Original Master Lease”), as amended by that certain First Amendment to Lease dated April 26, 2016 (the “First Amendment”), and that certain letter agreement dated June 30, 2016 (collectively, the “Master Lease”), pursuant to which Chinook is leasing from Master Landlord, and Master Landlord is leasing to Chinook, certain premises currently consisting of the rentable square feet of the first (1st) through fourth (4th) floors (the “Premises”) of that certain building located at 740 Heinz Avenue, Berkeley, California (the “Building”). The Premises contain approximately 112,088 rentable square feet. A redacted copy of the Master Lease is attached hereto as Exhibit A-1.

1.2 Perfect Day Sublease. Chinook, as Sublandlord, and Sub-Sublandlord, as Subtenant, are parties to that certain Sublease dated as of August 25, 2020 (the “Perfect Day Sublease”), pursuant to which Sub-Sublandlord is leasing from Chinook, and Chinook is leasing to Sub-Sublandlord, certain premises currently consisting of the entirety of the Premises (the “Sublease Premises”). A redacted copy of the Perfect Day Sublease is attached hereto as Exhibit B.

1.3 Capitalized Terms. All capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Master Lease.

1.4 Carmot-Chinook Sublease. Sub-Subtenant, as subtenant, and Chinook, as sublandlord,1 are parties to that certain Sublease dated as July 17, 2020, as amended by that certain Amendment No. 1 of Sublease dated as of March 10, 2021 (as amended, the “Carmot-Chinook Sublease”), pursuant to which Sub-Subtenant is subleasing certain space on the first floor of the Building more specifically set forth in the attached Exhibit C and identified as “Suite 100” and the “NMR Room”, respectively. The parties hereto acknowledge that the Carmot-Chinook Sublease will remain in effect until the earlier of the expiration of its terms which is September 15, 2022, as to Suite 100, and December 31, 2021 as to the NMR Room.

1.5 Sub-Sublease Term. As used herein, subject to receipt of the Consent (as defined in Section 2.3 below), the term of this Sub-Sublease for each Suite (as defined in Section 2.2.1 below) (the “Sub-Sublease Term” for each such Suite) shall commence on the Delivery Date (as defined in Section 2.2.4 below) with respect to each Suite, and shall expire on December 31, 2024 (the “Sub-Sublease Expiration Date”), unless terminated sooner as hereinafter provided.

ARTICLE 2 - DEMISE OF SUB-SUBLEASE PREMISES

2.1 Demise. Under and subject to the provisions, covenants and agreements contained herein and in the Master Lease and the Perfect Day Sublease (subject to Sections 4.1 through 4.3 below), Sub-Sublandlord hereby sub-subleases to Sub-Subtenant, and Sub-Subtenant hereby sub-subleases from Sub-Sublandlord, a portion of the Sublease Premises consisting of Suite 100, Suite 200, and the NMR Room (collectively, the “Sub-Sublease Premises”) for the Sub-Sublease Term. The total rentable square footage of the Sub-Sublease Premises is hereby stipulated by Sub-Sublandlord and Sub-Subtenant to be 30,656 (broken down among the various Suites as specified in Section 2.2.1) and shall not be subject to any re-measurement.

2.2 Delivery.

2.2.1. Sub-Sublandlord anticipates delivering possession of the various suites comprising the Sub-Sublease Premises (each, a “Suite”), which Suites are identified on the floor plans attached hereto as Exhibit C, to Sub-Subtenant as follows:

Suite	Rentable Square Feet	Delivery Date
Suite 100	14,410	September 16, 2022
NMR Room	200	January 1, 2022

Sub-Subtenant is currently in possession of Suite 100 and the NMR Room pursuant to the Carmot-Chinook Sublease and will continue in possession following the applicable Delivery Date (defined below).

Suite	Rentable Square Feet	Anticipated Delivery Date
Suite 200	16,044	January 1, 2022

2.2.2. Anticipated Delivery Date. The “Anticipated Delivery Date” for Suite 200 in the chart above is referred to herein as the “Anticipated Delivery Date”, subject to Section 2.2.4 below. Sub-Subtenant acknowledges that Suite 200 is currently occupied by other subtenants (the “Existing Subtenants”) pursuant to the sublease agreements listed on Exhibit A-2 (each, an “Existing Sublease”). The Anticipated Delivery Date for Suite 200 is an estimated date based on the scheduled date of natural expiration of the Existing Subleases. Sub-Sublandlord shall use commercially reasonable efforts to deliver possession of Suite 200 to Sub-Subtenant on January 1, 2022, including, without limitation, promptly commencing and prosecuting an unlawful detainer proceeding against the Existing Subtenants.

2.2.3. Intentionally deleted.

2.2.4. Delivery Date; Condition. The date of actual delivery of each Suite in the required condition is referred to herein as the “Delivery Date” with respect to such Suite, and such delivery is referred to herein as “Delivery”. For the avoidance of doubt, the Delivery Date for Suite 100 and the NMR Room shall be as set forth in Section 2.2.1. Sub-Subtenant shall accept each Suite on the applicable Delivery Date in its current AS-IS condition, except that Sub-Sublandlord shall tender possession of Suite 200 in vacant, broom clean condition, fully-decommissioned, with the hoods, casework, data cabling, and the Furniture (as defined below) delivered in the same condition as of the Effective Date, normal wear and tear excepted, and with all existing computer servers and ancillary facilities removed. The Delivery Date for the common areas of the Building shall be the first Delivery Date under this Sub-Sublease.

2.2.5. Delay in Delivery. Sub-Subtenant acknowledges that Sub-Sublandlord will not be able to Deliver Suite 200 which is, as of the Effective Date, occupied or leased by an existing subtenant, until the current Existing Subtenant of such space surrenders and vacates the same and its Existing Sublease is terminated. Sub-Sublandlord shall attempt to Deliver Suite 200 on the Anticipated Delivery Date for Suite 200, but if Sub-Sublandlord is unable to Deliver Suite 200 by such date, then Sub-Sublandlord shall notify Sub-Subtenant of such delay in writing but shall not be liable to Sub-Subtenant on account thereof in any respect whatsoever, except as otherwise provided herein. Notwithstanding the foregoing, (i) if the Delivery Date for Suite 200 has not occurred for any reason whatsoever on or before February 1, 2022, then, in addition to Sub-Subtenant’s other rights or remedies, the date Sub-Subtenant is otherwise obliged to commence payment of rent applicable to Suite 200 shall be delayed by one day for each day that the Delivery Date is delayed beyond such date, and (ii) if the Delivery Date for Suite 200 has not occurred for any reason whatsoever on or before March 1, 2022, then, in addition to Sub-Subtenant’s other rights or remedies, Sub-Subtenant may terminate this Sub-Sublease as to Suite 200 only by written notice to Sub-Sublandlord, whereupon any monies previously paid by Sub-Subtenant to Sub-Sublandlord attributable to Suite 200 shall be applied by Sub-Sublandlord to the next installment of Rent due under this Sub-Sublease, and the Letter of Credit shall be reduced by the amount applicable to Suite 200.

2.3 Approval of Master Landlord and Chinook. Sub-Sublandlord and Sub-Subtenant acknowledge that the commencement of the Sub-Sublease Term is subject to Master Landlord’s prior written approval as required by the terms of the Master Lease and to Chinook’s prior written approval as required by the terms of the Perfect Day Sublease (collectively, the “Consent”). Sub-Sublandlord will use commercially reasonable efforts to obtain the Consent, the form of which shall be reasonably acceptable to each of Sub-Sublandlord and Sub-Subtenant, which consent shall include Chinook’s waiver of Sub-Subtenant’s surrender obligations with respect to Suite 100 and the NMR Room under the Carmot-Chinook Sublease. In the event that the Consent is not obtained within sixty (60) days following the Effective Date, then either party hereto may terminate this Sub-Sublease by providing written notice thereof to the other party, unless Master Landlord’s consent and Chinook’s consent are obtained prior to the giving of any such notice, in which event such notice shall be of no force or effect. In the event of such termination, this Sub-Sublease shall be deemed null and void and neither Sub-Sublandlord nor Sub-Subtenant shall have any liability or obligations to the other hereunder, provided that Sub-Sublandlord promptly shall return to Sub-Subtenant any prepaid rent or other sums paid to Sub-Sublandlord and the Letter of Credit.

2.4 Surrender of the Sub-Sublease Premises. Upon the expiration of the Sub-Sublease Term, Sub-Subtenant shall peaceably surrender the Sub-Sublease Premises in the condition set forth in Section 12 (Surrender of Premises) of the Original Master Lease, as incorporated herein; provided, however, Sub-Subtenant shall not be required to remove or restore any Leasehold Improvements, Tenant Alterations, trade fixtures or other improvements installed by or for Sub-Sublandlord, Chinook, any Existing Subtenant, or existing in the Sub-Sublease Premises prior to Sub-Subtenant’s occupancy, unless such improvements or alterations were installed on the Sub-Sublease Premises by or for Sub-Subtenant. For the avoidance of doubt, to the extent required under the Master Lease, Sub-Sublandlord shall be responsible for the removal and restoration of any Leasehold Improvements, Tenant Alterations, trade fixtures or other improvements installed by or for Sub-Sublandlord, Chinook, any Existing Subtenant, or existing in the Sub-Sublease Premises prior to Sub-Subtenant’s occupancy.

2.5 Use of the Sub-Sublease Premises. Sub-Subtenant’s use of the Sub-Sublease Premises shall comply with the terms and conditions of the Master Lease, including, without limitation, the provisions of Section 1.1(12) (Tenant’s Use of the Premises) of the Original Master Lease and the Laboratory Rules and Regulations set forth on Exhibit C-1 to the Master Lease.

ARTICLE 3 - BASE SUB-SUBLEASE RENT AND OTHER AMOUNTS

3.1 Rental Covenant. Sub-Subtenant covenants and agrees to pay the Rent (as defined in Section 3.4 below), to Sub-Sublandlord during the Sub-Sublease Term and any holdover period.

3.2 Base Sub-Sublease Rent. From and after the Delivery Date for each Suite, and continuing on the first (1st) day of each month thereafter through the Sub-Sublease Expiration Date, Sub-Subtenant shall pay to Sub-Sublandlord, in advance, without notice or demand, and without any set- off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Sub-Sublease, in lawful money of the United States, by wire transfer of funds to Sub-Sublandlord, base sub-sublease rental (“Base Sub-Sublease Rent”) for such Suite at a rate of $6.00 per rentable square foot per month. Notwithstanding the foregoing, the Base Sub-Sublease Rent for each Suite shall be calculated based upon the assumption that as of June 1, 2022, and each June 1 thereafter until the Sub-Sublease Expiration Date, such starting Base Sub-Sublease Rent rate set forth in the preceding clause shall be subject to three percent (3%) cumulative annual increases. Accordingly, the Base Sub-Sublease Rent rate payable for any particular Suite shall be the “starting” Base Sub-Sublease Rent rate of $6.00 per rentable square foot per month escalated to the rate which would be applicable as of the applicable Delivery Date, assuming the annual three percent (3%) cumulative increases described above. By way of example, the Base Sub-Sublease Rent for any Suite would, assuming an August 1, 2022 Delivery Date, initially be $6.18 per rentable square foot per month, increasing to $6.37 per rentable square foot per month as of June 1, 2023 and increasing by three percent (3%) cumulatively each June 1st thereafter, as follows:

For the NMR Room:

Sub-Sublease Months	Base Sub-Sublease Rent Per Month
January 1, 2022 – May 31, 2022	$1,200
June 1, 2022 – May 31, 2023	$1,236
June 1, 2023 – May 31, 2024	$1,273.08
June 1, 2024 – December 31, 2024	$1,311.27

For Suite 200:

Sub-Sublease Months	Base Sub-Sublease Rent Per Month
Suite 200 Delivery Date – May 31, 2022	$96,264
June 1, 2022 – May 31, 2023	$99,151.92
June 1, 2023 – May 31, 2024	$102,126.48
June 1, 2024 – December 31, 2024	$105,190.27

For Suite 100:

Sub-Sublease Months	Base Sub-Sublease Rent Per Month
September 16, 2022 – May 31, 2023	$86,460
June 1, 2023 – May 31, 2024	$89,053.80
June 1, 2024 – December 31, 2024	$91,725.41

Base Sub-Sublease Rent for any partial month shall be prorated in the proportion that the number of days this Sub-Sublease is in effect during such month bears to thirty (30), per Section 3.4 below.

As used herein, the term “Lease Month” shall mean each calendar month during the Sub-Sublease Term following the Delivery Date for each Suite.

3.3 Master Lease Rent Adjustments.

3.3.1. Sub-Subtenant’s Pro Rata Share. During the Sub-Sublease Term and effective as of the Delivery Date for each Suite, Sub-Subtenant shall pay to Sub-Sublandlord, as additional rent, the percentage of all Rent Adjustments for each Suite set forth below (“Sub-Subtenant’s Pro Rata Share”) with respect to Operating Expenses and Taxes (as such terms are defined in the Master Lease), including Sub-Subtenant’s Pro Rata Share of all Rent Adjustment Deposits (as defined in the Master Lease) and all other amounts (other than Monthly Base Rent, as defined in the Perfect Day Sublease) required to be paid by Sub-Sublandlord to Chinook from time to time under the Perfect Day Sublease that accrue during the Sub-Sublease Term with respect to the Sub-Sublease Premises, including (without limitation) any overtime or excess service charges and late charges, damages, interest and other costs and expenses related to Sub-Subtenant’s failure to perform any of its obligations under this Sub-Sublease incorporated from the Master Lease. Sub-Subtenant’s Pro Rata Share for each Suite shall be:

(i)	For Suite 100: 12.86% (i.e., 14,410/112,088);

(ii)	For Suite 200: 14.31% (i.e., 16,044/112,088); and

(iii)	For the NMR Room: 0.18% (i.e., 200/112,088).

Sub-Subtenant shall pay the amounts referred to in this Section 3.3 (the “Master Lease Additional Rent”) as provided in Section 3.4 below or otherwise within eight (8) days after receipt of written notice of the amount due (and if such amount is a regularly recurring amount, only one such notice shall be required for all such regularly recurring amounts due during the period specified in such notice) (“Sub-Sublandlord’s Statement”). In the event that as a result of any examination conducted pursuant to Section 4.3 of the Master Lease or Section 3.3 of the Perfect Day Sublease, there is an adjustment to Operating Expenses and/or Taxes for any calendar year during the Sub-Sublease Term with respect to the Sub-Sublease Premises, the amounts payable by Sub-Subtenant under this Section 3.3 shall be equitably adjusted by Sub-Sublandlord to reflect the same; provided, however, that any such adjustment resulting in a payment to Sub-Subtenant shall be reduced by a reasonable share of all out-of-pocket expenses actually incurred by Sub-Sublandlord in connection with any such examination, as reasonably determined by Sub-Sublandlord. Sub-Sublandlord shall provide to Sub-Subtenant along with Sub-Sublandlord’s Statement all information provided by Chinook and Master Landlord evidencing the Operating Expenses and Taxes due under the Master Lease and Perfect Day Sublease. If Sub-Subtenant desires that Sub-Sublandlord conduct an examination of Operating Expenses and Taxes pursuant to Section 4.3 of the Master Lease, Sub-Subtenant shall notify Sub-Sublandlord thereof at least seventeen (17) days prior to the last day that Sub-Sublandlord may examine the same under such section, which notice shall specify the name of an accountant meeting the requirements of such section (“Sub-Subtenant’s Accountant”) that it wishes for Sub-Sublandlord to use to conduct such examination. Promptly upon receipt of such notice, Sub-Sublandlord shall notify Chinook that Sub-Sublandlord desires to examine Master Landlord’s books and records as to the Landlord Statement (as defined in the Master Lease) in question and shall arrange to have Sub-Subtenant’s Accountant conduct the examination. If Sub-Subtenant continues to object to the Landlord Statement following completion of the audit, at least twelve (12) days prior to the date that Sub-Sublandlord must object to the Landlord’s statement under Section 4.3 of the Master Lease, Sub-Subtenant shall notify Sub-Sublandlord that it wishes for Sub-Sublandlord to object to the Landlord Statement, specifying the nature of the items in dispute, and promptly upon receipt of such notice Sub-Sublandlord shall make such objection. Sub-Subtenant shall indemnify, defend and hold harmless Sub-Sublandlord from and against any and all losses, costs, claims and liabilities arising out of Sub-Subtenant’s exercise of its rights with respect to reviewing Operating Expenses and Taxes under this Section 3.3.

3.4 Payment of Rent. Concurrently with Sub-Subtenant’s execution of this Sub-Sublease, Sub-Subtenant shall pay to Sub-Sublandlord Base Sub-Sublease Rent applicable to Suite 200 only in the amount of $96,264 (the “Prepaid Base Sub-Sublease Rent”) and Master Lease Additional Rent applicable to Suite 200 only in the amount of $31,928 (the “Prepaid Master Lease Additional Rent”) which shall be credited against Base Sub-Sublease Rent and Master

Lease Additional Rent, as applicable, first coming due under this Sub-Sublease. Otherwise, Base Sub-Sublease Rent and Master Lease Additional Rent shall be payable in advance in monthly installments commencing on the Delivery Date for each Suite and continuing on the first (1st) day of each month thereafter for the balance of the Sub-Sublease Term. Each of Base Sub-Sublease Rent and Master Lease Additional Rent shall be prorated for any partial month occurring during the Sub-Sublease Term based on a 30-day month. Base Sub-Sublease Rent, Master Lease Additional Rent, and all other amounts due from Sub-Subtenant to Sub-Sublandlord hereunder (collectively, “Rent”) shall be made payable by Sub-Subtenant to Sub-Sublandlord and addressed to Sub-Sublandlord at:

Account Number: 80003595493

Account Name: Perfect Day, Inc. (Primary)

Bank Name: First Republic Bank

Routing/Wiring: 321 081 669

3.5 Late Payments. Amounts due by Sub-Subtenant to Sub-Sublandlord, in accordance with the foregoing, which are not paid when due shall be subject to interest and late charge as set forth the Master Lease.

3.6 Building Services.

3.6.1. Intentionally omitted.

3.6.2. Optional Building Services. At Sub-Subtenant’s option, Sub-Sublandlord shall also provide Sub-Subtenant during the Term with the building services listed on Schedule 3.6-2 (collectively, the “Optional Building Services”). In the event Sub-Subtenant elects to obtain the Optional Building Services described on Schedule 3.6-2, then Sub-Subtenant shall pay for the Optional Building Services at the rate charged by Sub-Sublandlord for the same, which shall be consistent with the rates charged by Chinook as such rates may be modified from time to time during the Sub-Sublease Term (collectively, the “Optional Building Services Fees”), or, in the case of any services not provided by Chinook, the Optional Building Service Fees shall be Sub-Subtenant’s Pro Rata Share of such cost. Sub-Subtenant shall pay Sub-Sublandlord the Optional Building Services Fees in advance on a monthly basis, as determined by Sub-Sublandlord, on the first Delivery Date and on the first day of each calendar month thereafter during any period of the Sub-Sublease Term in which the Option Building Services are provided, or at Sub-Sublandlord’s option, in arrears within ten (10) days after receipt of written notice of the amount due and associated support documentation (a “Optional Building Services Statement”). Sub-Sublandlord shall enforce its rights under the Perfect Day Sublease to cause Chinook to maintain books and records showing Optional Building Services Fees in accordance with sound accounting and management practices, consistently applied. Sub-Subtenant or its representative shall have the right, for a period of thirty (30) days following the date upon which an Optional Building Services Statement is delivered to Sub-Subtenant, to examine Chinook’s and Sub-Sublandlord’s books and records with respect to the Optional Building Services items in an Optional Building Services Statement during normal business hours, upon written notice, delivered at least five (5) business days in advance. Promptly upon receipt of such notice, Sub-Sublandlord shall notify Chinook that it desires to examine Chinook’s books and records as to the Optional Building Services Statement in question and shall arrange to have Sub-Subtenant conduct the examination. If Sub-Subtenant does not object in writing to an Optional Building Services Statement within thirty (30) days of Sub-Subtenant’s receipt of the Optional Building Services Statement, specifying the nature of the item in dispute and the reasons therefor, then an Optional Building Services Statement shall be considered final and accepted by Sub-Subtenant and Sub-Subtenant shall be deemed to have waived its right to dispute an Optional Building Services Statement. If Sub-Subtenant does dispute an Optional Building Services Statement, Sub-Subtenant shall deliver a copy of any documentation in support of such dispute to Sub-Sublandlord at the time of notification of the dispute. Any amount due to Sub-Sublandlord as shown on an Optional Building Services Statement, whether or not disputed by Sub-Subtenant as provided herein shall be paid by Sub-Subtenant when due as provided above, without prejudice to any such written exception. Upon resolution of any dispute with respect to an Optional Building Services Fee and/or an Optional Building Services Statement, Sub-Subtenant shall either pay Sub-Sublandlord any shortfall or Sub-Sublandlord shall credit Sub-Subtenant with respect to any overages paid by Sub-Subtenant.

3.6.3. Other Services. The parties acknowledge that Sub-Subtenant may provide nitrogen and carbon dioxide (“Gases”) to Sub-Sublandlord. Sub-Sublandlord shall pay for its proportionate share of the costs of Gases to the extent utilized by Sub-Sublandlord, as such costs are reasonably determined by Sub-Subtenant. Sub-Subtenant shall have the right to bill Sub-Sublandlord for the cost of Gases as provided herein or offset such amounts against Rent under this Sub-Sublease.

ARTICLE 4 - OTHER AGREEMENTS OF THE PARTIES

4.1 Master Lease Provisions Binding on Sub-Subtenant. (a) Subject to the terms of Section 4.1(b) below, all of the terms, conditions, and provisions contained in the Master Lease are incorporated herein as terms and conditions of this Sub-Sublease. This Sub-Sublease is and shall be at all times subject and subordinate to the Master Lease. Sub-Subtenant acknowledges that Sub-Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease (to the extent the same has not been redacted). Sub-Subtenant shall not commit or permit to be committed any act or omission which shall violate any term or condition of the Master Lease. Additionally, Sub-Subtenant’s rights under this Sub-Sublease shall be subject to the terms of the Consent. Sub-Subtenant shall take the Sub-Sublease Premises subject to and be bound by all of the provisions of the Master Lease, and during the Sub-Sublease Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sub-Sublease, shall, subject to the terms of Section 4.1(b) below, comply with and shall be obligated to perform all of Sub-Sublandlord’s obligations, duties and liabilities in, under and with respect to the Master Lease as incorporated herein, and shall indemnify, and protect, defend and hold Sub-Sublandlord harmless, from and against all actions, claims, demands, liability, costs and expenses including without limitation, reasonable attorneys’ fees and expenses for the defense thereof, arising in connection therewith, except to the extent arising specifically from acts, omissions or the negligence of Sub-Sublandlord, its agents, employees or contractors at a particular Suite prior to the Delivery Date with respect to each Suite. Notwithstanding the foregoing, Sub-Subtenant’s indemnification obligations referenced above shall not apply or extend to the extent of any obligations, duties or liabilities which arise out of or relate to any willful misconduct or gross negligence of Sub-Sublandlord, its agents, employees or contractors or any acts by Sub-Sublandlord prior to the applicable Delivery Date.

(b) In addition to the obligations of Sub-Subtenant under the terms of this Sub-Sublease as set forth in the other paragraphs of this Sub-Sublease (and except as otherwise expressly provided to the contrary in this Sub-Sublease), Sub-Subtenant shall also have and perform for the benefit of Sub-Sublandlord all obligations of the “Tenant” as are set forth in the Master Lease as incorporated into the Perfect Day Sublease, which are hereby incorporated into this Sub-Sublease as though set forth herein in full, substituting “Sub-Subtenant” wherever the term “Tenant” appears, “Sub-Sublandlord” wherever the term “Landlord” appears, “Base Sub-Sublease Rent” wherever the term “Base Rent” appears, and “Sub-Sublease Term” wherever the term “Term” or “Lease Term” appears, “Sub-Sublease Premises” wherever the term “Premises” appears, “Sub-Sublease Expiration Date” wherever the term “Expiration Date” appears, and “Sub-Subtenant’s Pro Rata Share” wherever the term “Tenant’s Share” appears; provided, however, that Sub-Subtenant’s obligations under the Master Lease shall be limited to obligations first arising during the Sub-Sublease Term or any subsequent period in which Sub-Subtenant is occupying the Sub-Sublease Premises. Notwithstanding the foregoing, the following provisions of the Master Lease shall not apply to this Sub-Sublease:

•

Sections 1.1(2), 1.1(3), 1.1(4), 1.1(5), 1.1(6), 1.1(7), 1.1(8), 1.1(9), 1.1(10), 1.1(11), 1.1(14), 1.2 (as to the definitions of “Commencement Date”, “Early Possession Date”, “Expiration Date,” “Landlord Work,” “Landlord Improvements,” “Monthly Base Rent,” “Premises,” “Rentable Area of the Premises,” “Tenant Alterations (as to the references to “Landlord Work” and “Tenant Work” only), “Tenant Delay,” “Term,” “Termination Date,” and “Work Letter”), 2.1, 2.2, 2.3, 2.4, 2.6, 3, 4.2 and 4.3 (subject, however to Sub-Subtenant’s rights under Section 3.3 above), 5, 7.1(b), 10 (except as provided in Section 4.7 below), 11.1(i), 13, 22, 24 and 26.17 and Exhibits A, B, and B-1, and Riders 1 and 2 (except for signage rights subject to Master Landlord’s consent pursuant to Section 3 of Rider 2) of the Original Master Lease.

•	The First Amendment and that certain Letter Agreement dated June 30, 2016.

References in the following provisions of the Master Lease, as incorporated into this Sub-Sublease, to “Landlord” shall mean “Master Landlord” only or Master Landlord and Sub-Sublandlord, as indicated:

•

Sections 1.1(2), 1.2 (the reference to Landlord in the definition of “Operating Expenses,” “Rent Adjustment Deposit,” “Taxes,” and “Tenant Alterations”), 2.5 (except to the extent provided in Section 4.12 below), 4.1(d), 6.1, 6.2, 6.3, 6.5, 6.6, 7.1(c), 7.2 (includes Sub-Sublandlord), 8.1, 8.2 (the fifth sentence only), 13, 14, 15, 16.3, 18.1, 18.2, 19, 26.9 and 26.11 of the Original Lease.

In Sections 17.1 and 17.2 of the Master Lease, the term “Indemnitees” shall include Sub-Sublandlord and its shareholders, directors, officers, agents and employees.

Whenever any period for notice from “Tenant” to “Landlord” is specified under the Master Lease, or any period within which “Tenant” is required to do anything under the Master Lease, the period applicable to Sub-Subtenant’s obligation to give such notice to Sub-Sublandlord or to perform under this Sub-Sublease shall be five (5) days shorter than the corresponding period applicable to

“Tenant” under the Master Lease (so that Sub-Sublandlord shall always have at least five (5) days within which to give its own notice or performance to Chinook and Master Landlord); further, wherever any period for notice from “Landlord” to “Tenant” is specified under the Master Lease, Sub-Sublandlord shall similarly have an additional period of at least five (5) days within which to give notice to Sub-Subtenant under this Sub-Sublease. In the event of a conflict between the express provisions of this Sub-Sublease and the provisions of the Master Lease as incorporated herein, as between Sub-Sublandlord and Sub-Subtenant, the provisions of this Sub-Sublease shall control.

4.2 Master Landlord’s Obligations. Sub-Subtenant agrees that Sub-Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Master Landlord under the Master Lease except as specifically set forth herein, and, insofar as any of the covenants, agreements and obligations of Sub-Sublandlord hereunder are required to be performed under the Master Lease by “Landlord” thereunder, Sub-Subtenant acknowledges and agrees that Sub-Sublandlord shall look to Chinook and Master Landlord for such performance. In addition, Sub-Sublandlord shall have no obligation to perform any repairs required of Master Landlord under the Master Lease, nor shall any representations or warranties made by Master Landlord under the Master Lease be deemed to have been made by Sub-Sublandlord. Except to the extent caused by Sub-Sublandlord’s gross negligence or willful misconduct or breach of this Sub-Sublease, Sub-Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Master Landlord or by utility providers. Notwithstanding the foregoing, Sub-Sublandlord shall use good faith efforts, under the circumstances, to secure such performance upon Sub-Subtenant’s request to Sub-Sublandlord to do so. Sub-Sublandlord shall perform or cause to be performed all of its obligations under the Master Lease as incorporated into the Perfect Day Sublease to the extent not the obligation of Sub-Subtenant assumed under this Sub-Sublease.

4.3 Insurance and Waiver of Claims. Without limiting the generality of the terms of Section 4.1 above, Sub-Subtenant shall obtain and keep in full force and effect at all times during the Sub-Sublease Term all of the liability and property insurance coverages required to be maintained by “Tenant” under the Master Lease with regard to the Sub-Sublease Premises. Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, Sub-Subtenant shall only obtain liability and property insurance coverages for the portion of the Sub-Sublease Premises Sub-Subtenant is occupying. Sub-Sublandlord shall obtain and keep in full force and effect at all times during the Sub-Sublease Term, as applicable, all of the liability and property insurance coverages required to be maintained by Sub-Sublandlord under the Master Lease and the Master Sublease and Sub-Subtenant shall not be liable for any losses or damages arising out of an Existing Subtenant’s default under the applicable Existing Sublease. Where the Master Lease requires that Master Landlord be named as an additional insured on the policies required thereunder, Sub-Subtenant shall name Sub-Sublandlord, Chinook, and Master Landlord as additional insureds under such policies. Notwithstanding anything to the contrary contained herein, Sub-Sublandlord and Sub-Subtenant hereby waive and release, all claims against each other, and against the agents, employees and contractors of each other, for any loss or damage sustained by each other to the extent such claims are insured against under any standard broad form property policy, or other property policies maintained by Sub-Sublandlord or Sub-Subtenant, or required to be maintained by Sub-Sublandlord or Sub-Subtenant under this Sub-Sublease, or which would normally be covered by all-risk property insurance, regardless of whether such policy is in effect at the time of the loss and without regard to the negligence or willful misconduct of the entity so released. Sub-Subtenant’s insurers hereby waive and release Master Landlord, Chinook, and Sub-Sublandlord from and against any and all claims, damages, losses, and liabilities for any bodily injury, loss of life or property damage occurring on or about the Sub-Sublease Premises, or any part thereof, from any cause whatsoever, other than the gross negligence of Sub-Sublandlord, Chinook, or Master Landlord, which shall remain the sole responsibility of the party that acts with gross negligence, or whose omissions shall constitute gross negligence. Sub-Subtenant shall cause its property insurance policy to contain a waiver of subrogation clause as required by the Master Lease as incorporated herein.

4.4 Furniture. As of the Delivery Date for each Suite and throughout the duration of the Sub-Sublease Term, Sub-Subtenant shall have the right to use the furniture described in Schedule 4.4 attached hereto currently located in the Sub-Sublease Premises (the “Furniture”). For the avoidance of doubt, the Furniture shall not include items that are not specifically listed on Schedule 4.4, including photos and art work, carpets, plants and planters. Sub-Subtenant acknowledges and agrees that Sub-Sublandlord has made no representations or warranties, express, implied or otherwise, regarding the condition or working order of the Furniture. Sub-Subtenant confirms that it has had the reasonable opportunity to inventory and inspect the Furniture and hereby represents that (i) it accepts the Furniture “AS IS AND WITH ALL FAULTS”, and (ii) it is satisfied that all items of Furniture listed on Schedule 4.4 attached hereto are currently located within the Sub-Sublease Premises and are hereby accepted by Sub-Subtenant, subject to and in accordance with the terms of this Section 4.4. Throughout the Sub-Sublease Term, Sub-Subtenant shall be obligated to maintain, repair and safeguard the Furniture, and shall obtain and maintain physical damage insurance with respect to the Furniture, covering “all risks” of physical loss or damage, for the then fair market value of such previously used items, normal wear and tear excepted. Sub-Subtenant shall pay all personal property taxes assessed against the Furniture during the Sub-Sublease Term. Notwithstanding the foregoing, provided this Sub-Sublease has not terminated prior to the Sub-Sublease Expiration Date, then upon the termination of this Sub-Sublease, Sub-Subtenant shall purchase the Furniture for One Dollar ($1.00) and it shall become the property of Sub-Subtenant, and Sub-Subtenant shall accept the same in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever.

4.5 Condition of the Sub-Sublease Premises. Except as otherwise provided herein, Sub-Subtenant agrees that it is taking the Sub-Sublease Premises in an “AS IS” condition and without any representations or warranties of Sub-Sublandlord of any kind or nature whatsoever except as specifically provided in this Sub-Sublease. Sub-Subtenant shall have the shared use of the Shared Areas and common areas identified on Exhibit C with other tenants and subtenants in the Building. By taking possession of the Sub-Sublease Premises, Sub-Subtenant acknowledges that the Sub-Sublease Premises are in a tenantable and good condition.

4.6 Letter of Credit.

4.6.1. Form of Letter of Credit. Subject to 4.6.5, within five (5) business days after the Effective Date, Sub-Subtenant shall deliver to Sub-Sublandlord, as security for the faithful performance of all Sub-Subtenant’s obligations under this Sub-Sublease, an irrevocable standby letter of credit (the “Letter of Credit”) in the amount of $315,570.81 for the account of Sub-Subtenant and for the benefit of Sub-Sublandlord, and issued by a bank reasonably acceptable to

Sub-Sublandlord (the “Issuer”). On or before the Delivery Date for Suite 100, Sub-Subtenant shall replace the existing Letter of Credit or amend the existing Letter of Credit to be in the amount of $594,681.15 for the remainder of the Sub-Sublease Term, and Sub-Sublandlord shall return the prior Letter of Credit. Sub-Sublandlord approves of Silicon Valley Bank as the issuer of the Letter of Credit. The Letter of Credit shall be substantially in the form attached hereto as Exhibit D. Sub-Subtenant shall maintain the Letter of Credit in effect until sixty (60) days after the later of (x) the expiration of the Sub-Sublease Term or earlier termination of this Sub-Sublease, or (y) vacation of the Sub-Sublease Premises by Sub-Subtenant. If the Letter of Credit shall expire prior to said date, Sub-Subtenant shall renew the Letter of Credit prior to its expiration or arrange for issuance of a new Letter of Credit in accordance with the terms hereof. If Sub-Subtenant fails to give Sub-Sublandlord evidence of renewal of the Letter of Credit or issuance of a new Letter of Credit at least thirty (30) days prior to the expiration of the Letter of Credit then in effect, such failure shall not be a default hereunder, but Sub-Sublandlord shall be entitled to draw down the full amount of the Letter of Credit and the amount so drawn (“Draw Proceeds”), which shall be held and maintained by Sub-Sublandlord and may be applied in the same manner as set forth in Section 4.6.5 below with respect to a Security Deposit. The Letter of Credit shall be returned to Sub-Subtenant under the same terms as described for a Security Deposit in Section 4.6.5. Notwithstanding the foregoing, if Sub-Subtenant has elected to terminate the Sub-Sublease of Suite 200 as set forth in Section 2.2.5, Sub-Sublandlord shall return the Letter of Credit, if applicable, given for Suite 200 within five (5) business days of such termination, and the amount of the Letter of Credit to be provided at the Delivery Date for Suite 100 and required under this Sub-Sublease for the remainder of the Sub-Sublease Term shall be $279,108.34.

4.6.2. Draws on the Letter of Credit. Sub-Sublandlord shall be entitled to draw upon a portion or the entire amount of the Letter of Credit from time to time, with notice to Sub-Subtenant and without prejudice to any other remedy Sub-Sublandlord may have, for any of the following reasons: (x) upon or following the occurrence of a Sublease Event of Default, (A) to pay any amounts payable by Sub-Subtenant to Sub-Sublandlord hereunder, and (B) to compensate Sub-Sublandlord for any expense, loss or damage actually incurred or suffered by Sub-Sublandlord in connection with the default; or (y) if Sub-Subtenant fails to give Sub-Sublandlord evidence of renewal of the Letter of Credit or issuance of a new Letter of Credit at least thirty (30) days prior to the expiration of the Letter of Credit then in effect as provided above; or (z) upon the expiration or earlier termination of this Sub-Sublease, to pay any amount then due and payable by Sub-Subtenant to Sub-Sublandlord. Sub-Subtenant waives the provisions of California Civil Code Paragraph 1950.7, and all other provisions of law now in force or that become in force as of the date of execution of this Sub-Sublease, that provide that Sub-Sublandlord may claim from a Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Sub-Subtenant or to clean the Sub-Sublease Premises. If the entire Draw Proceeds are not used or applied by Sub-Sublandlord, the balance of the Draw Proceeds, although not a cash security deposit, shall be held and maintained by Sub-Sublandlord and may be applied in the manner set forth in Section 4.6.5 below with respect to a Security Deposit. In the event that Sub-Sublandlord improperly draws upon the Letter of Credit or misapplies the Draw Proceeds, Sub-Subtenant’s sole remedy shall be the right to obtain from Sub-Sublandlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Default Rate set forth in the Master Lease and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Sub-Subtenant increases the amount of such Letter of Credit to the amount (if any) then required under the applicable provisions of this Sub-Sublease. Sub-Subtenant acknowledges that recovery of money damages would be an adequate remedy therefor.

4.6.3. Restoration of Letter of Credit. If Sub-Sublandlord draws upon the Letter of Credit as provided above, Sub-Subtenant shall, in each instance, within ten (10) days after its receipt of written demand therefore, either (x) deposit cash with Sub-Sublandlord in an amount that, when added to the amount remaining under the Letter of Credit and the amount of any Security Deposit (as defined in Section 4.6.5 below), shall equal the Letter of Credit amount required under this Section 4.6, or (y) deliver written documentation issued by Issuer confirming that the Letter of Credit has been reinstated to the amount required under this Section 4.6. If Sub-Subtenant so reinstates the Letter of Credit, Sub-Sublandlord shall promptly return to Sub-Subtenant any unused Draw Proceeds.

4.6.4. Transfer. Sub-Sublandlord may transfer the Letter of Credit to any successor in interest of Sub-Sublandlord’s interest under the Perfect Day Sublease or this Sub-Sublease, but no such transfer shall release Sub-Sublandlord of its liability with respect to the return of the Letter of Credit or refund of unused Draw Proceeds as required by this Sub-Sublease. Sub-Subtenant shall pay any costs or charges imposed by the Issuer in connection with the first such transfer of the Letter of Credit. In connection with any such transfer of the Letter of Credit by Sub-Sublandlord, Sub-Subtenant shall execute and submit to the bank such applications, documents and instruments as may be necessary to effectuate such transfer. Sub-Subtenant shall be responsible for paying the bank’s transfer and processing fees in connection with the first such transfer, and Sub-Sublandlord shall be responsible for paying the bank’s transfer and processing fees in connection with any subsequent transfer, provided that Sub-Subtenant shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Sub-Sublandlord, in which case Sub-Sublandlord shall reimburse Sub-Subtenant within ten (10) business days after Sub-Sublandlord’s receipt of an invoice from Sub-Subtenant therefor.

4.6.5. Security Deposit. Sub-Subtenant may, in its sole discretion, (i) provide a cash Security Deposit in lieu of the Letter of Credit prior to the issuance of a Letter of Credit, or (ii) at any time, substitute a cash Security Deposit for the Letter of Credit, and upon such substitution, Sub-Sublandlord shall return the Letter of Credit to Sub-Subtenant within (5) business days after Sub-Sublandlord’s receipt of the cash Security Deposit. In the event Sub-Sublandlord holds any cash security deposit (the “Security Deposit”) from time to time during the Sub-Sublease Term, as security for the faithful performance by Sub-Subtenant of all the terms, covenants, and conditions of this Sub-Sublease to be kept and performed by Sub-Subtenant during the Sub-Sublease Term, this Section 4.6.5 shall apply. If Sub-Subtenant fails to pay Rent or other sums due hereunder, or otherwise is in breach with respect to any provisions of this Sub-Sublease, Sub-Sublandlord may use, apply or retain all or any portion of the Security Deposit for the payment of any past due sum or for the payment of any other sum to which Sub-Sublandlord may become obligated by reason of Sub-Subtenant’s breach, or to compensate Sub-Sublandlord for any loss or damage which Sub-Sublandlord may suffer thereby. If Sub-Sublandlord so uses or applies all or any portion of the Security Deposit, Sub-Subtenant shall within ten (10) days after demand therefor deposit cash with Sub-Sublandlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Sub-Subtenant’s failure to do so shall be a material breach of this Sub-Sublease. If Sub-Subtenant performs all of Sub-Subtenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Sub-Sublandlord, shall be returned, without interest, to Sub-Subtenant (or, at Sub-Sublandlord’s option, to the last assignee, if any, of Sub-Subtenant’s interest hereunder) within sixty (60) days following the later to occur of (a) the expiration of the Term, and (b) Sub-Subtenant’s vacation from the Sub-Sublease Premises and completion of all removal, repair and restoration obligations. No trust relationship is created herein between Sub-Sublandlord and Sub-Subtenant with respect to the Security Deposit. Sub-Sublandlord shall not be required to keep the Security Deposit separate from its other accounts. Sub-Subtenant hereby waives any and all rights under and the benefits of Section 1950.7 of the California Civil Code, and all other provisions of law now in force or that become in force after the date of execution of this Sub-Sublease, that provide that Sub-Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy any failure to timely pay Rent, to repair damage caused by Sub-Subtenant, or to clean the Sub-Sublease Premises. Sub-Sublandlord and Sub-Subtenant agree that Sub-Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sub-Sublandlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Sub-Subtenant or Sub-Subtenant’s officers, agents, employees, independent contractors, or invitees.

4.7 Assignment and Subletting. The terms and provisions of the Master Lease as incorporated herein with respect to assignment and subletting shall apply as between Sub-Sublandlord and Sub-Subtenant as if Sub-Sublandlord were “Landlord” and Sub-Subtenant were “Tenant”. Master Landlord shall retain all rights, and Sub-Subtenant shall comply with all obligations and conditions, with respect to any assignment and subletting hereunder as set forth in the Master Lease as incorporated herein. Notwithstanding the foregoing, (i) with Master Landlord’s consent and with the consent of Sub-Sublandlord, which shall not be unreasonably withheld, Sub-Subtenant may assign this Sub-Sublease or sublease the Sub-Sublease Premises to an “Affiliate” as defined in the Master Lease, and (ii) Sub-Sublandlord’s consent shall not be required with respect to any transfer or issuance of equity interests in Sub-Subtenant pursuant to a venture capital or similar financing.

4.8 Right of Re-entry. Upon twenty four (24) hours written notice, except in the case of an emergency, when no such notice shall be required, Sub-Sublandlord shall at all reasonable times have the right to enter upon the Sub-Sublease Premises to inspect their condition and to verify Sub-Subtenant’s compliance with the terms of this Sub-Sublease and, at Sub-Sublandlord’s election, to make reasonable and necessary repairs thereon for the protection and preservation thereof. If repairs impact a critical house system (e.g., HVAC, power, water, vacuum, compressed dry air, sewer, etc.), Sub-Sublandlord will use commercially reasonable efforts to coordinate the scheduling of such repairs with Sub-Subtenant to minimize impact on Sub-Subtenant’s operations. Notwithstanding anything to the contrary contained herein, in connection with Sub-Sublandlord’s exercise of its rights under this Sub-Sublease to enter the Sub-Sublease Premises, perform any maintenance and repair obligations, or inspect the Premises, Sub-Sublandlord and Sub-Sublandlord’s employees or agents shall adhere to all applicable laws and Sub-Subtenant’s reasonable security, food-safety, and health and safety protocols.

4.9 Signage. Subject to Master Landlord’s approval as set forth in the Master Lease and compliance with applicable laws, Sub-Subtenant may install, at Sub-Subtenant’s sole cost, building and lobby signage permitted under and subject to the Master Lease. Sub-Sublandlord, at Sub-Sublandlord’s sole cost, shall remove Sub-Sublandlord’s current signage no later than December 31, 2021, except that with respect to Suite 100, Sub-Sublandlord shall not remove any of Sub-Subtenant’s existing signage currently in place as may be permitted under the Carmot-Chinook Sublease. Notwithstanding the foregoing, Sub-Sublandlord shall repair any damage caused to the Premises by such removal of Sub-Sublandlord’s current signage. Sub-Subtenant, at Sub-Subtenant’s direction, shall request that Master Landlord review and approve, if applicable, Sub-Subtenant’s request to install any building and lobby signage permitted hereunder and under and subject to the Master Lease.

4.10 Default by Sub-Subtenant; Indemnification. Notwithstanding anything to the contrary contained in the Master Lease, (i) failure of Sub-Subtenant to pay Rent or any other amount payable by Sub-Subtenant pursuant to the terms and conditions of this Sub-Sublease within five (5) days after written notice of nonpayment is delivered to Sub-Subtenant in accordance with the terms and conditions of this Sub-Sublease (which notice shall be provided no earlier than the date any payment is due), shall be a “Monetary Default” by Sub-Subtenant hereunder, and (ii) if Sub-Sublandlord delivers to Sub-Subtenant a written notice of Monetary Default as referenced above, then, if two (2) subsequent Monetary Defaults by Sub-Subtenant hereunder occurs within a period of twelve (12) months thereafter, such subsequent Monetary Default shall constitute a Sublease Event of Default without the necessity of Sub-Sublandlord providing any further written notice of nonpayment. Upon (a) the failure of Sub-Subtenant to comply with any other provisions of this Sub-Sublease or the occurrence of any other event which constitutes a default under this Sub-Sublease, in each case beyond any applicable notice and/or cure period not to exceed ten (10) business days, or (b) a Monetary Default of Sub-Subtenant (each a “Sub-Sublease Event of Default”), Sub-Sublandlord shall be entitled to all the same rights and remedies against Sub-Subtenant on account of such Sublease Event of Default by Sub-Subtenant under this Sub-Sublease as are granted in the Master Lease to Master Landlord against Tenant on account of an Event of Default by Tenant under the Master Lease. In addition to, and not in limitation of, the indemnification obligations set forth in the Master Lease, Sub-Subtenant shall indemnify, defend and hold Sub-Sublandlord and Master Landlord harmless from and against all liability, damages, claims, costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, arising out of a Sublease Event of Default. So long as (1) this Sub-Sublease is in full force and effect and (2) Sub-Sublandlord is not otherwise entitled pursuant to this Sub-Sublease, Sub-Sublandlord shall not cause the Master Lease to be cancelled, terminated, forfeited or surrendered other than in connection with a casualty or condemnation where Sub-Sublandlord is permitted to terminate the Master Lease in accordance with the terms thereof. Subject to the terms of the Consent, if the Master Lease terminates or is terminated for any reason whatsoever, then this Sub-Sublease shall terminate simultaneously therewith, provided however, that if the Master Lease terminates as a result of a default or breach by Sub-Sublandlord or Sub-Subtenant under this Sub-Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damages suffered as a result of such termination, subject to the limitations set forth in Section 5.14 below.

4.11 Holding Over. If Sub-Subtenant (directly or through any transferee or other successor- in-interest of Sub-Subtenant) remains in possession of all or any part of the Sub-Sublease Premises after the Sub-Sublease Expiration Date or earlier termination of this Sub-Sublease, such holding over, in the absence of an express written agreement to the contrary, shall be on the basis of a tenancy at the sufferance of Sub-Sublandlord. In such event, Sub-Subtenant shall continue to comply with all of the terms, conditions and covenants of this Sub-Sublease as though the Sub-Sublease Term had continued, except that such tenancy at sufferance shall be terminable by Sub-Sublandlord at any time and Rent shall be paid for each month (or portion thereof) during which Sub-Subtenant holds over in the Sub-Sublease Premises after the expiration or earlier termination of this Sub-Sublease, in an amount equal to 150% of the monthly Base Sub-Sublease Rent due under this Sub-Sublease, plus all other amounts that would otherwise have been payable as Additional Rent had the Sub-Sublease Term continued through the period of such holding over. If Sub-Subtenant fails to surrender the Sub-Sublease Premises on the Sub-Sublease Expiration Date or earlier termination of this Sub-Sublease, in addition to any other liabilities to Sub-Sublandlord accruing therefrom, Sub-Subtenant shall indemnify and hold Sub-Sublandlord harmless from all loss or liability resulting from such failure, including without limitation (i) any claims of Master Landlord against Sub-Sublandlord for failure to surrender the Sub-Sublease Premises at the time and in the manner required under the Master Lease or for violating any term of the Master Lease, (ii) any claims of Chinook against Sub-Sublandlord for failure to surrender the Sub-Sublease Premises at the time and in the manner required under the Perfect Day Sublease or for violating any term of the Perfect Day Sublease, and (iii) any claims made by any succeeding tenant or other third party based upon such failure. This indemnification obligation shall survive the expiration or earlier termination of this Sub-Sublease. The provisions of this Section 4.11 are in addition to and do not limit Sub-Sublandlord’s rights or Sub-Subtenant’s obligations under this Sub-Sublease.

4.12 Parking. Throughout the Sub-Sublease Term, Sub-Subtenant shall have the parking rights of Tenant pursuant to Section 2.5 of the Master Lease, which requires that Sub-Subtenant lease at least 1.54 parking stalls for each 1,000 rentable square feet of the Sub-Sublease Premises in the parking facility serving the Building (the “Parking Facility”) at the rate charged for the Building per month per space. As and when Suites are Delivered, Sub-Subtenant shall be required to lease the number of stalls set forth in the table below, and Sub-Subtenant shall pay to Sub-Sublandlord together with each monthly payment of Base Rent (or at such other time as Sub-Sublandlord may designate), all amounts Sub-Sublandlord is obligated to pay to Master Landlord with respect to Sub-Subtenant’s use of such parking spaces, and otherwise complying with the requirements for use thereof imposed by Master Landlord or any operator of the Parking Facility. For the avoidance of doubt, Sub-Subtenant shall have the right, but not the obligation, to lease, subject to availability in accordance with the terms and conditions of Section 2.5 of the Master Lease, up to a maximum of 3.00 parking stalls for each 1,000 square feet of the rentable square footage of the Sub-Sublease Premises.

Suite	RSF	Parking Stalls
Suite 100	14,410	22
Suite 200	16,044	25

4.13 Financials. Sub-Subtenant represents and warrants to Sub-Sublandlord that all financial statements previously provided by Sub-Subtenant to Sub-Sublandlord fairly present the financial condition of Sub-Subtenant as of the date of such financial statements. Sub-Subtenant agrees to provide to Sub-Sublandlord forty-five (45) days after the end of each calendar year, current financial statements for Sub-Subtenant, certified as accurate by Sub-Subtenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor’s statement and a copy of the current bank statement. Notwithstanding anything to the contrary herein, Sub-Subtenant shall deliver to Sub-Sublandlord the most current unaudited financials then available prepared in the ordinary course of Sub-Subtenant’s business within ten (10) days of request thereof. All such financial statements will be delivered to Sub-Sublandlord in confidence and shall only be used for purposes of evaluating and confirming the financial strength of Sub-Subtenant as compared to the projections provided to Sub-Sublandlord as a basis for entering into this Sub-Sublease.

4.14 Alterations. Sub-Subtenant shall not perform any alterations or improvements (“Alterations”) within the Sub-Sublease Premises without the prior consent of Sub-Sublandlord (which Sub-Sublandlord may withhold in accordance with the terms of the Master Lease incorporated herein), Chinook, and Master Landlord. Sub-Subtenant may obtain consent for any Alterations in the Sub-Sublease Premises from Master Landlord and Chinook directly if permitted by Master Landlord and Chinook, but Sub-Sublandlord shall cooperate to make such requests. In addition, Sub-Subtenant shall be directly responsible for the work and the costs associated with any Alterations in the Sub-Sublease Premises including fees payable to Master Landlord, costs payable to Chinook in determining whether to provide its consent, and any costs incurred by Sub-Sublandlord in determining whether to provide its consent. Throughout the Sub-Sublease Term, Sub-Sublandlord shall provide Sub-Subtenant with reasonable access, with reasonable prior written notice to Sub-Sublandlord’s Master Sublease Premises to lay, install, maintain and remove data and telecommunications cabling and equipment within building risers, ceilings and interior portions of the Building. Sub-Subtenant will use commercially reasonable efforts to coordinate the scheduling of such repairs with Sub-Sublandlord to minimize impact on Sub-Sublandlord’s operations. Notwithstanding anything to the contrary contained herein, in connection with Sub-Subtenant’s exercise of its rights under this Sub-Sublease to enter the Master Sublease Premises, Sub-Subtenant and Sub-Subtenant’s employees or agents shall adhere to all applicable laws and Sub-Sublandlord’s reasonable security and health and safety protocols.

4.15 Janitorial. Sub-Sublandlord shall have no obligation to provide janitorial services to the Sub-Sublease Premises, and Sub-Subtenant shall contract directly, and at its sole cost and expense, with the janitorial company for the Building for such janitorial services.

4.16 Utilities. From and after the applicable Delivery Date, Sub-Subtenant shall pay for all electricity and water utilized at the Sub-Sublease Premises as reasonably determined by Sub-Sublandlord. At any time during the Sub-Sublease Term, Sub-Subtenant may install separate meters to measure electricity and/or water usage at the Sub-Sublease Premises. Sub-Subtenant shall pay such costs within ten (10) days of receipt of an invoice therefor, or if billed directly to Sub-Subtenant by the utility company, prior to the date such invoice becomes past due.

4.17 Intentionally deleted.

4.18 Intentionally deleted.

4.19 Perfect Day Sublease Provisions Binding on Sub-Subtenant. (a) Subject to the terms of Section 4.19(b) below, all of the terms, conditions, and provisions contained in the Perfect Day Sublease are incorporated herein as terms and conditions of this Sub-Sublease as incorporated herein. This Sub-Sublease is and shall be at all times subject and subordinate to the Perfect Day Sublease. Sub-Subtenant acknowledges that Sub-Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Perfect Day Sublease (to the extent the same has not been redacted). Sub-Subtenant shall not commit or permit to be committed any act or omission which shall violate any term or condition of the Perfect Day Sublease. Additionally, Sub-Subtenant’s rights under this Sub-Sublease shall be subject to the terms of the Consent. Sub-Subtenant shall take the Sub-Sublease Premises subject to and be bound by all of the provisions of the Perfect Day Sublease, and during the Sub-Sublease Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sub-Sublease, shall, subject to the terms of Section 4.1(b) below, comply with and shall be obligated to perform all of Sub-Sublandlord’s obligations, duties and liabilities in, under and with respect to the Perfect Day Sublease as incorporated herein, and shall indemnify, and protect, defend and hold Sub-Sublandlord harmless, from and against all actions, claims, demands, liability, costs and expenses including without limitation, reasonable attorneys’ fees and expenses for the defense thereof, arising in connection therewith, except to the extent arising specifically from acts, omissions or the negligence of Sub-Sublandlord, its agents, employees or contractors at a particular Suite prior to the Delivery Date with respect to each Suite.

(b) In addition to the obligations of Sub-Subtenant under the terms of this Sub-Sublease as set forth in the other paragraphs of this Sub-Sublease (and except as otherwise expressly provided to the contrary in this Sub-Sublease), Sub-Subtenant shall also have and perform for the benefit of Sub-Sublandlord all obligations of the “Subtenant” as are set forth in the Perfect Day Sublease, which are hereby incorporated into this Sub-Sublease as though set forth herein in full, substituting “Base Sublease Rent” with the Base Sub-Sublease Rent under this Sub-Sublease, “Sublandlord” is the Sub-Sublandlord under this Sub-Sublease, “Subtenant” is the Sub-Subtenant under this Sub-Sublease, “Subtenant’s Pro Rata Share” is Sub-Subtenant’s Pro Rata Share under this Sub-Sublease, the “Sublease Term” is the Sub-Sublease Term under this Sub-Sublease, a “Suite” a Suite under this Sub-Sublease, “Delivery Date” is a Delivery Date under this Sub-Sublease, and the “Sublease Expiration Date” is the Sub-Sublease Expiration Date under this Sub-Sublease; provided, however, that Sub-Subtenant’s obligations under the Perfect Day Sublease shall be limited to obligations first arising during the Sub-Sublease Term or any subsequent period in which Sub-Subtenant is occupying the Sub-Sublease Premises. Notwithstanding the foregoing, Sub-Sublandlord shall, at Sub-Subtenant’s request, use commercially reasonable efforts to cause Chinook to perform Chinook’s obligations under the Perfect Day Sublease, but Sub-Sublandlord shall not be obligated to perform for the benefit of Sub-Subtenant any of the obligations of Chinook under the Perfect Day Sublease; and the following provisions of the Perfect Day Sublease shall not apply to this Sub-Sublease:

•

Sections 1.3, 2.1, 2.2, 2.3, 3.2, 3.3, 3.4, 3.6.1, 4.1, 4.2, 4.4, 4.6, 4.9, 4.10, 4.12 4.15 (the first sentence only), 4.17 4.18, 5.1, 5.13, 5.17 and Exhibits A-1, A-2, and B, and Schedules 3.6-1 3.6-2 and 4.4 of the Perfect Day Sublease.

Except as explicitly provided herein with regard to Master Lease provisions, whenever any period for notice from “Subtenant” to “Sublandlord” is specified under the Perfect Day Sublease, or any period within which “Subtenant” is required to do anything under the Perfect Day Sublease, the period applicable to Sub-Subtenant’s obligation to give such notice to Sub-Sublandlord or to perform under this Sub-Sublease shall be three (3) days shorter than the corresponding period applicable to “Subtenant” under the Perfect Day Sublease (so that Sub-Sublandlord shall always have at least three (3) days within which to give its own notice or performance to Chinook); further, wherever any period for notice from “Sublandlord” to “Subtenant” is specified under the Perfect Day Sublease, Sub-Sublandlord shall similarly have an additional period of at least three (3) days within which to give notice to Sub-Subtenant under this Sub-Sublease. In the event of a conflict between the express provisions of this Sub-Sublease and the provisions of the Perfect Day Sublease as incorporated herein, as between Sub-Sublandlord and Sub-Subtenant, the provisions of this Sub-Sublease shall control.

4.20 Chinook’s Obligations. Sub-Subtenant agrees that Sub-Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Chinook under the Perfect Day Sublease except as incorporated herein, and, insofar as any of the covenants, agreements and obligations of Sub-Sublandlord hereunder are required to be performed under the Perfect Day Sublease by “Sublandlord” thereunder, Sub-Subtenant acknowledges and agrees that Sub-Sublandlord shall look to Chinook for such performance. In addition, Sub-Sublandlord shall have no obligation to perform any repairs required of Chinook under the Perfect Day Sublease, nor shall any representations or warranties made by Chinook under the Perfect Day Sublease be deemed to have been made by Sub-Sublandlord. Except to the extent caused by Sub-Sublandlord’s gross negligence or willful misconduct or breach of this Sub-Sublease, Sub-Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Chinook. Notwithstanding the foregoing, Sub-Sublandlord shall use good faith efforts, under the circumstances, to secure such performance upon Sub-Subtenant’s request to Sub-Sublandlord to do so. Sub-Sublandlord shall perform or cause to be performed all of its obligations under the Perfect Day Sublease to the extent not the obligation of Sub-Subtenant assumed under this Sub-Sublease.

ARTICLE 5 - MISCELLANEOUS

5.1 Notices. All notices, demands, consents, or other instruments or communications provided for under this Sub-Sublease, or otherwise given under or in connection with this Sub-Sublease, shall be in writing, shall be signed by or on behalf of the party giving the same, and shall be deemed properly given and received when the same is actually received or refused if a copy thereof, addressed to the recipient at the address set forth below, is delivered personally, by messenger service, by a nationally-recognized commercial overnight courier service such as Federal Express, or by certified or registered mail, return receipt requested. All such notices shall be delivered or sent with transmission, postage, and/or delivery charges paid, to the address of the intended recipient set forth below or such other address as such party may designate by written notice given to the other party in accordance with the terms set forth in this Section 5.1.

All notices to Sub-Sublandlord shall be addressed to Sub-Sublandlord at the following address:

Perfect Day, Inc.

740 Heinz Avenue

Berkeley, CA 94710-2224

Attention: Legal

All notices to Sub-Subtenant shall be addressed to Sub-Subtenant at the following address:

Carmot, Inc.

740 Heinz Avenue, Suite 100

Berkeley, CA 94710-2224

Attention: Stig Hansen

5.2 No Implied Waiver. No failure by Sub-Sublandlord to insist upon the strict performance of any term, covenant or agreement contained in this Sub-Sublease, no failure by Sub-Sublandlord to exercise any right or remedy under this Sub-Sublease, and no acceptance of full or partial payment during the continuance of any default by Sub-Subtenant, shall constitute a waiver of any such term, covenant or agreement, or a waiver of any such right or remedy, or a waiver of any such default by Sub-Subtenant.

5.3 Entire Agreement - No Representation. This Sub-Sublease and all exhibits referred to herein, constitute the final and complete expression of the parties’ agreements with respect to the subject matter hereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein. Sub-Sublandlord and Sub-Subtenant acknowledge and agree that, except as otherwise may be specifically provided for herein, neither party has made any representations, warranties, or agreements to or on behalf of the other party as to any matter concerning the Sub-Sublease Premises or this Sub-Sublease.

5.4 Rights to Cure. If Sub-Subtenant fails to perform any of its obligations under this Sub-Sublease after expiration of applicable notice, grace or cure periods, then Sub-Sublandlord may, but shall not be obligated to, perform any such obligations for Sub-Subtenant’s account. All costs and expenses reasonably incurred by Sub-Sublandlord in performing any such act for the account of Sub-Subtenant shall be deemed Rent payable by Sub-Subtenant to Sub-Sublandlord upon demand, together with interest thereon at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate allowable under law from the date of the expenditure until repaid. If Sub-Sublandlord undertakes to perform any of Sub-Subtenant’s obligations for the account of Sub-Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sub-Sublandlord’s remedies. If Sub-Sublandlord fails to perform any of its obligations under this Sub-Sublease, the Perfect Day Sublease or the Master Lease after expiration of applicable notice, grace or cure periods provided thereunder, which obligations are not the obligations of Sub-Subtenant under this Sub-Sublease, then, with the consent of the Master Landlord or Chinook, Sub-Subtenant may, but shall not be obligated to, perform any such obligations for Sub-Sublandlord’s account. Sub-Sublandlord shall promptly reimburse Sub-Subtenant for all costs and expenses reasonably incurred by Sub-Subtenant in performing any such act for the account of Sub-Sublandlord, together with interest thereon at the ten percent (10%) per annum. If Sub-Subtenant undertakes to perform any of Sub-Sublandlord’s obligations for the account of Sub-Sublandlord pursuant hereto, the taking of such action shall not constitute a waiver of any of Sub-Subtenant’s remedies.

5.5 Modifications in Writing; Consents. No amendments or modifications of this Sub-Sublease, and no approvals, consents or waivers by Sub-Sublandlord under this Sub-Sublease, shall be valid or binding unless in writing and executed by the party to be bound thereby. In any instance when Sub-Sublandlord’s consent or approval is required under this Sub-Sublease, Sub-Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Master Landlord.

5.6 Severability. If any provision of this Sub-Sublease shall be invalid, illegal or unenforceable it shall not affect or impair the validity, legality or enforceability of any other provision of this Sub-Sublease, and there shall be substituted for the affected provision, a valid and enforceable provision as similar as possible to the affected provision.

5.7 Binding Effect. This Sub-Sublease shall extend to and be binding upon the heirs, personal representatives, successors and assigns of the respective parties hereto.

5.8 Survival of Provisions. Notwithstanding any termination of this Sub-Sublease, the same shall continue in full force and effect as to any provisions hereof which require observance or performance by Sub-Subtenant subsequent to termination and as to any provisions which required performance by Sub-Subtenant prior to such termination but which Sub-Subtenant failed to perform at such time.

5.9 Applicable Law. This Sub-Sublease shall be interpreted and enforced according to the laws of the State of California.

5.10 Counterparts, Execution. This Sub-Sublease may be executed in counterparts and, when counterparts of this Sub-Sublease have been executed and delivered by all of the parties hereto, this Sub-Sublease shall be fully binding and effective, just as if all of the parties hereto had executed and delivered a single counterpart hereof. Without limiting the manner in which execution of this Sub-Sublease may otherwise be effected hereunder, execution by any party may be effected by facsimile or PDF transmission of a signature page hereof executed by such party. If any party effects execution in such manner, such party shall also promptly deliver to the other parties the counterpart physically signed by such party, but the failure of any such party to do so shall not invalidate the execution hereof effected by facsimile or PDF transmission.

5.11 Attorneys’ Fees. The provisions of Section 11.3 (Attorneys’ Fees) of the Original Master Lease are hereby incorporated by reference.

5.12 Accord and Satisfaction. No payment by Sub-Subtenant or receipt by Sub-Sublandlord of a lesser amount than the rent and other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charge, nor shall any endorsement or statement on any check or any letter accompanying a check or payment as rent or other charges be deemed an accord or satisfaction. Sub-Sublandlord may accept such check or payment without charge or pursue any other remedy in this Sub-Sublease.

5.13 Brokers’ Commissions. Each party represents and warrants to the other that it has taken no act nor permitted any act to be taken pursuant to which it or the other party hereto might incur any claim for brokerage commissions or finder’s fees in connection with the execution of this Sub-Sublease other than CRESA (Matt Elmquist) representing Sub-Sublandlord and Sub-Subtenant. Sub-Sublandlord shall pay CRESA (Matt Elmquist) pursuant to the terms and conditions of a separate written agreement between Sub-Sublandlord and CRESA Global, Inc. and Sub-Subtenant shall have no obligation or liability related thereto. Each party agrees to indemnify, defend and hold the other harmless against all liabilities and costs arising from a breach of such representation and warranty, including, without limitation, for attorneys’ fees and costs in connection therewith.

5.14 Limitation of Liability. Except in connection with fraud or willful misconduct, in no event shall Sub-Sublandlord or its stockholders, principals, officers, directors, employees, lenders, or agents be liable to Sub-Subtenant for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage. Except in connection with fraud or willful misconduct or as otherwise expressly set forth herein, in no event shall Sub-Subtenant or its stockholders, principals, officers, directors, employees, or agents be liable to Sub-Sublandlord for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage except in the event that Sub-Subtenant holds over in possession of the Sub-Sublease Premises after the Sub-Sublease Expiration Date.

5.15 CASp; Required Accessibility Disclosure. Sub-Sublandlord hereby advises Sub-Subtenant that the Project has not undergone an inspection by a certified access specialist, and except to the extent expressly set forth in this Lease, Sub-Sublandlord shall have no liability or responsibility to make any repairs or modifications to the Sub-Sublease Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction- related accessibility standards within the premises. [Cal. Civ. Code Section 1938(e)]. Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and shall be subject to Master Landlord’s prior written consent.”

5.16 Confidentiality. The parties agree that they shall not, without the other party’s prior written consent, which consent may be withheld by a party in its sole and absolute discretion, use the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks (collectively, “Name/Logo”) of the other party or its parent, affiliated or subsidiary companies, employees, directors, shareholders, assigns, successors or licensees (a) in any advertising, publicity or promotion or (b) in any manner other than expressly in accordance with this Sub-Sublease. Furthermore, Sub-Subtenant acknowledges that the content of this Sub-Sublease and any related documents are confidential information. Sub-Subtenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Sub-Subtenant’s financial, legal and space planning consultants, or its directors, officers, employees, attorneys, accountants, affiliates, lenders, prospective lenders, prospective purchasers, brokers, and current and potential partners or investors, or to the extent that disclosure is mandated by applicable laws.

5.17 Representations and Warranties: Sub-Sublandlord represents and warrants to Sub-Subtenant that: (i) subject to redactions, a true and correct copy of the Master Lease is attached as Exhibit A-1 and the Master Lease is in full force and effect and there have been no amendments, modifications or supplements to the Master Lease except as attached as Exhibit A1, (ii) Sub-Sublandlord has no knowledge of any claim by Master Landlord that Sub-Sublandlord or Chinook is in default or breach of any of the provisions of the Master Lease, (iii) neither Sub-Sublandlord nor, to Sub-Sublandlord’s knowledge, Chinook is in default or breach in any material respect of any of the provisions of the Master Lease, (iv) subject to redactions, a true and correct copy of the Perfect Day Sublease is attached as Exhibit B and the Perfect Day Sublease is in full force and effect and there have been no amendments, modifications or supplements to the Perfect Day Sublease except as attached as Exhibit B, (v) Sub-Sublandlord has no knowledge of any claim by Chinook that Sub-Sublandlord is in default or breach of any of the provisions of the Perfect Day Sublease, and (iv) Sub-Sublandlord is not in default or breach in any material respect of any of the provisions of the Perfect Day Sublease. Sub-Sublandlord represents and warrants to Sub-Subtenant that a true and correct list of the Existing Subleases and the applicable expiration dates is attached as Exhibit A-2 and the Existing Subleases are in full force and effect and there have been no amendments, modifications or supplements to the Existing Subleases except as list on Exhibit A-2. Sub-Sublandlord represents and warrants that it has not previously granted and shall not grant use of the Sub-Sublease Premises to any other parties or occupants except for the shared use of the Shared Areas and common areas identified on Exhibit C by other subtenants. Sub-Sublandlord agrees not to modify any of Existing Subleases in a manner that extends the term thereunder or otherwise adversely affects the rights of Sub-Subtenant without Sub-Subtenant’s prior written consent, in Sub-Subtenant’s sole and absolute discretion.

Each party hereto represent to the other that it has the authority and power to enter into this Sub-Sublease, to perform its obligations under this Sub-Sublease and to complete the transactions contemplated by this Sub-Sublease. Each party hereto represent to the other that it has taken all action necessary to authorize the execution and delivery of this Sub-Sublease and the performance by such party of its obligations under this Sub-Sublease. Each party hereto represent to the other that this Sub-Sublease has been duly executed and delivered by such party and constitutes a valid, binding and enforceable obligation of such party, subject to receipt of the Consent. Except for the Consent, each party represents to the other that it is not required to obtain any consent, approval or authorization from, or to make any filing with, any person (including any governmental authority) in connection with, or as a condition to, the execution and delivery of this Sub-Sublease or the performance by such party of its obligations under this Sub-Sublease.

5.18 Termination of Perfect Day Sublease: Sub-Sublandlord agrees not to terminate the Perfect Day Sublease voluntarily, or take any intentional action giving rise to a termination right under the Perfect Day Sublease or the Master Lease, or modify or waive any provisions under the Perfect Day Sublease or the Master Lease that would conflict with the terms of this Sub-Sublease, or, to the extent that they apply to the Sub-Sublease Premises, make any elections, exercise any right or remedy or give any consent or approval under the Perfect Day Sublease or the Master Lease, without Sub-Subtenant’s prior written consent, in Sub-Subtenant’s sole and absolute discretion. Sub-Subtenant and Sub-Sublandlord will each refrain from any act or omission that would result in the failure or breach of any of the covenants, provisions or conditions of the Master Lease on the part of the Tenant under the Master Lease or the covenants, provisions or conditions of the Perfect Day Sublease on the part of the Subtenant under the Perfect Day Sublease; provided that Sub-Sublandlord shall have no liability to Sub-Subtenant for the failure of Sub-Subtenant to perform its obligations under this Sub-Sublease, including those obligations incorporated from the Master Lease.

5.19 Master Landlord’s Performance: To the extent that the provision of any act with respect to the Sub-Sublease Premises or the Building is the responsibility of the Master Landlord, (collectively, “Master Landlord Obligations”), upon Sub-Subtenant’s request, Sub-Sublandlord shall make commercially reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations.

5.20 Building Access. Sub-Subtenant shall have access to the Building and the Premises twenty four (24) hours per day, seven (7) days per week, subject to full or partial closures which may be required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access by Master Landlord pursuant to the Master Lease.

5.21 Exhibits. All Exhibits and Schedules attached to this Sub-Sublease are hereby incorporated herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Sub-Sublease to be executed the day and year first above written.

SUB-SUBLANDLORD:	PERFECT DAY, INC.,
a Delaware corporation

	By:	/s/ Ryan Pandya
	Name:	Ryan Pandya
	Title:	CEO / Cofounder

SUB-SUBTENANT:	CARMOT THERAPEUTICS, INC.,
a Delaware corporation

	By:	/s/ Stig Hansen
	Name:	Stig Hansen
	Title:	CEO

List of Exhibits

Exhibit A-1 – Redacted Copy of Master Lease

Exhibit A-2 – List of Existing Subleases

Exhibit B – Redacted Copy of Perfect Day Sublease

Exhibit C – Floor Plans of Sublease Premises

Exhibit D – Form of Letter of Credit

Schedule 3.6-2 – List of Optional Building Services

Schedule 4.4 – List of Furniture

S - 1

EXHIBIT A-1

MASTER LEASE

[Attached – See Exhibit B]

EXHIBIT A-1

EXHIBIT A-2

EXISTING SUBLEASES

1.

Chinook subleased Suite 2-B1 (aka the Suite 200 Lab Space) to Upside Foods, Inc. (fka Memphis Meats, Inc.), a Delaware corporation, pursuant to that certain Sublease Agreement dated May 17, 2021, the term of which Sublease Agreement expires as of 12/31/2021.

EXHIBIT A-2

EXHIBIT B

REDACTED COPY OF PERFECT DAY SUBLEASE

EXHIBIT B

OFFICE/LABORATORY LEASE

BETWEEN

SEVENTH STREET PROPERTIES VII, LLC (LANDLORD)

AND

ADURO BIOTECH, INC. (TENANT)

740 Heinz Avenue

Berkeley, California

i

ARTICLE ALTERATIONS AND IMPROVEMENTS		35

9.1	TENANT ALTERATIONS	35

9.2	LIENS	36

ARTICLE 10 ASSIGNMENT AND SUBLETTING		36

10.1	ASSIGNMENT AND SUBLETTING	36

10.2	RECAPTURE	39

10.3	EXCESS RENT	39

10.4	TENANT LIABILITY	40

10.5	ASSUMPTION AND ATTORNMENT	40

10.6	PROCESSING EXPENSES	40

10.7	EFFECT OF IMPERMISSIBLE TRANSFER	41

ARTICLE 11 DEFAULT AND REMEDIES		41

11.1	EVENTS OF DEFAULT	41

11.2	LANDLORD’S REMEDIES	42

11.3	ATTORNEY’S FEES	44

11.4	BANKRUPTCY	45

11.5	LANDLORD’S DEFAULT	46

ARTICLE 12 SURRENDER OF PREMISES		46

12.1	IN GENERAL	46

12.2	LANDLORD’S RIGHTS	47

ARTICLE 13 HOLDING OVER		47

ARTICLE 14 DAMAGE BY FIRE OR OTHER CASUALTY		47

14.1	SUBSTANTIAL UNTENANTABILITY	47

14.2	INSUBSTANTIAL UNTENANTABILITY	48

14.3	RENT ABATEMENT	48

14.4	WAIVER OF STATUTORY REMEDIES	49

ARTICLE 15 EMINENT DOMAIN		49

15.1	TAKING OF WHOLE OR SUBSTANTIAL PART	49

15.2	TAKING OF PART	49

15.3	COMPENSATION	50

ARTICLE 16 INSURANCE		50

16.1	TENANT’S INSURANCE	50

16.2	FORM OF POLICIES	50

16.3	LANDLORD’S INSURANCE	51

16.4	WAIVER OF SUBROGATION	51

16.5	NOTICE OF CASUALTY	52

ARTICLE 17 WAIVER OF CLAIMS AND INDEMNITY		52

17.1	WAIVER OF CLAIMS	52

17.2	INDEMNITY BY TENANT	53

17.3	WAIVER OF CONSEQUENTIAL DAMAGES	53

ARTICLE 18 RULES AND REGULATIONS		53

18.1	RULES	53

18.2	ENFORCEMENT	54

ARTICLE 19 LANDLORD’S RESERVED RIGHTS		54

ARTICLE 20 ESTOPPEL CERTIFICATE		54

20.1	TENANT ESTOPPEL	54

20.2	ENFORCEMENT	55

20.3	LANDLORD ESTOPPEL	55

ARTICLE 21 [INTENTIONALLY OMITTED]		55

ARTICLE 22 REAL ESTATE BROKERS		55

ARTICLE 23 MORTGAGEE PROTECTION		56

23.1	SUBORDINATION AND ATTORNMENT	56

23.2	MORTGAGEE PROTECTION	57

ARTICLE24 NOTICES		57

ARTICLE25 OFAC		58

ARTICLE 26 MISCELLANEOUS		58

26.1	LATE CHARGES	58

26.2	NO JURY TRIAL; VENUE; JURISDICTION	59

26.3	NO DISCRIMINATION	59

26.4	FINANCIAL STATEMENTS	60

26.5	OPTION	60

26.6	TENANT AUTHORITY	60

26.7	ENTIRE AGREEMENT	60

26.8	MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE	60

26.9	EXCULPATION	61

26.10	ACCORD AND SATISFACTION	61

26.11	LANDLORD’S OBLIGATIONS ON SALE OF BUILDING	61

26.12	BINDING EFFECT	61

26.13	CAPTIONS	61

26.14	TIME; APPLICABLE LAW; CONSTRUCTION	62

26.15	ABANDONMENT	62

26.16	LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES	62

26.17	SECURITY SYSTEM	62

26.18	NO LIGHT, AIR OR VIEW EASEMENTS	63

26.19	RECORDATION	63

26.20	SURVIVAL	63

26.21	TENANT’S CONTRACTORS, SUBCONTRACTORS AND VENDORS	63

26.22	COUNTERPARTS	63

26.23	EXHIBITS AND RIDERS	64

OFFICE/LABORATORY LEASE

ARTICLE 1

BASIC LEASE PROVISIONS

1.1 BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)	BUILDING AND ADDRESS:

740 Heinz Avenue

Berkeley, California 94710

(2)	LANDLORD AND ADDRESS:

Seventh Street Properties VII, LLC

1120 Nye Street, Suite 400

San Rafael, California 94901

Notices to Landlord shall be addressed:

Seventh Street Properties VII, LLC

c/o Wareham Property Group

1120 Nye Street, Suite 400

San Rafael, California 94901

With a copy to:

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94901

Attention: David H. Kremer, Esq.

(3)	TENANT AND CURRENT ADDRESS:

(a)	Name: Aduro Biotech, Inc.

(b)	State of Delaware: Corporation

(c)	Federal Tax Identification Number: 94-3348934

Tenant shall promptly notify Landlord of any change in the foregoing items.

Notices to Tenant shall be addressed:

Prior to the Commencement Date:

626 Bancroft Way, #3C

Berkeley, California 94710-2224

Attention: President

On and after the Commencement Date:

At the Premises

Attention: President

(4) DATE OF THIS LEASE: September 11, 2015

(5) LEASE TERM: Commencing on the Commencement Date and continuing through the last day of the one hundred forty-fourth (144th) full calendar month following the Commencement Date; provided, however in the event Tenant exercises the Expansion Option (as defined in Rider 2 to this Lease), then the Lease Term shall automatically continue through the last day of the one hundred forty-fourth (144th) full calendar month following the later to occur of the Phase II Commencement Date or the Phase III Commencement Date (as such terms are defined in Rider 2 to this Lease), subject in all cases to the options set forth in Section 2.6 below.

(6) PROJECTED COMMENCEMENT DATE: June 1, 2016

(7) EXPIRATION DATE: The last day of the one hundred forty-fourth (144th) full calendar month following the last to occur of the Commencement Date and, if the Expansion Option is exercised, the Phase II Commencement Date or the Phase III Commencement Date, as applicable.

(8) MONTHLY BASE RENT: An amount determined by multiplying the Rentable Area of the Premises (as the same may exist from time-to-time) by the Applicable Monthly Base Rate. As used herein, the “Applicable Monthly Base Rate” shall be an amount equal to XXXX XXXXXXXXXXXXXXXXX for the twelve (12) month period following the Commencement Date (which twelve (12) month period shall include any partial calendar month following the Commencement Date if the Commencement Date is other than the first (1st) day of a calendar month), which amount shall increase by a compounded XXXX percent (XXX)on the first, second, third, fourth and fifth annual anniversaries of the Commencement Date, and by a compounded XXX percent XXX on the sixth annual anniversary of the Commencement Date and each annual anniversary thereafter.

(9) RENTABLE AREA: Shall mean the rentable square footage based on the standards applicable to the measurement of gross area of a “single-tenant” building in accordance with the Office Buildings: Standard Methods of Measurement, ANSI/BOMA Z65.3-2009. However, notwithstanding anything to the contrary contained herein, in the event Tenant does not exercise the Expansion Option, then the rentable area of the Premises shall be re- measured by Landlord’s architect based on the standards applicable to a “multi-tenant” building in accordance with the Office Buildings: Standard Methods of Measurement, ANSI/BOMA Z65.1-2010 Method B and the economic terms of this Lease that are based on the rentable square footage (e.g. Monthly Base Rent, Tenant’s Share, Rent Adjustments, parking allocation, and Tenant Improvement Allowance) shall be retroactively adjusted, with Landlord or Tenant providing a “true-up” payment to the other, as applicable.

(10) SECURITY DEPOSIT: XXXXXXX, subject to adjustment as provided in Rider 2.

(11) PREMISES: A portion of the first floor containing approximately 4,181 square feet of Rentable Area, the entire leasable area located on the third (3rd) floor containing approximately 27,010 square feet of Rentable Area, and the entire leasable area on the fourth (4th) floor containing approximately 25,261 square feet of Rentable Area, all as outlined on Exhibit A hereto (such portions of the Building collectively hereafter the “Phase I Premises”), but subject to Tenant’s exercise of the Expansion Option regarding the Phase II Premises and the Phase III Premises (as each are defined in Rider 2 to this Lease). Landlord and Tenant acknowledge that the first floor portion of the Phase I Premises may be subject to adjustment in accordance with Landlord’s approval of the Space Plan; provided, however, such portion of the Premises shall in any event be in the general location and general configuration as shown on Exhibit A hereto and shall in no event contain less than 4,181 square feet of Rentable Area.

(12) TENANT’S USE OF PREMISES: General office, research and development use, including laboratory use.

(13) PARKING: Up to three (3) unreserved parking spaces for each 1,000 square feet of Rentable Area of the Premises.

(14) BROKERS:

Landlord’s Broker: Kidder Mathews

Tenant’s Broker: Cresa Partners (Bay Area, Inc.)

ENUMERATION OF EXHIBITS AND RIDER

The Exhibits and Rider set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A	Outline of the Premises

EXHIBIT B	Workletter Agreement

EXHIBIT C-1	Laboratory Rules and Regulations

EXHIBIT C-2	Rules and Regulations

RIDER 1	Commencement Date Agreement

RIDER 2	Additional Provisions

1.2 DEFINITIONS

For purposes hereof, in addition to terms defined elsewhere in this Lease, the following terms shall have the following meanings:

AFFILIATE: Any corporation or other business entity that is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant or Landlord, as the case may be.

BUILDING: The building located at the address specified in Section 1.1(1). The Building may include office, laboratory, retail and other uses.

CABLE: As defined in Section 8.2.

COMMENCEMENT DATE: The date determined in accordance with Article 2.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not require a building permit, are not visible from outside of the Premises, and which do not involve any of the structural elements of the Building, or any of the Building’s systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT: As defined in Section 11.1.

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T.&S.A. at its San Francisco main office as its base lending reference rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

EARLY POSSESSION DATE: The date specified in a written notice to Landlord, as provided in Section 2.3, upon which Tenant will take possession of the Premises prior to the Substantial Completion of the Landlord Work.

EXPIRATION DATE: The date specified in Section 1.1(7).

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

GREEN BUILDING STANDARDS: One or more of the following: the U.S. EPA’s Energy Star® Portfolio Manager, the Green Building Initiative’s Green Globes™ building rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED®) building rating system, the ASHRAE Building Energy Quotient (BEQ), the Global Real Estate Sustainability Benchmark (GRESB), or other standard for high performance buildings adopted by Landlord with respect to the Building or the Project, as the same may be revised from time to time.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building and Project are located.

LANDLORD WORK: The construction or installation of improvements to the Premises, to be furnished by Landlord as specifically described in the Workletter or exhibits attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all Exhibits and Riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

LEASEHOLD IMPROVEMENTS: As defined in Section 12.1.

MONTHLY BASE RENT: The monthly rent specified in Section 1.1(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays reasonably recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property, including, without limitation, property management fees not to exceed 3.5% of gross revenues; costs and expenses of any capital improvements which shall be amortized over a period reasonably determined by Landlord together with interest thereon at a rate reasonably determined by Landlord; an equitable allocation of management office expenses (including, without limitation, office rent, supplies, equipment, salaries, wages, bonuses and other compensation relating to employees of Landlord or its agents engaged in the management, operation, repair, or maintenance of the Aquatic Park Center Campus); and, if applicable, the cost of operating BART shuttle service and a fitness center and conference center that is available for use by Tenant (which centers may be located in other buildings in the Aquatic Park Center Campus owned by Landlord or affiliates of Landlord), as reasonably determined by Landlord. Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Project, (ii) costs of goods or services to the extent billed directly to other tenants of the Project (other than as reimbursement of general operating expenses), (iii) depreciation charges, (iv) interest and principal payments on loans (except for loans for capital improvements which Landlord may include in Operating Expenses), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs to the extent Landlord has been reimbursed for the same by insurance proceeds, condemnation awards, third party warranties or other third parties (other than tenant’s reimbursement of general operating expenses), (ix) expenses incurred in negotiating leases of tenants in the Project or enforcing lease obligations of tenants in the Project, (x) Landlord’s general corporate overhead, (xi) costs incurred in connection with a sale, financing, refinancing or transfer of all or any portion of the Project, (xii) payments to affiliates of Landlord for goods or services to the extent the same are materially in excess of what would be paid to non-affiliated parties of similar experience, skill and expertise for such goods or services in an arm’s length transaction; and (xiii) costs incurred to comply with Laws relating to the removal and remediation of any Hazardous Material provided, however, that any costs incurred in the cleanup or remediation of de minimis amounts of Hazardous Materials customarily used in office buildings or used to operate motor vehicles and customarily found in parking facilities shall be included as Operating Expenses. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses for the Property that are not, in Landlord’s reasonable discretion, allocable solely to either the office, laboratory, or retail portion of the Building shall be equitably allocated by Landlord between/amongst such uses.

PREMISES: The space located in the Building described in Section 1.1(11) and as outlined on Exhibit A attached hereto.

PROJECT or PROPERTY: The Project consists of the office and laboratory/research building located at the street address specified in Section 1.1(1) in Berkeley, California, and associated surface and garage parking as designated by Landlord from time to time, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property.

PROJECT’S SUSTAINABILITY PRACTICES: The operations and maintenance practices for the Building, whether incorporated into the Building’s Rules and Regulations, construction rules and regulations or separate written sustainability policies of Landlord with respect to the Building or the Project, as the same may be revised from time to time so long as such revisions do not materially and negatively impact Tenant’s use of the Premises, addressing, among other things: energy efficiency; energy measurement and reporting; water usage; recycling, composting, and waste management; indoor air quality; and chemical use.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses and/or Taxes. The Rent Adjustments shall be determined and paid as provided in Article 4.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord’s estimate of the Rent Adjustment attributable to each month of the applicable calendar year (or partial calendar year) during the Term. On or before the Commencement Date and with each Landlord’s Statement (defined in Article 4), Landlord may estimate and notify Tenant in writing of its estimate of the Operating Expenses and of Taxes for such calendar year (or partial calendar year). Prior to the first determination by Landlord of the amount of Operating Expenses and of Taxes for the first calendar year (or partial calendar year), Landlord may estimate such amounts in the foregoing calculation. Landlord shall have the right from time to time during any calendar year to provide a new or revised estimate of Operating Expenses and/or Taxes and to notify Tenant in writing thereof, of corresponding adjustments in Tenant’s Rent Adjustment Deposit payable over the remainder of such year, and of the amount or revised amount due allocable to months preceding such change. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time during each year throughout the Term.

RENTABLE AREA OF THE PREMISES: The amount of square footage stipulated and/or determined, from time to time, pursuant to Section 1.1(9).

STANDARD OPERATING HOURS: Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 9:00 A.M. to 1:00 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete “punchlist” or similar minor corrective work. If Landlord shall be delayed in Substantial Completion due to a Tenant Delay, the date of Substantial Completion for purposes of determining the Commencement Date shall be the date when Substantial Completion would have occurred if there had been no Tenant Delay. Tenant acknowledges that the length of any Tenant Delay is to be measured by the duration of the delay in Substantial Completion caused by the event or conduct constituting Tenant Delay, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes.

TAXES: All federal, state and local governmental taxes, assessments, license fees and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control, or operation of the Property or any of its components (including any personal property used in connection therewith) or Landlord’s business of owning and operating the Property, which may also include any rental, revenue, general gross receipts or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any (i) federal, state or local inheritance, general income, gift or estate taxes, or (ii) state or local documentary transfer taxes in connection with a sale of the Property, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease.

TENANT ADDITIONS: Collectively, Landlord Work, Tenant Work and Tenant Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Landlord Work or Tenant Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord’s request pursuant to Section 6.1(b).

TENANT DELAY: Any act or omission of Tenant which delays Substantial Completion of the Landlord Work.

TENANT WORK: All work installed or furnished to the Premises by Tenant in connection with Tenant’s initial occupancy.

TENANT’S SHARE: The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, as determined by Landlord from time to time. Tenant acknowledges that the Rentable Area of the Premises or Building may change from remeasurement or otherwise during the Term or as a result of Tenant leasing additional space within the Building. Notwithstanding anything herein to the contrary, Landlord may equitably adjust Tenant’s Share for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project, provided such adjustment is done in accordance with sound real estate accounting and management principles, consistently applied.

TERM: The initial term of this Lease commencing on the Commencement Date and expiring on the Expiration Date, and extension of the initial term, if any.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

WORKLETTER: The Agreement regarding the manner of completion of Landlord Work and Tenant Work set forth on Exhibit B attached hereto.

ARTICLE 2

PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING

2.1 LEASE OF PREMISES

(a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease as of the date of such possession, except as otherwise expressly provided in this Lease.

(b) Tenant shall have the right to cause its Architect to verify and confirm the Rentable Area of the Premises and may make a written objection to the Rentable Area set forth in Section 1.1(11) above, as follows: (i) within thirty (30) days following Landlord’s notification to Tenant of the final Rentable Area respecting the portion of Premises located on the first floor, (ii) within thirty (30) days following the date of this Lease with respect to the Rentable Areas of the portion of Premises located on the 3rd floor and 4th floor. Additionally, in the event Tenant does not exercise the Expansion Option and Landlord’s architect re-measures the Rentable Area of the Premises as provided Section 1.1(9) above, then Tenant may make a written objection to the revised Rentable Area, as so determined by Landlord’s architect, within thirty (30) days following Tenant’s receipt of the same. If Tenant does not make a timely written objection to the Rentable Area as set forth, then Tenant shall be deemed to have stipulated and agreed as to the Rentable Area determined by Landlord or as set forth in this Lease, as applicable. In the event Tenant timely makes a written objection to the Rentable Area as set forth, then the parties shall cooperate in good faith to resolve the same.

2.2 TERM

(a) The Commencement Date shall be the date which is thirty (30) days after the earlier to occur of: (i) the Early Possession Date respecting the Phase I Premises or (ii) the issuance of a temporary or final certificate of occupancy, or equivalent, from the City of Berkeley for the Phase I Premises; provided, however in no event shall the Commencement Date be a date later than the Projected Commencement Date.

(b) Within thirty (30) days following the Commencement Date, Landlord and Tenant shall enter into an agreement (the form of which is attached hereto as Rider 1) confirming the Commencement Date. If Tenant fails to enter into such agreement, then the Commencement Date shall be the date designated by Landlord in such agreement.

2.3 DELIVERY OF POSSESSION

Landlord shall deliver possession to Tenant upon Substantial Completion of the Landlord Work. If Landlord shall be unable to timely give such possession for any reason, then this Lease shall not be void or voidable, nor shall Landlord be subject to any liability therefore. However, if possession has not been delivered with the Landlord Work Substantially Complete by December 31, 2015 (as such date shall be extended by any Tenant Delay and/or default on the part of Tenant (the “Outside Delivery Date”), then the Projected Commencement Date shall be extended on a day-for-day for each day beyond the Outside Delivery Date until Landlord delivers possession with the Landlord Work Substantially Complete. Notwithstanding the foregoing, following no less than thirty (30) days prior written notice from Tenant to Landlord, Landlord shall deliver possession of the Premises prior to Substantial Completion of the Landlord Work, and such entry shall be subject to all the provisions of this Lease other than the payment of Monthly Base Rent, including, without limitation, Tenant’s compliance with the insurance and indemnity requirements of this Lease. In connection with such early entry, Tenant agrees that it shall not in any way interfere with the progress of the Landlord Work. Should such early entry interfere with the progress of the Landlord Work, in Landlord’s judgment, then Landlord may demand that Tenant forthwith cease the activities that are causing such interference or vacate the Premises as necessary until such interference would not occur, and Tenant shall immediately comply with such demand.

2.4 CONDITION OF PREMISES

No later than August 31, 2016, Tenant shall notify Landlord in writing of any defects in the Landlord Work that are claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Landlord Work. Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of Landlord’s architect shall be final and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

2.5 PARKING

During the Term, Tenant shall lease from Landlord, at a minimum, 1.54 parking stalls for each 1,000 square feet of Rentable Area of the Premises for use by Tenant and its employees, guests and visitors. All such stalls shall be located on the Property or in the parking garage located at 710 Heinz Avenue and shall be leased by Tenant at the monthly rate of $100.00 for each stall during the first Lease Year, which rate shall increase on each annual anniversary thereafter at the rates set forth for increases to Monthly Base Rent as set forth in Section 1.1(8) above. Tenant may lease from Landlord, subject to availability, up to a maximum of 3.00 parking stalls for each 1,000 square feet of Rentable Area of the Premises. Landlord shall first endeavor to provide such additional parking stalls in the 710 Heinz Avenue garage, to the extent stalls in such garage are available and not committed to other tenants of the Aquatic Park Center Campus pursuant to a binding lease agreement. In addition, in the event Tenant elects to lease more than the minimum amount of stalls (i.e., 1.54 per 1,000) and if providing Tenant with the ability to effectively use such additional stalls will require Landlord to institute valet services, off-site parking or other measures due to stalls in the 710 Heinz Avenue garage being committed to other tenants of the Aquatic Park Center Campus pursuant to binding leases, then Tenant shall reimburse Landlord, as additional Rent hereunder, within ten (10) days of demand therefor for all costs actually incurred by Landlord in order to secure and provide such additional parking services and availability, which costs shall not include (i) costs of a capital nature, unless amortized as provided in the definition of Operating Expenses, or (ii) expenses or acquisition costs related to the construction or acquisition of additional parking areas. In the event Tenant fails at any time to pay the full amount of any such parking charges or reimbursements, then in addition to all other remedies available to Landlord hereunder, Tenant’s parking rights shall be reduced to the extent of Tenant’s failure to pay for the same. The locations and type of parking shall be designated by Landlord or Landlord’s parking operator from time to time, provided that in no event shall Tenant be required to use valet or off-site parking if the 710 Heinz Avenue garage have parking stalls that are not committed to other tenants within the Aquatic Park Center Campus pursuant to a binding lease. Tenant acknowledges and agrees that the parking stalls serving the Project may, subject to the other provisions of this Section 2.5, include tandem and/or valet parking and a mixture of stalls for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking stalls for vehicles larger than the striped size of the parking stalls. All vehicles utilizing Tenant’s parking privileges shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time. Tenant shall comply with any and all parking rules and regulations from time to time established by Landlord or Landlord’s parking operator, including a requirement that Tenant pay to Landlord or Landlord’s parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant’s parking privileges. Tenant shall not allow any vehicles using Tenant’s parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord or its parking operator for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord.

2.6 RENEWAL OPTIONS

(a) Tenant shall have the option to renew this Lease (“Renewal Option”) with respect to the entirety of the Premises (and including, if applicable, the entirety of the Expansion Premises taken pursuant to Rider 2) for two (2) consecutive additional terms of five (5) years each (each a “Renewal Term”), commencing upon expiration of the initial Term or the first Renewal Term, as applicable. Each Renewal Option must be exercised, if at all, by written notice given by Tenant to Landlord not later than twelve (12) months prior to commencement of the Renewal Term. If Tenant properly exercises a Renewal Option, then references in this Lease to the Term shall be deemed to include the Renewal Term. Tenant’s rights under this Section 2.6 shall, at the option of Landlord, be null and void and Tenant shall have no right to renew this Lease if on the date Tenant exercises a Renewal Option or on the date immediately preceding the commencement date of a Renewal Term (i) a Default beyond the applicable cure period shall have occurred and be continuing hereunder, or (ii) the named Tenant hereunder or pursuant to a Permitted Transfer (defined below), a Tenant Affiliate, does not occupy the entire Premises.

(b) If Tenant properly exercises a Renewal Option, then during such Renewal Term all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial Term shall apply during the Renewal Term, including without limitation the obligation to pay Rent Adjustments, except that (i) Tenant shall accept the Premises in their then “as-is” state and condition and Landlord shall have no obligation to make or pay for any improvements to the Premises, and (ii) during the Renewal Term the Monthly Base Rent payable by Tenant shall be the Fair Market Value during the Renewal Term as hereinafter set forth, except that in no event shall Monthly Base Rent during a Renewal Term be (i) less than ninety percent (90%) of the Monthly Base Rent in effect during the month immediately preceding the Renewal Term, or (ii) greater than one hundred fifteen percent (115%) of the Monthly Base Rent in effect during the month immediately preceding the Renewal Term.

(c) For purposes of this Section, the term “Fair Market Value” shall mean the rental rate, additional rent adjustment and other charges and increases, if any, for space comparable in size, location and quality of the Premises under primary lease (and not sublease) to new or renewing tenants, for a comparable term with base rent adjusted for the relative tenant improvement allowance, if applicable and taking into consideration such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in comparable science/laboratory buildings in Emeryville or Berkeley. The Fair Market Value shall not take into account any Tenant Alterations or other improvements paid for by Tenant.

(d) If Tenant properly exercises a Renewal Option, then Landlord, by notice to Tenant not later than six (6) months prior to commencement of the Renewal Term, shall indicate Landlord’s determination of the Fair Market Value. Tenant, within fifteen (15) days after the date on which Landlord provides such notice of the Fair Market Value shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s acceptance of Landlord’s determination of the Fair Market Value, or (ii) if Tenant disagrees with Landlords’ determination, provide Landlord with written notice of Tenant’s election to submit the Fair Market Value to binding arbitration (the “Arbitration Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Arbitration Notice within such fifteen (15) day period, Tenant shall have been deemed to have given the Binding Notice. If Tenant provides or is deemed to have provided Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein.

(e) If the parties are unable to agree upon the Fair Market Value for the Premises within ten (10) days after Landlord’s receipt of the Arbitration Notice, Fair Market Value as of commencement of the Renewal Term shall be determined as follows:

(1) Within ten (10)) days after the date Tenant delivers the Arbitration Notice, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the Fair Market Value for the Premises for a term equal to the Renewal Term from a broker or appraiser (“Tenant’s broker”) licensed in the State of California and engaged in the science/laboratory markets in Emeryville and Berkeley, California, for at least the immediately preceding five (5) years. If Landlord accepts such determination, Landlord shall provide written notice thereof within ten (10) days after Landlord’s receipt of such determination and the Base Rent for the Renewal Term shall be adjusted to an amount equal to the Fair Market Value determined by Tenant’s broker. Landlord shall be deemed to have rejected Tenant’s determination if Landlord fails to respond within the ten (10) day period.

(2) If Landlord provides notice that it rejects, or is deemed to have rejected, such determination, within twenty (20) days after receipt of the determination of Tenant’s broker, Landlord shall designate a broker or appraiser (“Landlord’s broker”) licensed in the State of California and possessing the qualifications set forth in (1) above. Landlord’s broker and Tenant’s broker shall name a third broker, similarly qualified, within five (5) days after the appointment of Landlord’s broker (“Neutral Broker”).

(3) The Neutral Broker shall determine the Fair Market Value for the Premises as of the commencement of the Renewal Term within fifteen (15) days after the appointment of such Neutral Broker by choosing the determination of the Landlord’s broker that was set forth in the initial notice delivered by Landlord pursuant to Section 2.6(d) or the Tenant’s broker that was delivered pursuant to Section 2.6(e)(1) which is closest to its own determination of Fair Market Value. The decision of the Neutral Broker shall be binding on Landlord and Tenant.

(f) Landlord shall pay the costs and fees of Landlord’s broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant’s broker in connection with such determination as well as the costs and fees of any broker who assists Tenant in the renewal. The costs and fees of the Neutral Broker shall be paid one-half by Landlord and one-half by Tenant.

(g) If the amount of the Fair Market Value has not been determined pursuant to this Section 2.6 as of the commencement of the Renewal Term, then Tenant shall continue to pay the Base Rent in effect during the last month of the initial Term until the amount of the Fair Market Value is determined. When such determination is made, Tenant shall pay any deficiency to Landlord upon demand.

(h) If Tenant is entitled to and properly exercises its Renewal Option, upon determination of Fair Market Value pursuant to this Section 2.6, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Expiration Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after determination of Fair Market Value and, provided the same is accurate, Tenant shall execute and return the Renewal Amendment to Landlord within ten (10) days after Tenant’s receipt of same, but an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

ARTICLE 3

RENT

Tenant shall pay to Landlord at the address specified in Section 1.1(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article 4, during the Term. Monthly Base Rent shall be paid monthly in advance on or prior to the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

ARTICLE 4

RENT ADJUSTMENTS AND PAYMENTS

4.1 RENT ADJUSTMENTS

From and after the Commencement Date, Tenant shall pay to Landlord Rent Adjustments with respect to each calendar year (or partial calendar year in the case of the year in which the Commencement Date and the Termination Date occur) as follows:

(a) The Rent Adjustment Deposit representing Tenant’s Share of Operating Expenses for the applicable calendar year (or partial calendar year), monthly during the Term with the payment of Monthly Base Rent;

(b) The Rent Adjustment Deposit representing Tenant’s Share of Taxes for the applicable calendar year (or partial calendar year), monthly during the Term with the payment of Monthly Base Rent;

(c) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.2. Rent Adjustments due from Tenant to Landlord for any calendar year (or partial calendar year) shall be Tenant’s Share of Operating Expenses for such calendar year (or partial calendar year) and Tenant’s Share of Taxes for such calendar year (or partial calendar year); and

(d) For purposes of determining Rent Adjustments, if the Building or Property is not fully occupied during all or a portion of any calendar year during the Term, Landlord shall make appropriate adjustments to the variable components of Operating Expenses for such calendar year (or partial calendar year), employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building or Property been fully occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such calendar year (or partial calendar year). In the event that the Property is not fully assessed for all or a portion of any calendar year (or partial calendar year) during the Term, then Taxes shall be adjusted to an amount which would have been payable in such calendar year (or partial calendar year) if the Property had been fully assessed.

4.2 STATEMENT OF LANDLORD

On or before April 1 of each calendar year (or as soon thereafter as practical), Landlord will furnish Tenant a statement (“Landlord’s Statement”) respecting the prior calendar year showing the following:

(a) Operating Expenses and Taxes for such calendar year;

(b) The amount of Rent Adjustments due Landlord for the last calendar year, less credit for Rent Adjustment Deposits paid, if any; and

(c) Any change in the Rent Adjustment Deposit due monthly in the current calendar year, including the amount or revised amount due for months preceding any such change pursuant to Landlord’s Statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord’s Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall, at Landlord’s option, either be directly refunded to Tenant by check or otherwise, or be credited to the Rent Adjustment Deposit next coming due. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section 4.2. Landlord’s failure to deliver Landlord’s Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant’s obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable calendar year (or partial calendar year). During the last complete calendar year or during any partial calendar year in which this Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant’s obligation to pay Rent Adjustments survives the expiration or termination of this Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.3 BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting and who shall not be paid on a contingency basis) shall have the right, for a period of sixty (60) days following the date upon which Landlord’s Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. Tenant shall pay for all costs of such examination, provided, however, if such examination results in a discrepancy of more than five percent (5%) in the actual Operating Expenses and Taxes from those shown on the Landlord’s Statement, such costs shall be reimbursed by Landlord, not to exceed XXXXXX If Tenant does not object in writing to Landlord’s Statement within ninety (90) days of Tenant’s receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord’s Statement shall be considered final and accepted by Tenant and Tenant shall be deemed to have waived its right to dispute Landlord’s Statement. If Tenant does dispute any Landlord’s Statement, Tenant shall deliver a copy of any such audit to Landlord at the time of notification of the dispute. If Tenant does not provide such notice of dispute and a copy of such audit to Landlord within such ninety day (90) day period, it shall be deemed to have waived such right to dispute Landlord’s Statement. Any amount due to Landlord as shown on Landlord’s Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. In no event shall Tenant be permitted to dispute any statement of Operating Expenses and Taxes unless Tenant has paid and continues to pay all Rent when due. Upon resolution of any dispute with respect to Operating Expenses and Taxes, Tenant shall either pay Landlord any shortfall or Landlord shall credit Tenant with respect to any overages paid by Tenant. The records obtained by Tenant shall be treated as confidential and neither Tenant nor any of its representatives or agents (including without limitation any financial or legal consultants) shall disclose or discuss the information set forth in the audit to or with any other person or entity (“Confidentiality Requirement”). Tenant shall indemnify and hold Landlord harmless for any losses or damages arising out of the breach of the Confidentiality Requirement.

4.4 TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal, state or local inheritance, general income, gift or estate taxes or state or local documentary transfer taxes in connection with a sale of the Property) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant’s personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from any Landlord Work, Tenant Work, Tenant Alterations, or any other improvements to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.4 shall not be included in any computation of Taxes payable pursuant to Sections 4.1 and 4.2.

ARTICLE 5

SECURITY

(a) Prior to the Commencement Date, Tenant shall deliver to Landlord and maintain until the Security Expiration Date (as defined below) a security deposit (the “Security Deposit”) the amount set forth in the Section 1.1(10) above. The Security Deposit may be in the form of cash (“Cash Deposit”) or a Letter of Credit (as hereinafter defined) or combination of the forgoing as provided herein. In the event of a draw upon the Letter of Credit or an application of the Cash Deposit in accordance with the requirements herein, then Tenant shall have an obligation to, within five (5) business days following such draw, post an additional Cash Deposit or Letter of Credit (or increase the stated amount of any Letter of Credit previously provided to Landlord) such that the aggregate amount posted to Landlord as a Security Deposit hereunder equals the then-applicable Security Deposit Value (as hereinafter defined). Any Letter of Credit shall be in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) issued by and drawable upon bank or financial institution reasonably approved by Landlord (the “Bank”) that meets at least two of the following three ratings standards as to its unsecured and senior, long-term debt obligations (not supported by third party credit enhancement): (a) “A” or better by Moody’s Investors Service, or its successor, (b) “BBB” or better by Standard & Poor’s Rating Service, or its successor; or (c) “A” or better by Fitch Ratings, or its successor (the “Rating Standard”). The Letter of Credit shall have a term of not less than one year, be payable upon presentation at a location in Berkeley, California, be for the benefit of Landlord as security for the faithful performance and observance by Tenant of the terms, provisions, and conditions of the Lease, and otherwise be in a form and content acceptable to the Landlord. The “Security Deposit Value” shall mean the amount set forth in the Section 1.1(10) above.

(b) If the expiration date of the Letter of Credit is earlier than the thirtieth (30th) day after the Expiration Date, then Tenant shall renew, replace or amend the Letter of Credit, in the same form or another form reasonably acceptable to Landlord from time to time, no later than thirty (30) days prior to the expiration of the Letter of Credit. If at any time the Bank that has issued the Letter of Credit then being held by Landlord hereunder fails to meet the Rating Standard, then within ten (10) business days after Landlord’s notice to Tenant of such failure, Tenant shall deliver (i) a Cash Deposit and/or (ii) a replacement Letter of Credit meeting the requirements of this Article 5 from a Bank meeting the Rating Standard, in an aggregate amount equal to the Security Deposit Value. Promptly following receipt of such Cash Deposit and/or replacement Letter of Credit, Landlord shall return the prior Letter of Credit to Bank and take such other reasonable steps as are necessary to cause such prior Letter of Credit to be cancelled.

(c) It is agreed that in the event that Tenant defaults in respect of any of the terms, conditions or provisions of this Lease, including, but not limited to (i) the payment of the Monthly Base Rent or Rent Adjustments, (ii) the delivery of a Cash Deposit or replacement Letter of Credit meeting the requirements of this Article 5 from a Bank meeting the Rating Standard above within ten (10) business days after Landlord’s notice to Tenant of such issuing Bank’s failure to meet the Rating Standard, or (iii) the aforesaid agreement to cause the Bank to renew, amend or replace the Letter of Credit to extend the expiration date thereof, then without waiving any of the Landlord’s other rights and remedies under this Lease, Landlord shall have the right to require the Bank to make payment to Landlord of the amount required to cure such default or such other sum to compensate Landlord for actual damages incurred in connection with such this Lease not to exceed the face amount of the Letter of Credit; provided that in the case of a default described in clause (ii) or (iii) above, Landlord shall have the right to draw the entire amount of the Letter of Credit, in which case, Landlord shall hold the cash proceeds as security for the performance of Tenant’s obligations under the Lease and either (x) Tenant shall deliver to Landlord a replacement Letter of Credit meeting the Rating Standard in the face amount of the then-applicable Security Deposit Value; and upon such delivery of the replacement Letter of Credit, Landlord shall return the cash proceeds from its draw on the previous Letter of Credit to Tenant (to the extent not properly applied to cure any other default of Tenant hereunder); or (y) Landlord shall hold the cash proceeds from its draw on the previous Letter of Credit as a Cash Deposit (as defined below) and may apply the Cash Deposit or any portion thereof as provided below. The Letter of Credit shall be transferable, at no charge to Landlord, upon reasonable prior notice to the Bank subject to compliance with any reasonable transfer procedures set forth in the Letter of Credit, provided that Tenant shall not be required to pay any such transfer or processing fees more than one (1) time in any consecutive twelve (12) month period.

(d) Tenant waives the provisions of California Civil Code Section 1950.7, or any similar or successor laws now or hereinafter in effect, that restrict Landlord’s use or application of the Security Deposit, or that provide specific time periods for return of the Security Deposit. Without limiting the generality of the foregoing, and notwithstanding the provisions of the following paragraph, Tenant expressly agrees that if Landlord terminates this Lease due to a Default or if Tenant rejects this Lease in a bankruptcy proceeding, Landlord shall be entitled to hold the Security Deposit until the amount of damages recoverable pursuant to California Civil Code Section 1951.2 is finally determined.

(e) Provided no Default then exists, the Letter of Credit or any portion of any sum collected by Landlord thereunder from the Bank not theretofore applied by Landlord pursuant to this Article 5, or, if applicable, the Cash Deposit or so much thereof as has not theretofore been applied by Landlord pursuant to this Article 5, together with any other portion of any other sums then held by Landlord as security, shall be returned to Tenant within sixty (60) days after the later of the Expiration Date or Tenant’s vacation and surrender of the Premises in accordance with the requirements of this Lease (such sixtieth day be defined herein as the “Security Expiration Date”).

ARTICLE 6

SERVICES

6.1 LANDLORD’S GENERAL SERVICES

(a) So long as this Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services the cost of which services shall be included in Operating Expenses:

(1) heat, ventilation and air-conditioning (“HVAC”) in the Premises (i) during Standard Operating Hours as necessary in Landlord’s reasonable judgment for the comfortable occupancy of the Premises under normal business office and laboratory operations, and (ii) outside of Standard Operating Hours to minimum safe setback levels for laboratory operations (“After-Hours Setback”), subject to compliance with all applicable voluntary and mandatory regulations and Laws;

(2) tempered and cold water for normal and customary use in the Premises and in lavatories in common with other tenants from the regular supply of the Building;

(3) customary cleaning and janitorial services in the Common Areas five (5) days per week, excluding National Holidays;

(4) washing of the outside windows in the Premises weather permitting at intervals determined by Landlord, but consistent with a first-class office and laboratory building in Emeryville or Berkeley;

(5) automatic passenger elevator service in common with other tenants of the Building and freight elevator service subject to reasonable scheduling by Landlord and payment of Landlord’s standard charges. Tenant shall have access to the Premises seven (7) days per week, twenty-four (24) hours per day, subject to such reasonable measures and systems for access control and/or tenant identification as exist from time to time at the Building, including, for example only, keys or card-keys for entry; and

(6) shuttle service for employees of the tenants of the Aquatic Park Center Campus between the Aquatic Park Center Campus and the Ashby BART station, as administered by Landlord, its affiliates or third parties, which shuttle service currently operates on weekdays (excluding holidays) between the hours of 5:35 a.m. through 9:55 a.m., and 3:00 p.m. through 6:45 p.m.

(b) Landlord shall provide a security program for the Building (but not individually for Tenant or the Premises) generally consistent with the standards of comparable class “A” office/laboratory buildings in Berkeley. The cost of the security program shall be an Operating Expense. Landlord shall not be liable in any manner to Tenant or any other Tenant Parties for any acts (including criminal acts) of others, or for any direct, indirect, or consequential damages, or any injury or damage to, or interference with, Tenant’s business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or other loss or damage, bodily injury or death, related to any malfunction, circumvention or other failure of any security program, or for the failure of any security program to prevent bodily injury, death, or property damage, or loss, or to apprehend any person suspected of causing such injury, death, damage or loss.

(c) So long as this Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish to the Premises replacement lamps, bulbs, ballasts and starters used in any normal Building lighting installed in the Premises, except that if the replacement or repair of such items is a result of negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, such cost shall be paid by Tenant within ten (10) days after notice from Landlord and shall not be included as part of Operating Expenses.

(d) If Tenant uses heat generating machines or equipment in the Premises to an extent which adversely affects the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load adversely affects the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units to service the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

(e) Tenant shall pay Landlord at rates fixed by Landlord for all tenants in the Building, charges for all water furnished to the Premises beyond that described in Section 6.1(a)(2), including the expenses of installation of a water line, meter and fixtures.

6.2 UTILITIES AND JANITORIAL SERVICES

All utility services used by Tenant or provided to the Premises, including, without limitation, electricity, gas, water, and sewer services, shall be paid for by Tenant by separate charge and shall not be included as part of Operating Expenses. Such charges shall be based upon Tenant’s usage as measured by a separate meter or submeter for the Premises, or as reasonably estimated by Landlord and shall be payable by Tenant to Landlord within 15 days after billing by Landlord. In addition, Tenant shall provide its own janitorial services to the Premises, using a janitorial service reasonably acceptable to Landlord. Notwithstanding any provision of this Lease to the contrary, , Tenant shall not make any alterations or additions to the electric equipment or systems, in each instance, without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed so long as such alterations or additions (i) do not exceed the capacity of the wiring, feeders and risers and (ii) are in compliance with the City’s building code. Tenant’s use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

6.3 ADDITIONAL AND AFTER HOUR SERVICES

At Tenant’s written request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.1, if Landlord can reasonably do so, on the terms set forth herein. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord’s prevailing rates charged from time to time for such services and utilities. Without limiting the generality of the foregoing, for HVAC service outside of Standard Operating Hours and beyond After-Hours Setback levels, Landlord’s prevailing rate as of the date of this Lease includes a one (1) hour minimum per activation. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord’s other remedies under this Lease, discontinue any or all of such additional services.

6.4 TELEPHONE SERVICES

All telephone, and communication connections which Tenant may desire shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be subject to the direction of Landlord and in compliance with Landlord’s then current Building Standards for voice, data and wiring installation. Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the Building and to restrict and control access to telephone cabinets or panels. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s out-of-pocket costs in connection therewith). If required by Landlord, no later than the Termination Date Tenant shall remove all telephone cables and communication wiring installed by Tenant for and during Tenant’s occupancy and surrender the installation in a condition approved by Landlord at the time of installation. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

6.5 DELAYS IN FURNISHING SERVICES

Tenant agrees that except as expressly provided herein, Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns, by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant’s use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset; provided, however, in the case of any such failure or delay is caused by the gross negligence or willful misconduct of Landlord and the same materially interferes with Tenant’s ability to conduct business in the Premises, then unless Landlord is diligently pursuing a remedy, Rent shall be abated commencing on the fifth (5th) consecutive business day following such failure or delay and shall continue until such time as the failure or delay that materially interferes with Tenant’s ability to conduct business in the Premises is cured. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord’s compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant’s obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom.

6.6 CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.7 SIGNAGE

Initial Building standard signage for Tenant will be installed by Landlord in the directory in the main lobby of the Building, in the listing of tenants in the elevator lobby for the floor on which the Premises is located and at Tenant’s main entry door to the Premises at Landlord’s sole cost and expense. Any change in such initial signage shall be only with Landlord’s prior written consent, shall conform to Building standard signage and shall be at Tenant’s sole cost and expense.

ARTICLE 7

POSSESSION, USE AND CONDITION OF PREMISES

7.1 POSSESSION AND USE OF PREMISES

(a) Tenant shall occupy and use the Premises only for the uses specified in Section 1.1(12) to conduct Tenant’s business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article 18; (4) would tend to create or continue a nuisance, or (5) in any manner that will cause the Building or any part thereof not to conform with the Project’s Sustainability Practices or the certification of the Building’s core and shell issued pursuant to the applicable Green Building Standards; provided, however, that in no event shall such practices or certification requirements have the effect of preventing Tenant from conducting its business at the Premises in a manner consistent with the Permitted Use.

(b) Landlord shall provide Tenant with Access Card Keys the cost of which shall be paid by Tenant within ten (10) days of Landlord’s demand therefor, and Tenant shall place a deposit for such cards with Landlord to cover lost cards or cards which are not returned at the end of the Term.

(c) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1 90 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, and for constructing the Landlord Work in full compliance with the ADA (as applicable as of the date the Landlord Work is constructed), (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease (subject to Landlord’s obligation to construct the Landlord Work in full compliance with the ADA as provided above), (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees. The Premises have not undergone inspection by a Certified Access Specialist (CASp), as defined in Section 55.52 of the California Civil Code. The foregoing statement is included in this Lease solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as provided in this Lease.

(d) Tenant agrees to cooperate and use commercially reasonable efforts to participate in traffic management programs, and Tenant shall encourage and support van, shuttle service, and carpooling by, and staggered and flexible working hours for, its office workers and service employees to the extent reasonably permitted by the requirements of Tenant’s business. Neither this Section or any other provision of this Lease is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

(e) Tenant agrees to cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management and usage disclosure imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building, including, without limitation, the requirements of California’s Nonresidential Building Energy Use Disclosure Program, as more particularly specified in California Public Resources Code Sections 25402.10 et seq. and regulations adopted pursuant thereto. Further, Tenant hereby authorizes (and agrees that Landlord shall have the authority to authorize) any electric or gas utility company providing service to the Building to disclose from time to time so much of the data collected and maintained by it regarding Tenant’s energy consumption data as may be necessary to cause the Building to participate in the ENERGY STAR® Portfolio Manager system and similar programs; and Tenant further authorizes Landlord to disclose information concerning energy use by Tenant, either individually or in combination with the energy use of other tenants, as applicable as Landlord determines to be necessary to comply with applicable Laws pertaining to the Building or Landlord’s ownership thereof.

(f) Hazardous Materials.

(1) Definitions. The following terms shall have the following meanings for purposes of this Lease:

(i) “Biohazardous Materials” means any and all substances and materials defined or referred to as “a-medical waste,” “biological waste,” “biohazardous waste,” “biohazardous material” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) California Health & Safety Code Sections 25105 et seq., and any regulations promulgated thereunder, as amended from time to time.

(ii) “Environmental Condition” means the Release of any Hazardous Materials in, over, on, under, through, from or about the Project (including, but not limited to, the Premises).

(iii) “Environmental Damages” means all claims, suits, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, arising out of or in connection with any Environmental Condition, including, to the extent arising out of an Environmental Condition, without limitation: (A) damages for personal injury, or for injury or damage to the Project or natural resources occurring on or off the Project, including without limitation (1) any claims brought by or on behalf of any person, (2) any loss of, lost use of, damage to or diminution in value of any Project or natural resource, and (3) costs of any investigation, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or otherwise reasonably necessary to protect the public health or safety, whether on or off the Project; (B) reasonable fees incurred for the services of attorneys, consultants, contractors, experts and laboratories in connection with the preparation of any feasibility studies, investigations or reports or the performance of any work described above: (C) any liability to any third person or governmental agency to indemnify such person or agency for costs expended or liabilities incurred in connection with any items described in clause (A) or (B) above; (D) any fair market or fair market rental value of the Project; and (E) the amount of any penalties, damages or costs a party is required to pay or incur in excess of that which the party otherwise would reasonably have expected to pay or incur absent the existence of the applicable Environmental Condition.

(iv) “Handling” or “Handles”, when used with reference to any substance or material, includes (but is not limited to) any receipt, storage, use, generation, Release, transportation, treatment or disposal of such substance or material.

(v) “Hazardous Materials” means any and all chemical, explosive, biohazardous, radioactive or otherwise toxic or hazardous materials or hazardous wastes, including without limitation any asbestos-containing materials, PCB’s, CFCs, petroleum and derivatives thereof, Radioactive Materials, Biohazardous Materials, Hazardous Wastes, any other substances defined or listed as or meeting the characteristics of a hazardous substance, hazardous material, Hazardous Waste, toxic substance, toxic waste, biohazardous material, biohazardous waste, biological waste, medical waste, radiation, radioactive substance, radioactive waste, or other similar term, as applicable, under any law, statute, ordinance, code, rule, regulation, directive, order, condition or other written requirement enacted, promulgated or issued by any public officer or governmental or quasi-governmental authority, whether now in force or hereafter in force at any time or from time to time to protect the environment or human health, and/or any mixed materials, substances or wastes containing more than one of the foregoing categories of materials, substances or wastes.

(vi) “Hazardous Materials Laws” means, collectively, (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, (B) the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, (C) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987 (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, “RCRA”), (D) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Sections 25300 et seq., (E) the Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code Sections 25500 et seq., (F) the California Hazardous Waste Control Law, California Health & Safety Code Sections 25100 et seq. (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, the “CHWCL”), (G) California Health & Safety Code Sections 25015-25027.8, (H) any amendments to or successor statutes to any of the foregoing, as adopted or enacted from time to time, (I) any regulations or amendments thereto promulgated pursuant to any of the foregoing from time to time, (J) any Laws relating to Biohazardous Materials, including (but not limited to) any regulations or requirements with respect to the shipping, use, decontamination and disposal thereof, and (K) any other Law now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, including (but not limited to) any requirements or conditions imposed pursuant to the terms of any orders, permits, licenses, registrations or operating plans issued or approved by any governmental or quasi-governmental authority from time to time either on a Project-wide basis or in connection with any Handling of Hazardous Materials in, on or about the Premises or the Project.

(vii) “Hazardous Wastes” means (A) any waste listed as or meeting the identified characteristics of a “hazardous waste” or terms of similar import under RCRA, (B) any waste meeting the identified characteristics of a “hazardous waste”, “extremely hazardous waste” or “restricted hazardous waste” under the CHWCL, and/or (C) any and all other substances and materials defined or referred to as a “hazardous waste” or other term of similar import under any Hazardous Materials Laws.

(viii) “Radioactive Materials” means (A) any and all substances and materials the Handling of which requires an approval, consent, permit or license from the Nuclear Regulatory Commission, (B) any and all substances and materials the Handling of which requires a Radioactive Material License or other similar approval, consent, permit or license from the State of California, and (C) any and all other substances and materials defined or referred to as “radiation,” a “radioactive material” or “radioactive waste,” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) Title 26, California Code of Regulations Section 17-30100, and any statutes, regulations or other laws administered, enforced or promulgated by the Nuclear Regulatory Commission.

(ix) “Release” means any accidental or intentional spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, land, surface water, groundwater or the environment (including without limitation the abandonment or discarding of receptacles containing any Hazardous Materials).

(x) “Tenant’s Contamination” means any Hazardous Material Release on or about the Property by Tenant and/or any agents, employees, contractors, vendors, suppliers, licensees, subtenants, and invitees of Tenant (individually a “Tenant Party” and collectively, “Tenant Parties”).

(xi) “Landlord’s Contamination” means any Hazardous Materials which exist in, on, under or in the vicinity of the Project as of the date of this Lease or which migrate onto or beneath the Project after termination of this Lease. Tenant shall not be required to pay any costs with respect to the remediation or abatement of Landlord’s Contamination.

(2) Handling of Hazardous Materials. The parties acknowledge that Tenant wishes and intends to use all or a portion of the Premises as a bio-pharmaceutical research, development preparation and dispensing facility and otherwise for the conduct by Tenant of its business in accordance with the use specified in Section 1.1(12), that such use, as conducted or proposed to be conducted by Tenant, would customarily include the Handling of Hazardous Materials, and that Tenant shall therefore be permitted to engage in the Handling in the Premises of necessary and reasonable quantities of Hazardous Materials customarily used in or incidental to the operation of a bio pharmaceutical research, development, preparation and dispensing facility and the other business operations of Tenant in the manner conducted or proposed to be conducted by Tenant hereunder (“Permitted Hazardous Materials”), provided that the Handling of such Permitted Hazardous Materials by all Tenant Parties shall at all times comply with and be subject to all provisions of this Lease and all Laws, including all Hazardous Materials Laws. Without limiting the generality of the foregoing, Tenant shall comply at all times with all Hazardous Materials Laws applicable to any aspect of Tenant’s use of the Premises and the Project and of Tenant’s operations and activities in, on and about the Premises and the Project, and shall ensure at all times that Tenant’s Handling of Hazardous Materials in, on and about the Premises does not violate (x) the terms of any governmental licenses or permits applicable to the Building (including, but not limited to, the Building Discharge Permit as defined below) or Premises or to Tenant’s Handling of any Hazardous Materials therein, or (y) any applicable requirements or restrictions relating to the occupancy classification of the Building and the Premises.

(3) Disposition or Emission of Hazardous Materials. Tenant shall not Release or dispose of any Hazardous Materials, except to the extent authorized by permit, at the Premises or on the Project, but instead shall arrange for off-site disposal, under Tenant’s own name and EPA waste generator number (or other similar identifying information issued or prescribed by any other governmental authority with respect to Radioactive Materials, Biohazardous Materials or any other Hazardous Materials) and at Tenant’s sole expense, in compliance with all applicable Hazardous Materials Laws, with the Laboratory Rules and Regulations (defined below) and with all other applicable Laws and regulatory requirements.

(4) Information Regarding Hazardous Materials. Tenant shall maintain and make available to Landlord the following information and/or documentation upon demand:

(i) An inventory of all Hazardous Materials that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time, or at the time of preparation of such inventory proposes or expects to use, handle, generate, transport, store, treat or dispose of from time to time, in connection with its operations at the Premises. Such inventory shall include, but shall separately identify, any Hazardous Wastes, Biohazardous Materials and Radioactive Materials covered by the foregoing description. If such inventory includes any Biohazardous Materials, Tenant shall also disclose in writing to Landlord the Biosafety Level designation associated with the use of such materials.

(ii) Copies of all then existing permits, licenses, registrations and other similar documents issued by any governmental or quasi-governmental authority that authorize any Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party.

(iii) All Material Safety Data Sheets (“MSDSs”), if any, required to be completed with respect to operations of Tenant at the Premises from time to time in accordance with Title 26, California Code of Regulations Section 8-5194 or 42 U.S.C. Section 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDSs.

(iv) All hazardous waste manifests (as defined in Title 26, California Code of Regulations Section 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Premises.

(v) A copy of any “Hazardous Materials Business Plan” required from time to time with respect to Tenant’s operations at the Premises pursuant to California Health & Safety Code Sections 25500 et seq., and any regulations promulgated thereunder, as amended from time to time, or in connection with Tenant’s application for a business license from the City of Berkeley. If applicable law does not require Tenant to prepare a Hazardous Materials Business Plan, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Hazardous Materials Business Plan, including (but not limited to) information regarding Tenant’s Hazardous Materials inventories. The parties acknowledge that a Hazardous Materials Business Plan would ordinarily include an emergency response plan, and that regardless of whether applicable Law requires Tenant or other tenants in the Building to prepare Hazardous Materials Business Plans, Landlord in its discretion may elect to prepare a coordinated emergency response plan for the entire Building and/or for multiple Buildings on the Project.

(vi) Any “Contingency Plans and Emergency Procedures” required of Tenant from time to time, in connection with its operations at the Premises, pursuant to applicable Law, Title 26, California Code of Regulations Sections 22-67140 et seq., and any amendments thereto, and any “Training Programs and Records” required under Title 26, California Code of Regulations Section 22-66493, and any amendments thereto from time to time. Landlord in its discretion may elect to prepare a Contingency Plan and Emergency Procedures for the entire Building and/or for multiple Buildings on the Project, in which event, if applicable law does not require Tenant to prepare a Contingency Plan and Emergency Procedures for its operations at the Premises, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Contingency Plan and Emergency Procedures.

(vii) Copies of any biennial or other periodic reports furnished or required to be furnished to the California Department of Health Services from time to time, under applicable law, pursuant to Title 26, California Code of Regulations Section 22-66493 and any amendments thereto, relating to any Hazardous Materials.

(viii) Copies of any industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations at the Premises (the parties presently anticipate, however, that because of the existence of the Building Discharge Permit in Landlord’s name as described above. Tenant will not be required to maintain a separate, individual discharge permit).

(ix) Copies of any other lists, reports, studies, or inventories of Hazardous Materials or of any subcategories of materials included in Hazardous Materials that Tenant is otherwise required to prepare and file from time to time with any governmental or quasi-governmental authority in connection with Tenant’s operations at the Premises, including (but not limited to) reports filed by Tenant with the federal Food & Drug Administration or any other regulatory authorities primarily in connection with the presence (or lack thereof) of any “select agents” or other Biohazardous Materials on the Premises, together with proof of filing thereof.

(x) Any other information reasonably requested by Landlord in writing from time to time in connection with (A) Landlord’s monitoring (in Landlord’s reasonable discretion) and enforcement of Tenant’s obligations under this Section and of compliance with applicable Laws in connection with any Handling or Release of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, (B) any inspections or enforcement actions by any governmental authority pursuant to any Hazardous Materials Laws or any other Laws relating to the presence or Handling of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, and/or (C) Landlord’s preparation (in Landlord’s discretion) and enforcement of any reasonable rules and procedures relating to the presence or Handling by Tenant or any Tenant Party of Hazardous Materials in the Premises or Building or on or about the Project, including (but not limited to) any contingency plans or emergency response plans as described above. Except as otherwise required by Law, Landlord shall keep confidential any information supplied to Landlord by Tenant pursuant to the foregoing, provided, however, that the foregoing shall not apply to any information filed with any governmental authority or available to the public at large. Landlord may provide such information to its lenders, consultants or investors provided such entities agree to keep such information confidential.

(5) Indemnification; Notice of Release. Tenant shall be responsible for and shall indemnify, defend and hold Landlord harmless from and against all Environmental Damages to the extent arising out of or otherwise relating to, (i) any Handling of Hazardous Materials by any Tenant Party in, on or about the Premises or the Project in violation of this Section, (ii) any breach of Tenant’s obligations under this Section or of any Hazardous Materials Laws by any Tenant Party, or (iii) the existence of any Tenant Contamination in, on or about the Premises or the Project to the extent caused by any Tenant Party, including without limitation any removal, cleanup or restoration work and materials necessary to return the Project or any improvements of whatever nature located on the Project to the condition existing prior to the Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party. In the event of any Tenant Contamination in, on or about the Premises or any other portion of the Project or any adjacent lands, Tenant shall promptly remedy the problem in accordance with all applicable Hazardous Materials Laws and Laws, shall give Landlord oral notice of any such non-standard or non-customary Release promptly after Tenant becomes aware of such Release, followed by written notice to Landlord within five (5) days after Tenant becomes aware of such Release, and shall furnish Landlord with concurrent copies of any and all notices, reports and other written materials filed by any Tenant Party with any governmental authority in connection with such Release. Landlord shall be responsible for and shall indemnify and hold Tenant harmless from and against all costs of any Environmental Damages which arise during the Term, as a result of the presence of, any Release of or the Handling of any Hazardous Material in, on, about or under the Building or Property, except to the extent provided for in this Section 7.1(d); provided that Tenant shall have the burden of reasonably demonstrating that such Hazardous Materials were not of the type used by Tenant in the Building or at the Project. Tenant shall be conclusively presumed to have met its burden to the extent that any Hazardous Materials are identified as being present in any environmental report or other data on the Commencement Date and are not used by Tenant. Tenant shall have no obligation to remedy any Hazardous Materials contamination which was not caused or released by a Tenant Party.

(6) Governmental Notices. Tenant shall promptly provide Landlord with copies of all notices received by Tenant relating to any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in, on or about the Premises or any other portion of the Project, including, without limitation, any notice of violation, notice of responsibility or demand for action from any federal, state or local governmental authority or official in connection with any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in or about the Premises or any other portion of the Project.

(7) Inspection by Landlord. In addition to, and not in limitation of, Landlord’s rights under this Lease, upon reasonable prior request by Landlord, Tenant shall grant Landlord and its consultants, as well as any governmental authorities having jurisdiction over the Premises or over any aspect of Tenant’s use thereof, reasonable access to the Premises at reasonable times to inspect Tenant’s Handling of Hazardous Materials in, on and about the Premises, and Landlord shall not thereby incur any liability to Tenant or be deemed guilty of any disturbance of Tenant’s use or possession of the Premises by reason of such entry; provided, however, that Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises caused by such entry. Landlord shall comply with any security precaution reasonably imposed by Tenant during any entry onto the Premises and shall minimize to the extent reasonably possible any interference with Tenant’s use of the Premises caused by such entry. Notwithstanding Landlord’s rights of inspection and review of documents, materials and physical conditions under this Section with respect to Tenant’s Handling of Hazardous Materials, Landlord shall have no duty or obligation to perform any such inspection or review or to monitor in any way any documents, materials, physical conditions or compliance with Laws in connection with Tenant’s Handling of Hazardous Materials, and no third Party shall be entitled to rely on Landlord to conduct any such inspection, review or monitoring by reason of the provisions of this Section.

(8) Monitoring by Landlord. Landlord reserves the right to monitor, in Landlord’s reasonable discretion and at Landlord’s cost (the reasonable cost of which shall be recoverable as an Operating Expense, except in the case of a breach of any of Tenant’s obligations under this Section, in which event such monitoring costs may be charged back entirely to Tenant and shall be reimbursed by Tenant to Landlord within ten (10) days after written demand by Landlord from time to time, accompanied by supporting documentation reasonably evidencing the costs for which such reimbursement is claimed), at such times and from time to time as Landlord in its reasonable discretion may determine, through consultants engaged by Landlord or otherwise as Landlord in its reasonable discretion may determine, (x) all aqueous and atmospheric discharges and emissions from the Premises during the Term by a Tenant Party, (y) Tenant’s compliance and the collective compliance of all tenants in the Building with requirements and restrictions relating to the occupancy classification of the Building (including, but not limited to, Hazardous Materials inventory levels of Tenant and all other tenants in the Building), and (z) Tenant’s compliance with all other requirements of this Section.

(9) Discovery of Discharge. If Landlord, Tenant or any governmental or quasi-governmental authority discovers any Release from the Premises during the Term by a Tenant Party in violation of this Section that, in Landlord’s reasonable determination, jeopardizes the ability of the Building or the Project to meet applicable Laws or otherwise adversely affects the Building’s or the Project’s compliance with applicable discharge or emission standards, or if Landlord discovers any other breach of Tenant’s obligations under this Section, then upon receipt of written notice from Landlord or at such earlier time as Tenant obtains actual knowledge of the applicable discharge, emission or breach, Tenant at its sole expense shall within a reasonable time (x) in the case of a Release in violation of this Lease, cease the applicable discharge or emission and remediate any continuing effects of the discharge or emission until such time, if any, as Tenant demonstrates to Landlord’s reasonable satisfaction that the applicable discharge or emission is in compliance with all applicable Laws and any other applicable regulatory commitments and obligations to the satisfaction of the appropriate governmental agency with jurisdiction over the Release, and (y) in the case of any other breach of Tenant’s obligations under this Section, take such corrective measures as Landlord may reasonably request in writing in order to cure or eliminate the breach as promptly as practicable and to remediate any continuing effects of the breach.

(10) Post-Occupancy Study. No later than thirty (30) days prior to the Termination Date, Tenant at its sole cost and expense, shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating, the presence or absence of any Tenant Contamination in, on and about the Premises and the Project. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises and surrounding portions of the Project (if appropriate) which tests shall be conducted no earlier than fifteen (15) days prior to the Termination Date. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with the applicable provisions of this Lease. To the extent any such remedial actions are the responsibility of Tenant, Tenant at its sole expense shall promptly commence and diligently pursue to completion the required remedial actions.

(11) Emergency Response Plans. If Landlord in its reasonable discretion adopts any emergency response plan and/or any Contingency Plan and Emergency Procedures for the Building or for multiple Buildings on the Project as contemplated above, Landlord shall provide copies of any such plans and procedures to Tenant and, so long as such plans and procedures are reasonable, Tenant shall comply with all of the requirements of such plans and procedures to the extent applicable to Tenant and/or the Premises. If Landlord elects to adopt or materially modify any such plans or procedures that apply to the Building during the Term, Landlord shall consult with Tenant, and Tenant shall cooperate, in the preparation of such plans, procedures or modifications in efforts to accurately reflect and maintain consistency with Tenant’s operations in the Premises, but Landlord alone shall determine, in its good faith reasonable discretion, the appropriate scope of such consultation and nothing in this paragraph shall be construed to give Tenant any right of approval or disapproval over Landlord’s adoption or modification of any such plans or procedures.

(12) Radioactive Materials. Without limiting any other applicable provisions of this Section, if Tenant Handles or proposes to Handle any Radioactive Materials in or about the Premises, Tenant shall provide Landlord with copies of Tenant’s licenses or permits for such Radioactive Materials and with copies of all radiation protection programs and procedures required under applicable Laws or otherwise adopted by Tenant from time to time in connection with Tenant’s Handling of such Radioactive Materials. In addition, Tenant shall comply with any and all rules and procedures issued by Landlord in its good faith discretion from time to time with respect to the Handling of Radioactive Materials on the Project (such as, by way of example but not limitation, rules implementing a label defacement program for decayed waste destined for common trash and/or rules relating to transportation and storage of Radioactive Materials on the Project), provided that such rules and procedures shall be reasonable and not in conflict with any applicable Laws.

(13) Deemed Holdover Occupancy. Notwithstanding any other provisions of this Lease, Tenant expressly agrees as follows:

(i) If Tenant Handles any Radioactive Materials in or about the Premises or the Project during the Term, then for so long as any license or permit relating to such Radioactive Materials remains open or valid following the Termination Date, and another entity handling Radioactive Materials which is a prospective tenant of Landlord is legally prohibited from occupying a portion of the Premises for a use similar to Tenant’s use, then Tenant shall be deemed to be occupying that portion of the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the Term) and shall be required to continue to pay Rent and other charges in accordance with Article 13 solely for that portion of the Premises effected by the radioactive materials license, until such time as all such Radioactive Materials licenses and permits have been fully closed out in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Laws.

(ii) If Tenant Handles any Hazardous Materials in or about the Premises or the Project during the Term and, on or before the Termination Date, has failed to remove from the Premises or the Project all known Hazardous Materials Handled by a Tenant Party or has failed to complete any remediation or removal of Tenant’s Contamination and/or to have fully remediated in compliance with the requirements of this Lease and with all applicable Hazardous Materials Laws and any other applicable Laws, the Tenant’s Handling and/or Release (if applicable) of any such Hazardous Materials during the Term, then for so long as such circumstances continue to exist, Tenant shall be deemed to be occupying the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the Term) and shall be required to continue pay Rent and other charges in accordance with Article 13 until such time as all such circumstances have been fully resolved in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Laws.

(14) Survival of Obligations. Each party’s obligations under this Section shall survive the Termination Date and shall survive any conveyance by Landlord of its interest in the Premises. The provisions of this Section and any exercise by either party of any of the rights and remedies contained herein shall be without prejudice to any other rights and remedies that such party may have under this Lease or under applicable Law with respect to any Environmental Conditions and/or any Hazardous Materials. Either party’s exercise or failure to exercise, at any time or from time to time, any or all of the rights granted in this Section shall not in any way impose any liability on such party or shift from the other party to such party any responsibility or obligation imposed upon the other party under this Lease or under Hazardous Materials Laws, Environmental Conditions and/or compliance with Laws.

(15) Laboratory Rules and Regulations. Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the laboratory rules and regulations (“Laboratory Rules and Regulations”) attached to this Lease as Exhibit C-1 and with all reasonable modifications and additions thereto which Landlord may make from time to time.

7.2 LANDLORD ACCESS TO PREMISES; APPROVALS

(a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord’s agents shall have the right to enter upon the Premises to perform janitorial and other routine services or in the event of an emergency, or, following no less than one (1) business day prior notice, to inspect the Premises, to conduct safety and other testing in the Premises, and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after Standard Operating Hours. Any entry or work by Landlord in accordance with this Lease may be during Standard Operating Hours and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises.

(b) Advance notice shall not be required for entry to perform routine janitorial and cleaning services or for entry in the event of an emergency or urgent situation, as reasonably determined by Landlord, but any other entry or work by Landlord shall be upon at least one (1) business day’s prior notice to Tenant, which notice may be delivered orally or by e-mail to Tenant’s on-site manager at the Premises. If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

(c) Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant’s compliance with all Laws and Hazardous Materials Laws or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord’s rights under this Section 7.2(c) are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Hazardous Materials Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

(d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of Tenant, or otherwise.

(e) The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Hazardous Materials Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.3 QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in this Lease and to the rights of any Mortgagee or ground lessor.

ARTICLE 8

MAINTENANCE

8.1 LANDLORD’S MAINTENANCE

Subject to the provisions of Articles 4 and 14, Landlord shall, as an Operating Expense, maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies which are Common Areas of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.4. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley, except to the extent arising from Landlord’s gross negligence or willful misconduct.

8.2 TENANT’S MAINTENANCE

Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling, wiring and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Tenant Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. All maintenance and repairs, including, but not limited to, janitorial and cleaning services, pest control and waste management and recycling performed by or on behalf of Landlord or Tenant must comply with the Project’s Sustainability Practices and Tenant is strongly encouraged to comply with the applicable Green Building Standards. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 15% of the cost of the repairs. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(1), 1941 and 1942 or any other Laws (whether now or hereafter in effect). In addition to the foregoing, Tenant shall be responsible for all costs in connection with repairing all special tenant fixtures and improvements, including garbage disposals, showers, plumbing, and appliances.

ARTICLE 9

ALTERATIONS AND IMPROVEMENTS

9.1.1 TENANT ALTERATIONS

(a) The following provisions shall apply to the completion of any Tenant Alterations:

(1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days’ prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article 9, Tenant may undertake Decoration work without Landlord’s prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building’s systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord’s engineers stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(2) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Hazardous Materials Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, (ii) in a good and workmanlike manner with the use of good grades of materials, and (iii) in accordance with the requirements of the Project’s Sustainability Practices and Tenant is strongly encouraged to comply with the applicable Green Building Standards. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of Section 9.1(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

(b) All Tenant Additions, whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article 12, Tenant may remove them or is required to remove them at Landlord’s request.

9.2 LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article 11, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

10.1 ASSIGNMENT AND SUBLETTING

(a) Without the prior written consent of Landlord, which consent of Landlord shall not be unreasonably withheld, conditioned or delayed, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant. Tenant agrees that the provisions governing sublease and assignment set forth in this Article 10 shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least forty-five (45) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights, if any, under Section 10.2 within ten (10) days after receipt of Tenant’s Notice (and all required information). In the event Landlord fails to respond to Tenant’s Notice within such ten (10) day period, then Tenant may deliver to Landlord a second (2nd) written request, which must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO SECTION 10.1 OF THE LEASE — FAILURE TO TIMELY RESPOND WITHIN THREE (3) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL OF PROPOSED TRANSFER.” If Landlord fails to respond within such three (3) business day period, then Landlord shall be deemed to have approved the proposed transfer that was the subject of such Tenant Notice. In no event may Tenant sublease any portion of the Premises or assign this Lease to any other tenant of the Project; and in no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental rate less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project. Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b) With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord may deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

(i) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

(ii) in Landlord’s reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Projector Landlord; or

(iii) any proposed assignee’s or sublessee’s use of the Premises would violate Section 7.1 of this Lease or would violate the provisions of any other leases of tenants in the Project; or

(iv) the proposed sublessee or assignee is a current occupant of the Projector a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within six (6) months prior to the date of Tenant’s request and Landlord has vacancy in the Project of a similar size and finish as the space subject to such proposed sublease or assignment; or

(v) the proposed sublessee or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Project above that deemed typical by Landlord for office/lab use in the Project; or

(vi) a Default by Tenant under this Lease shall be continuing.

(c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord’s approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

(d) For purposes of this Article 10, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

(e) For purposes of this Lease, a “Permitted Transferee” shall mean any Person which: (i) is an Affiliate; or (ii) is the corporation or other entity (the “Successor”) resulting from a merger, consolidation or non-bankruptcy reorganization with Tenant; or (iii) is otherwise a deemed assignee due to a change of control under Section 10.1(d) above; or (iv) purchases substantially all the assets of Tenant as a going concern (the “Purchaser”). Notwithstanding anything to the contrary in Sections 10.1(a) and (b) and 10.3, provided there is no uncured Default under this Lease, Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease to a Permitted Transferee or to sublease the Premises or any part thereof to a Permitted Transferee provided that: (1) Landlord receives thirty (30) days’ prior written notice of an assignment or sublease (including a proposed transaction described in subparts (i), (ii), (iii) or (iv) of this Section 10.1(e)); (2) with respect to an assignment of this Lease or a sublease of more than half the Premises to an entity described in subparts (ii) or (iv) of this Section 10.1(e), the Permitted Transferee’s net worth is not less than Tenant’s net worth immediately prior to such assignment or subletting; (3) with respect to an assignment of this Lease or a sublease of more than half the Premises to an entity described in subparts (i) or (iii) of this Section 10.1(e), Tenant (as the assignor or sublandlord) continues in existence with a net worth not less than Tenant’s net worth immediately prior to such assignment or subletting; (4) the Permitted Transferee expressly assumes (except a Permitted Transferee which is a deemed assignee under subpart (iii) of this Section 10.1(e) or which is a sublessee in the event of a sublease under this Section 10.1(e)) in writing reasonably satisfactory to Landlord all of the obligations of Tenant under this Lease and delivers such assumption to Landlord no later than fifteen (15) days prior to the effective date of the assignment; (5) Landlord receives no later than five (5) days before the effective date a fully executed copy of the applicable assignment or sublease agreement between Tenant and the Permitted Transferee; (6) promptly after Landlord’s written request, Tenant and the Permitted Transferee provide such reasonable documents and information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to a Permitted Transferee; and (7) such transfer is not being entered into for the primary purpose of avoiding the requirement for Landlord’s prior consent or the provisions of Sections 10.2 or 10.3. All determinations of net worth for purposes of this Subsection shall exclude any value attributable to goodwill or going concern value.

(f) With respect to any sublease hereunder, Tenant hereby irrevocably assigns to Landlord, effective upon any such sublease, all rent and other payments due from subtenant under the sublease, provided however, that Tenant shall have a license to collect such rent and other payments until the occurrence of a Default by Tenant under any of the provisions of this Lease. At any time after such Default, at Landlord’s option, Landlord shall have the right to give notice to the subtenant of such assignment. Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the subtenant as the result of any such default shall in no manner whatsoever serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreement under this Lease. No such payment of rent or any other payment by the subtenant directly to Landlord and/or acceptance of such payment(s) by Landlord, regardless of the circumstances or reasons therefor, shall in any manner whatsoever be deemed an attornment by the subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.

10.2 RECAPTURE

Excluding any assignment or sublease contemplated in Section 10.1(e), Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”) the space proposed to be sublet (but only if such sublet space, together with any other sublet space, constitutes fifty percent (50%) or more of the total Rentable Area of the Premises) or to terminate this Lease in connection with a proposed assignment of Tenant’s entire interest in this Lease, effective as of the proposed commencement date of such sublease or proposed effective date of such assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space, and Tenant shall have no further liability for the space that is subject to such recapture which liability would otherwise accrue following the Termination Date. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant’s Share shall be adjusted accordingly.

10.3 EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, XXXX percent (XXXX of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.4 TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the Term or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion.

10.5 ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all sublease rent directly to Landlord.

10.6 PROCESSING EXPENSES

Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting (whether or not the same is ultimately approved by Landlord or consummated by Tenant), an amount equal to the sum of (i) Landlord’s reasonable attorneys’ and other professional fees, plus (ii) the sum of $2,500.00 for the cost of Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”).Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs. When the actual amount of the Processing Costs is determined, it shall be reconciled with Landlord’s estimate, and any payments or refunds required as a result thereof shall promptly thereafter be made by the parties.

10.7 EFFECT OF IMPERMISSIBLE TRANSFER

Any assignment or sublease effected without Landlord’s consent in violation of this Article 10 shall, at Landlord’s option, be a noncurable Default under Section 11.1 without the necessity of any notice and grace period.

ARTICLE 11

DEFAULT AND REMEDIES

11.1 EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a “Default” by Tenant under this Lease:

(i) Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within five (5) days after the date when due;

(ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within fifteen (15) days after written notice thereof to Tenant, unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period;

(iii) Tenant fails to maintain any insurance policy required hereunder, and fails to cure such default within five (5) days after written notice thereof to Tenant;

(iv) an assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provisions of Article 10, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

(v) the interest of Tenant in this Lease is levied upon under execution or other legal process;

(vi) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days;

(vii) Tenant is declared insolvent by Law or any assignment of Tenant’s property is made for the benefit of creditors;

(viii) a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within thirty (30) days;

(ix) any action taken by or against Tenant to reorganize or modify Tenant’s capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

(x) upon the dissolution of Tenant; or

(xi) upon the third occurrence during any consecutive 12-month period during the Term that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).

11.2 LANDLORD’S REMEDIES

(a) A Default shall constitute a breach of this Lease for which Landlord shall have the rights and remedies set forth in this Section 11.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy now or hereafter allowed by applicable Law.

(b) With respect to a Default, at any time Landlord may terminate Tenant’s right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.1 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord’s sole discretion, it states Landlord’s election that Tenant’s right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.1. Upon the expiration of the period stated in Landlord’s written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant’s right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or as otherwise permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and Required Removables pursuant to Article 12), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property pursuant to this Section or Section 12.1, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

(1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

(3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

(4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, Landlord’s unamortized costs of tenant improvements, leasing commissions and legal fees incurred in connection with entering into this Lease.

The word “rent” as used in this Section 11.2 shall have the same meaning as the defined term Rent in this Lease. The “worth at the time of award” of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

(c) Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 11.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, such consent shall be governed by the terms and conditions of Article 10 above, and Tenant acknowledges and agrees that the provisions of Article 10 shall be deemed to constitute reasonable limitations of Tenant’s right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.2(b) above terminating Tenant’s right to possession, no other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

(d) In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

(e) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant’s Default or otherwise;

(f) Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article and Article 24 of this Lease or given pursuant to California Code of Civil Procedure Section 1161, and any notice served by mail, shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section upon mailing (except as may be required under Code of Civil Procedure Section 1161 et seq.), without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq. or by other Law. For purposes of Code of Civil Procedure Section 1162, Tenant’s “place of residence”, “usual place of business”, “the property” and “the place where the property is situated” shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

(g) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

(h) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 26.16 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.3 ATTORNEY’S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.4 BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and that it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c) If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

(ii) Landlord has obtained consents or waivers from any third parties that may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(d) Landlord’s acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

11.5 LANDLORD’S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not commenced and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Failure to provide the requisite notice and cure period by Tenant under this paragraph shall be an absolute defense by Landlord against any claims for failure to perform any of its obligations. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give any Mortgagee notice and a reasonable time to cure any default by Landlord.

ARTICLE 12

SURRENDER OF PREMISES

12.1 IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition as existed on the Commencement Date, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. All improvements in and to the Premises, including any Tenant Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable, and (b) any Landlord Work or Tenant Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard laboratory and office improvements, as applicable (collectively referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant’s removal and disposal of items pursuant to this Paragraph 12 must comply with the Project’s Sustainability Practices and Tenant is strongly encouraged to comply with the applicable Green Building Standards. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Tenant Alteration, may request in writing that Landlord advise Tenant whether the proposed Tenant Alteration or any portion of the proposed Tenant Alteration is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the proposed Tenant Alterations are Required Removables. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable.

12.2 LANDLORD’S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.2(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any Tenant Additions and in restoring the Premises to the condition required by this Lease.

ARTICLE 13

HOLDING OVER

In the event that Tenant holds over in possession of the Premises after the Termination Date, for each month or partial month Tenant holds over possession of the Premises. Tenant shall pay Landlord 150% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate). Tenant shall also pay all damages, including consequential damages, sustained by Landlord by reason of such holding over. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord, and Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance.

ARTICLE 14

DAMAGE BY FIRE OR OTHER CASUALTY

14.1 SUBSTANTIAL UNTENANTABILITY

(a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall, by notice advise Tenant of such estimate (“Landlord’s Notice”). If Landlord reasonably estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage by delivering written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

(b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

(d) Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building in amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees. Whether or not this Lease is terminated pursuant to this Article 14, in no event shall Tenant be entitled to any compensation or damages from Landlord or any Indemnitees for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

(e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article 9 hereof.

14.2 INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord reasonably estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the aforesaid, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.1 above.

14.3 RENT ABATEMENT

Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.4 WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

ARTICLE 15

EMINENT DOMAIN

15.1 TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining Term of this Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.2 TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, this Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days’ prior written notice to Tenant.

15.3 COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord, Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord’s award as a result.

ARTICLE 16

INSURANCE

16.1 TENANT’S INSURANCE

Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, and such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million Dollars ($5,000,000.00); (b) Workers’ Compensation and Employers’ Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) “All Risks” property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.2 FORM OF POLICIES

Each policy referred to in Section 16.1 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers’ Compensation and Employers’ Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, and (iv) each policy of “All-Risks” property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance (and at Landlord’s request, copies of all policies and renewals thereof to be maintained by Tenant hereunder), prior to Tenant’s entry into the Premises and prior to the expiration date of each policy. Additionally, Tenant shall provide Landlord written notice of any cancelation or amendment of any such insurance within two (2) business days following Tenant’s knowledge of the same. If Tenant fails to carry the insurance required under this Article 16 or fails to provide certificates of renewal as and when required hereunder, Landlord may, but shall not be obligated to acquire such insurance on Tenant’s behalf or Tenant’s sole cost and expense.

16.3 LANDLORD’S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including ay extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions), against fire and such other risks as may be included in standard forms of “All Risk” coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death, and property damage. Such insurance shall be for a combined single limit of not less than Three Million and No/100 Dollars ($3,000,000.00). Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.4 WAIVER OF SUBROGATION

(a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its “All Risks” policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its “All Risks” insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c) Provided that Landlord’s right of full recovery under its policy or policies aforesaid is no adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Real Property who shall have executed a similar waiver as set forth in this Section 16.4(c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is coverable by Tenant’s insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy that would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.5 NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

ARTICLE 17

WAIVER OF CLAIMS AND INDEMNITY

17.1 WAIVER OF CLAIMS

To the extent permitted by Law, Tenant hereby releases the Indemnitees from, and waives all claims for, damage to person or property sustained by Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord’s agents and servants, except to the extent caused by the gross negligence or willful and wrongful act of any of the Indemnitees. To the extent permitted by Law, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the gross negligence or willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.2 INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the willful and wrongful act of Indemnitees. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.4 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its “All-Risks” property insurance. This Article 17 shall survive the expiration or earlier termination of this Lease.

17.3 WAIVER OF CONSEQUENTIAL DAMAGES

To the extent permitted by law, Tenant hereby waives and releases the Indemnitees from any consequential damages, compensation or claims for inconvenience or loss of business, rents or profits as a result of any injury or damage, whether or not caused by the willful and wrongful act of any of the Indemnitees.

ARTICLE 18

RULES AND REGULATIONS

18.1 RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit C-2 attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.2 ENFORCEMENT

Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit C-2 or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Project in a uniform and non-discriminatory manner.

ARTICLE 19

LANDLORD’S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant; (2) subject to Tenant’s rights set forth in the Rider attached to this Lease, to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers and lenders at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

ARTICLE 20

ESTOPPEL CERTIFICATE

20.1 TENANT ESTOPPEL

Within ten (10) business days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises, if that is the case; (iv)

that Landlord is not in default under this Lease (or if Tenant believes there are any such defaults, a full and complete explanation thereof); (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto (or stating such exceptions thereto as applicable); (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.2 ENFORCEMENT

In the event that Tenant fails to timely deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $350.00 for each day that Tenant fails to deliver an Estoppel Certificate.

20.3 LANDLORD ESTOPPEL

Within ten (10) business days after request therefor by Tenant, Landlord shall also certify that (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) whether or not to the best knowledge of Landlord without any duty to investigate, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Landlord may have knowledge.

ARTICLE 21

[INTENTIONALLY OMITTED]

ARTICLE 22

REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.1(14), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation as well as from any claim or claims for any commission or fee by any broker or other party claiming to represent Tenant in connection with any future extensions or renewals hereof. Landlord agrees to pay any commission to which the brokers listed in Section 1.1(14) are entitled in connection with this Lease pursuant to Landlord’s written agreement with such broker.

ARTICLE 23

MORTGAGEE PROTECTION

23.1 SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that this Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant’s attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant’s failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein. The terms of this paragraph shall survive any termination of this Lease by reason of foreclosure.

During the thirty (30) day period following the Date of this Lease, Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement (a “SNDA”) from the current Mortgagee on such party’s standard form; provided, however, in no event shall Landlord be in default of this Lease if, despite Landlord’s exercise of commercially reasonable efforts, Landlord is unable to obtain a SNDA for Tenant from any such Mortgagee. Additionally, notwithstanding anything herein to the contrary, Tenant’s obligation to subordinate this Lease to any future ground lease or mortgage as provided above is conditioned upon Landlord providing a SNDA from such future Mortgagee on the standard form provided by such Mortgagee.

23.2 MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including the commencement and diligent pursuit of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE 24

NOTICES

(a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

(b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Section 1.1.

(c) Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, except with respect to a notice given under Code of Civil Procedure Section 1161 et seq., the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

(d) By giving to the other party at least thirty (30) days’ written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE 25

OFAC

Landlord advises Tenant hereby that the purpose of this Article is to provide to the Landlord information and assurances to enable Landlord to comply with the law relating to OFAC.

Tenant hereby represents, warrants and covenants to Landlord, either that (i) Tenant is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Tenant nor any person or entity that directly or indirectly (a) controls Tenant or (b) has an ownership interest in Tenant of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

If, in connection with this Lease, there is one or more Guarantors of Tenant’s obligations under this Lease, then Tenant further represents, warrants and covenants either that (i) any such Guarantor is a Regulated Entity or (ii) neither Guarantor nor any person or entity that directly or indirectly (a) controls such Guarantor or (b) has an ownership interest in such Guarantor of twenty-five percent (25%) or more, appears on the OFAC List.

Tenant covenants that during the term of this Lease to provide to Landlord information reasonably requested by Landlord including without limitation, organizational structural charts and organizational documents which Landlord may deem to be necessary (“Tenant OFAC Information”) in order for Landlord to confirm Tenant’s continuing compliance with the provisions of this Article. Tenant represents and warrants that the Tenant OFAC Information it has provided or to be provided to Landlord or Landlord’s Broker in connection with the execution of this Lease is true and complete.

ARTICLE 26

MISCELLANEOUS

26.1 LATE CHARGES

(a) All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) business days after Landlord’s demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

(b) In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (b) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

(c) Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay Rent when due, including the right to terminate this Lease.

26.2 NO JURY TRIAL; VENUE; JURISDICTION

To the fullest extent permitted by law, including laws enacted after the Commencement Date, each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

26.3 NO DISCRIMINATION

Tenant agrees for Tenant and Tenant’s heirs, executors, administrators, successors and assigns and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry (whether in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises or otherwise) nor shall Tenant or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant.

26.4 FINANCIAL STATEMENTS

Within ten (10) days after written request from Landlord from time to time during the Term, Tenant shall provide Landlord with current financial statements setting forth Tenant’s financial condition and net worth for the most recent quarter, including balance sheets and statements of profits and losses. Such statements shall be prepared by an independent accountant and certified by Tenant’s president, chief executive officer or chief financial officer. Landlord shall keep such financial information confidential and shall only disclose such information to Landlord’s lenders, consultants, purchasers or investors, or other agents (who shall be subject to the same confidentiality obligations) on a need to know basis in connection with the administration of this Lease. Notwithstanding the foregoing, Tenant shall have no obligation to deliver any financial statements if Tenant is a publicly traded entity or an entity that is otherwise required to file financial statements with any governmental entity that are publicly available and Tenant is in compliance with such public reporting requirement.

26.5 OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of this Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, this Lease shall constitute an irrevocable offer by Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

26.6 TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

26.7 ENTIRE AGREEMENT

This Lease, the Exhibits, and Riders attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

26.8 MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that this Lease may be so modified.

26.9 EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord’s equity interest in the Property up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of Landlord, or Landlord’s members, officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be liable to Tenant for consequential, punitive or special damages with respect to this Lease.

26.10 ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article 10, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

26.11 LANDLORD’S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to the dollar amount specified in Section 25.9 and Tenant shall not be entitled to any judgment in excess of such amount. Landlord shall have the right to assign this Lease to an entity comprised of the principals of Landlord or any Landlord Affiliate. Upon such assignment and assumption of the obligations of Landlord hereunder, Landlord shall be entirely freed and relieved of all obligations hereunder.

26.12 BINDING EFFECT

Subject to the provisions of Article 10, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

26.13 CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

26.14 TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term “including” or “includes” is used in this Lease, it shall have the same meaning as if followed by the phrase “but not limited to”. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

26.15 ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises, and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.2(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant’s right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, and this Lease shall continue in effect.

26.16 LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.17 SECURITY SYSTEM

Landlord shall, as part of the Landlord Work and in accordance with the requirements of Exhibit B, install certain card key access and video camera systems respecting the Premises. Subject to the foregoing, Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

26.18 NO LIGHT AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

26.19 RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

26.20 SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of this Lease.

26.21 TENANT’S CONTRACTORS SUBCONTRACTORS AND VENDORS

Notwithstanding anything to the contrary set forth in this Lease, Tenant hereby agrees that all of its contractors and subcontractors at any tier performing any construction, repair, refurbishment or restoration or providing janitorial or other services (“Work’) within the Premises, including, without limitation, tenant improvements, build-out, alterations, additions, improvements, renovations, repairs, remodeling, painting and installations of fixtures, mechanical, electrical, plumbing, data, security, telecommunication, low voltage or elevator equipment or systems or other equipment, or with respect to any other construction work in, on or to the Building are required to be approved in advance by Landlord. Landlord may disapprove of any such contractors, subcontractors or other vendors who (i) are not bound by and signatory to a collective bargaining agreement with a labor organization, and/or (ii) do not observe area standards for wages and other terms and conditions of employment, including fringe benefits. Further, Tenant shall comply with any reasonable contractor selection and payment policy promulgated by Landlord from time to time. Upon the request of Landlord, each such contractor, subcontractor and vendor shall provide written certification that all work performed by such party was performed in compliance with this policy.

26.22 COUNTERPARTS

This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Telecopied signatures or signatures transmitted by electronic mail in so-called “pdf’ format or via DocuSign or similar electronic means may be used in place of original signatures on this Lease. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on such telecopied or e-mailed signatures. Promptly following request by either party, the other party shall provide the requesting party with original signatures on this Lease.

26.23 EXHIBITS AND RIDERS

All exhibits, riders and/or addenda referred to in this Lease as an exhibit, rider, or addenda hereto, or attached hereto, are hereby incorporated into and made a part of this Lease.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.1(4) hereof.

TENANT:		LANDLORD:

Aduro Biotech, Inc.,		Seventh Street Properties VII, LLC,
a Delaware corporation		a California limited liability company

By: Seventh Street Properties VII Associates, LLC
By	/s/ Stephen Isaacs	Its: Managing Member
Print Name: Stephen Isaacs
Its:	CEO	By:	Wareham-NZL, LLC
a California limited liability company,
By:			its Manager
Print Name:
Its:		By:	/s/ Richard K. Robbins
Richard K. Robbins
Manager

EXHIBIT A

OUTLINE OF PREMISES

191' - 9"
31' - 10"
32' - 0"
32' - 9"
31' - 3"
32' - 0"
31' - 10"
10' - 0"
FIRE PUMP ROOM
SERVICE YARD
TRASH ENCLOSURE
DOMESTIC PUMP ROOM
STORAGE
MAIN ELECTRICAL ROOM
SHIPPING/RECEIVING
SERVER ROOM
FUTURE HALLWAY
ELEV
ELECTRICAL ROOM
SHOWER
FUTURE T.I. FIRE RISER
RECEPTION DESK
LOBBY
135' - 8"
32' - 0"
35' - 10"
3' - 2 1/2"

740 HEINZ AVENUE, BERKELEY – FIRST FLOOR (DEPICTING PART OF PHASE I PREMISES)

Project Potomac CONFIDENTIAL

1
2
3
4
5
6
6.7
7
191' - 8"
31' - 10"
32' - 0"
32' - 9"
31' - 3"
32' - 0"
10' - 0"
A
A.2
A.7
B
C
D
E
E.8
E.6
135' - 8"
35' - 10"
32' - 0"
32' - 0"
35' - 10"
5' - 0"
16' - 0"
ELEVATOR VESTIBULE
VESTIBULE
WOMEN
MEN
ELECTRICAL ROOM
SHAFT #1
SHAFT #2
SHAFT #3
SHAFT #4
OPEN TO BELOW

740 HEINZ AVENUE, BERKELEY – SECOND FLOOR (PHASE III PREMISES)

Project Potter 10:09:2023 13:44 CONFIDENTIAL

191' - 8"
31' - 10"
32' - 0"
32' - 9"
31' - 3"
32' - 0"
31' - 10"
10' - 0"
135' - 8"
35' - 10"
32' - 0"
32' - 0"
35' - 10"
18' - 8"
ROOF
TERRACE
ELEVATOR VESTIBULE
WOMEN
MEN
SHAFT
STAIR
1
2
3
4
5
6
6.7
7
A
A.2
A.7
B
C
D
E
E.6
E.8

740 HEINZ AVENUE, BERKELEY – THIRD FLOOR (PHASE I PREMISES)

Project Potter
boylewi@cooley.com
CONFIDENTIAL

ROOF
ROOF
TERRACE

740 HEINZ AVENUE, BERKELEY – FOURTH FLOOR (PHASE I PREMISES)

CONFIDENTIAL

EXHIBIT B

WORKLETTER AGREEMENT

THIS WORK AGREEMENT (this “Work Agreement”) is attached to and made a part of that certain Lease (the “Lease”) between Seventh Street Properties VII, LLC, a California limited liability company (“Landlord”), and Aduro Biotech, Inc., a Delaware corporation (“Tenant”). All capitalized terms used but not defined herein shall have the respective meanings given such terms in the Lease. This Work Agreement sets forth the terms and conditions relating to the construction of Tenant Improvements (defined below) in the Premises.

SECTION 1

ALLOWANCE; TENANT IMPROVEMENTS

1.1 Allowance. Tenant shall be entitled to an allowance (the “Tenant Improvement Allowance”) in an amount not to exceed XXXXX per square foot of Rentable Area of the Phase I Premises for the costs relating to the design, permitting and construction of Tenant’s improvements which are permanently affixed to the Phase I Premises and XXXXX per square foot of Rentable Area of the Phase II Premises, for the costs relating to the design, permitting and construction of Tenant’s improvements which are permanently affixed to the Phase II Premises (collectively, the “Tenant Improvements”). Landlord and Tenant acknowledge that the Tenant Improvements include the build-out of the Phase II Premises prior to Tenant’s election of the Expansion Option and that, as a result, Tenant may never lease or occupy the Phase II Premises following completion of the Tenant Improvements relating thereto. Tenant agrees that is shall commence and complete the portion of the Tenant Improvements respecting the Phase I Premises and the portion of the Tenant Improvements respecting the Phase II Premises substantially concurrently, and shall complete the Tenant Improvements respecting the Phase II Premises no later than June 1, 2016.

Tenant acknowledges and agrees that it shall spend (in addition to all or any portion of the Tenant Improvement Allowance applicable to the Phase II Premises), an amount not less than XXXXX toward Tenant Improvement Allowance Items relating to the Phase II Premises (“Tenant’s Phase II Contribution”), and Landlord and Tenant shall use their best efforts and work cooperatively and in good faith to design the Tenant Improvements respecting the Phase II Premises such that the actual cost to construct the same is an amount equal to the Tenant Improvement Allowance applicable to the Phase II Premises plus Tenant’s Phase II Contribution (e.g. XXXXX assuming Tenant exercises the Expansion Option) (the “Anticipated Phase II Cost”). Notwithstanding such efforts by Landlord and Tenant, in the event the actual cost to complete the Tenant Improvements respecting the Phase II Premises (i) is less than the Anticipated Phase II Cost, then the Tenant Improvement Allowance respecting the Phase III Premises shall be increased by such cost savings (i.e., an amount equal to the unused remainder of the Tenant Improvement Allowance applicable to the Phase II Premises), or (ii) exceeds the Anticipated Phase II Cost, then Landlord shall contribute fifty percent (50%) of such excess costs, through an increase in the Tenant Improvement Allowance respecting the Phase II Premises; provided, however in no event shall the Tenant Improvement Allowance respecting the Phase II Premises be increased such that the aggregate Tenant Improvement Allowance respecting the Phase II Premises exceeds XXXX per square foot of Rentable Area of the Phase II Premises.

Except in connection with the performance of Landlord’s Work, in no event will Landlord be obligated to make disbursements pursuant to this Work Agreement in a total amount which exceeds the Tenant Improvement Allowance, and in no event shall Landlord be obligated to make disbursements of the Tenant Improvement Allowance applicable to the Phase I Premises or the Phase II Premises in a total amount which exceeds the Tenant Improvement Allowance applicable to such Phase I Premises or Phase II Premises, as applicable. Tenant must complete all Tenant Improvements and have submitted Payment Request Supporting Documentation (defined below) for such work no later than December 31, 2016 in order to be entitled to receive the Tenant Improvement Allowance for such work.

1.2 Disbursement of the Tenant Improvement Allowance.

(a) Tenant Improvement Allowance Items. Except as otherwise set forth in this Work Agreement, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

(i) Payment of the fees of the Architect and the Building Consultants (as those terms are defined below) and payment of fees and costs reasonably incurred by Landlord for the review of the Construction Drawings (defined below) by Landlord or by Landlord’s third party consultants;

(ii) The payment of plan check, permit and license fees relating to the Tenant Improvements;

(iii) The cost of construction of the Tenant Improvements, including, without limitation, after hours charges, testing and inspection costs, freight elevator usage, trash removal costs, and contractors’ fees and general conditions;

(iv) The cost of any changes to the Building when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

(v) The cost of any changes to the Construction Drawings (defined below) or Tenant Improvements required by applicable building codes (collectively, “Code”); and

(vi) The Coordination Fee (defined below).

(b) Disbursement of Tenant Improvement Allowance. During the design and construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance to reimburse Tenant for Tenant Improvement Allowance Items and shall authorize the release of funds as follows, and otherwise in accordance with Landlord’s standard disbursement process.

(i) On or before the fifth (5th) day of each calendar month (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (A) a request for payment from Contractor (defined below) approved by Tenant and the Architect (hereafter defined), in a commercially reasonable form to be provided or approved in advance by Landlord, including a schedule of values and showing the percentage of completion, by trade, of the Tenant Improvements, which details the portion of the work completed and the portion not completed;

(B) invoices from all of Tenant’s Agents (defined below) for labor rendered and materials delivered to the Phase I Premises and Phase II Premises; (C) executed conditional mechanic’s lien releases from all of Tenant’s Agents who have lien rights with respect to the subject request for payment (along with unconditional mechanics’ lien releases with respect to payments made pursuant to Tenant’s prior submission hereunder) in compliance with all applicable laws; and (D) all other information reasonably requested by Landlord (collectively, the “Payment Request Supporting Documentation”).

(ii) Within thirty (30) days after Tenant’s delivery to Landlord of all Payment Request Supporting Documentation, Landlord shall deliver to Tenant payment in an amount equal to the lesser of: (x) the amount so requested by Tenant, as set forth above, less (i) the applicable Over-Tenant Improvement Allowance Amount (defined in Section 3.2(a) below and (ii) a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (y) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that if Landlord, in good faith, disputes any item in a request for payment based on non-compliance of any work with the Approved Working Drawings (defined below) or due to any substandard work and delivers a written objection to such item setting forth with reasonable particularity Landlord’s reasons for its dispute (a “Draw Dispute Notice”) within ten (10) business days following Tenant’s submission of its Payment Request Supporting Documentation, Landlord may deduct the amount of such disputed item from the payment. Landlord and Tenant shall, in good faith, endeavor to diligently resolve any such dispute. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

(iii) Subject to the provisions of this Work Agreement, following the final completion of construction of the Tenant Improvements, Landlord shall deliver to Tenant a check made payable to Tenant, or a check or checks made payable to another party or parties as reasonably requested by Tenant, in the amount of the Final Retention, provided that (A) Tenant delivers to Landlord properly executed unconditional mechanics’ lien releases from all of Tenant’s Agents in compliance with all applicable laws, as reasonably determined by Landlord; (B) Landlord has determined in good faith that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building; (C) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements has been finally completed; (D) Tenant supplies Landlord with evidence that all governmental approvals required for an occupant to legally occupy each of the Phase I Premises and the Phase II Premises have been obtained; and (E) Tenant has fulfilled its Completion Obligations (defined below) and has otherwise complied with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, closeout documentation regarding the general contractor, financial close-out matters, and Tenant’s vendors.

SECTION 2

CONSTRUCTION DRAWINGS

2.1 Selection of Architect; Construction Drawings. Tenant shall retain an architect approved in writing, in advance by Landlord, such approval not to be unreasonably withheld (the “Architect”) to prepare the Construction Drawings. Tenant shall retain engineering consultants approved in writing, in advance by Landlord, such approval not to be unreasonably withheld (the “Building Consultants”) to prepare all plans and engineering working drawings and perform all work relating to mechanical, electrical and plumbing (“MEP”), HVAC/Air Balancing, life- safety, structural, sprinkler and riser work.

The plans and drawings to be prepared by Architect and the Building Consultants hereunder (i.e., both the Space Plan and the Working Drawings, as each term is defined below) shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications determined or approved by Landlord and shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed. All MEP drawings must be fully engineered or prepared on a “design-build-assist” basis with a Landlord-approved MEP basis of design (“BOD”), as prepared by an approved MEP engineer consultant. The MEP drawings cannot be prepared on a strictly “design-build” basis. Landlord’s review of the Construction Drawings shall be for its sole purpose and shall not obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

2.2 Space Plan. Tenant shall supply Landlord for Landlord’s review and approval with four (4) copies signed by Tenant of its space plan for each of the Phase I Premises and the Phase II Premises (collectively, the “Space Plan”) before any architectural working drawings or engineering drawings have been commenced. The Space Plan shall include a layout and designation of all laboratory facilities, offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Space Plan. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Space Plan (or, if applicable, such additional information requested by Landlord pursuant to the provisions of the immediately preceding sentence) if the same is approved or is unsatisfactory or incomplete in any respect.    Upon any disapproval by Landlord, Tenant shall promptly cause the Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

2.3 Working Drawings. After the Space Plan has been approved by Landlord, Tenant shall supply the Architect and the Building Consultants with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements, to enable the Architect and the Building Consultants to complete the Working Drawings and shall cause the Architect and the Engineers to promptly complete the architectural and engineering drawings, and Architect shall compile a fully coordinated set of drawings, including but not limited to architectural, structural, mechanical, electrical, plumbing, fire sprinkler and life safety in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Working Drawings”) and shall submit the same to Landlord for Landlord’s review and approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of the Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Working Drawings if Landlord, in good faith, determines that the same are approved or are unsatisfactory or incomplete. If Tenant is so advised, Tenant shall promptly revise the Working Drawings to correct any deficiencies or other matters Landlord may reasonably require.

2.4 Landlord’s Approval. Tenant acknowledges that it shall be deemed reasonable for Landlord to disapprove the Space Plan and any subsequent Working Drawings unless, at a minimum, the same are prepared on the basis that: (a) each phase (i.e., each of the Phase I Premises, the Phase II Premises and the Phase III Premises) will be completely built out and will only utilize the appropriate pro-rated share of building systems capacity available for tenant usage in the building (including, but not limited to, Heating Ventilation and Air Conditioning equipment, electrical power, fire sprinkler, emergency electrical power), (b) the Tenant Improvements as specified and designed comply with the requirements of the Project’s Sustainability Practices and Tenant is strongly encouraged to complete the Tenant Improvements in a manner sufficient to achieve the applicable Green Building Standards, and (c) the sprinkler systems shall be designed in compliance with the specifications provided by FM Global. Additionally, Landlord’s approval of any matter under this Work Agreement may be withheld if Landlord reasonably determines that the same would violate any provision of the Lease or this Work Agreement or would adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building.

SECTION 3

CONSTRUCTION OF THE TENANT IMPROVEMENTS

3.1 Tenant’s Selection of Contractors.

(a) The Contractor. Tenant shall retain a general contractor approved in writing, in advance by Landlord, such approval not to be unreasonably withheld, to construct the Tenant Improvements (“Contractor”).

(b) Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, in Landlord’s sole discretion (Landlord will approve or disapprove Tenant’s Agents within ten (10) business days following Tenant’s written request, and if such request for consent was delivered in accordance with Article 24 of the Lease, then Landlord’s failure to so approve or disapprove in writing within such ten (10) business day period shall be deemed to be Landlord’s approval), provided that Landlord will require Tenant to retain the Building Consultants. All of Tenant’s Agents shall be licensed in the State of California and capable of being bonded. Notwithstanding anything herein to the contrary, in connection with Tenant’s construction of the Tenant Improvements, any of Tenant’s Agents that are (i) to be reimbursed to Tenant through the Tenant Improvement Allowance, and/or (ii) involved in principal construction trades, shall be union-affiliated and in compliance with all then existing master labor agreements.

3.2 Construction of Tenant Improvements by Tenant’s Agents.

(a) Construction Contract. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, Tenant shall provide Landlord with a schedule of values consisting of a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, for all Tenant Improvement Allowance Items in connection with the design and construction of the Tenant Improvements, which costs form the basis for the amount of the Contract, segregated and allocated, as applicable, for each of the Phase I Premises and the Phase II Premises (“Final Costs”). Prior to the commencement of construction of the Tenant Improvements, Landlord and Tenant shall identify the amount for each of the Phase I Premises and the Phase II Premises (the “Over-Allowance Amount”) equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements), and Landlord will reimburse Tenant on a monthly basis, as described in Section 1.2(b)(ii) above, for a percentage of each amount requested by the Contractor or otherwise to be disbursed under this Work Agreement, which percentage shall be equal to the Tenant Improvement Allowance divided by the amount of the Final Costs (after deducting from the Final Costs any amounts expended in connection with the preparation of the Construction Drawings, and the cost of all other Tenant Improvement Allowance Items incurred prior to the commencement of construction of the Tenant Improvements), and Tenant shall be solely responsible for any Over-Allowance Amount. If, after the Final Costs have been initially determined, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs for such design and construction in excess of the Final Costs shall be added to the Over-Allowance Amount and the Final Costs, and Landlord’s reimbursement percentage, shall be recalculated in accordance with the terms of the immediately preceding sentence. Notwithstanding anything set forth herein to the contrary, construction of the Tenant Improvements shall not commence until Tenant has procured and delivered to Landlord a copy of all Permits for the applicable Tenant Improvements.

(b) Construction Requirements.

(i) Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Construction of the Tenant Improvements shall comply with the following: (A) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings and Landlord’s then-current published construction guidelines; (B) Tenant’s Agents shall submit schedules of all work relating to the Tenant Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (C) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of contractor parking, materials delivery, freight, loading dock and service elevators, any required shutdown of utilities (including life-safety systems), storage of materials, coordination of work with the contractors of Landlord, and any other matter in connection with this Work Agreement, including, without limitation, the construction of the Tenant Improvements. Tenant shall pay an oversight and supervisory fee (the “Coordination Fee”) to Landlord in an amount equal to one and one-half percent (1.5%) of the Tenant Improvement Allowance.

(ii) Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (A) to permit Tenant to complete the Tenant Improvements, and (B) to enable Tenant to obtain any related building permit or certificate of occupancy.

(iii) Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractor. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with the removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that are damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances as may be necessary to effect such right of direct enforcement.

(c) Insurance Requirements.

(i) General Coverages. All of Tenant’s Agents shall carry employer’s liability and worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including personal and bodily injury, property damage and completed operations liability, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(ii) Special Coverages. Tenant or Contractor shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and shall be in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(iii) General Terms. Certificates for all of the foregoing insurance coverage shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days’ prior written notice of any cancellation of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant

Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operations Coverage insurance required by Landlord, which is to be maintained for one (1) year following completion of the work and acceptance by Landlord and Tenant. All policies carried hereunder shall insure Landlord, Wareham Property Group as Landlord’s manager, and Tenant, as their interests may appear, as well as Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation    claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord and Tenant and that any other insurance maintained by Landlord or Tenant is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the Lease and/or this Work Agreement.

(d) Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other federal, state, city and/or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person or entity; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; (iii) building material manufacturer’s specifications, and (iv) the Project’s Sustainability Practices. Tenant is strongly encouraged to complete the Tenant Improvements in a manner sufficient to achieve the applicable Green Building Standards

(e) Inspection by Landlord. Prior to the completion of the Tenant Improvements, Landlord shall have the right to inspect the same at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

(f) Meetings. Tenant shall hold periodic meetings at a reasonable time with the Architect and the Contractor regarding the progress of the preparation of the Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated or reasonably approved by Landlord, and Landlord and/or its agents shall receive prior written notice of, and shall have the right to attend, all such meetings. Upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, and Landlord will be included in the distribution list for such minutes. One such meeting each month shall include the review of Contractor’s current request for payment.

3.3 Notice of Completion; Copy of Record Set of Plans. Following completion of construction of the Tenant Improvements, Landlord shall cause a Notice of Completion to be recorded in the office of the Recorder of Alameda County and shall furnish a copy thereof to Tenant. Within thirty (30) days following the completion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord such updated drawings in accordance with Landlord’s then-current CAD Requirements, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Phase I Premises and/or Phase II Premises. Tenant’s obligations set forth in this Section are collectively referred to as the “Completion Obligations.”

SECTION 4

LANDLORD WORK

Landlord shall deliver each of the Phase I Premises, Phase II Premises, and Phase III Premises in a “warm shell” condition and in conformance with the base building standards as set forth on Exhibit B-1 hereto (the “Landlord Work”). For the avoidance of doubt, subject to Tenant’s exercise of the Expansion Option, Tenant’s rights respecting the Phase II Premises shall be limited to the right of access for the sole purpose of constructing the Tenant Improvements, and Tenant shall have no right to otherwise occupy or use the Phase II Premises following completion of the Tenant Improvements respecting the same. The Landlord Work shall comply in all respects with the Code and other federal, state, city and/or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person or entity; the applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters), and the National Electrical Code. Subject to the foregoing, Tenant shall accept the Phase I Premises and Phase II Premises in their then existing, “AS-IS” condition.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Nancy Kaplan as its sole representative with respect to the matters set forth in this Work Agreement, until further notice to Landlord, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Agreement.

5.2 Landlord’s Representative. Landlord has designated Chris Barlow as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Agreement.

5.3 Tenant’s Default. Notwithstanding any provision to the contrary contained in the Lease, if a Default by Tenant under the Lease (including, without limitation, this Work Agreement) has occurred at any time on or before the substantial completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance, and (ii) all other obligations of Landlord under the terms of this Work Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

EXHIBIT B-1

LANDLORD WORK/WARM-SHELL SPECIFICATIONS

AND DRAWINGS

Lobby

•	Ground Floor Lobby and Second Floor Lobby complete and finished including security desk, artwork and furniture.

Electrical Rooms

•	Ground Floor Main Electrical Room including Fire Alarm Control Panel complete and finished.

•	Electrical Room on each floor complete with the bus riser and tap for future tenant connection of tenant electrical panel on each floor level.

Stairways

•	Stairs and stairwell shafts installed to each floor.

•	Stairwells finished on the interior including paint and lighting.

Elevators

•	One service elevator sized to accommodate an 8ft fume hood with a capacity of 5,000 lbs @ 200 feet per minute.

•	Two Passenger Elevators with finished interiors each with a capacity of 3,500 lbs @ 350 feet per minute.

Restrooms and Showers

•	Fully finished central restrooms on each floor (including janitor’s closet).

•	Showers in ground floor lobby restrooms (for use by all building tenants).

Mechanical Design Criteria

•	Air system designed by 60% laboratory, 40% office use with up to 25% of the laboratory space being fume hood intensive chemical uses.

•	Air supply of 1.6 cubic feet / minute / square foot of outside air. 580 tons chiller capacity and 4,350 MBH boiler capacity.

•	Mechanical penthouse designed to accommodate (at Tenants cost) an additional air handler which will increase the total outside air delivery to 2.0 cubic feet / minute / square foot.

HVAC Distribution

•	Restrooms and electrical rooms exhausted

•	Supply, return, and exhaust air ducting stubbed to each floor.

Electrical

•	PG&E transformer is 1,000kVA, 480Y/277V; service to main switchboard rated 4,000 amp, 480&/277V is installed.

•	4 w/sf available for office powers; 15 w/sf available for lab area power.

•	Main house panels installed in Ground Floor electrical room.

B-1-1

•

600kW / 750 kVA 60 Hz, 480V Diesel Standby Generator with automatic transfer switch and emergency panels sized for building life safety requirements. Future tenant loads will require separate standby power distribution equipment.

•	Emergency Generator and Automatic Transfer Switch sized to provide 4 W/SF tenant capacity over 60% of the building footprint.

•	Air handling equipment is on backup generator power to keep airflow in labs operational in the event of a power outage.

Potable Water

•	Cold and hot domestic water provide to all restrooms and showers from central domestic water boiler.

Natural Gas

•	PG&E gas service stubbed into building at ground floor level and riser up to penthouse for future tenant tap at each floor level.

Sanitary Waste

•	Sanitary waste and vent system provided for potable waste producing fixtures and equipment with all fixtures trapped and vented to atmosphere.

Laboratory Waste

•	All underground laboratory waste lines and risers at 4 locations throughout the building stubbed out at each floor level for future tenant connection.

•	Monitoring port installed at exterior of building.

Life Safety System

•	Fire Alarm Control Panel in place with all required devices located within finished common areas.

•	Fire Sprinkler riser installed to each floor with distribution piping and sprinklers installed on each floor.

Telecommunications

•	Three 4 inch conduits installed from exterior pull box to MPOE located ground floor. Eight 4 inch conduits installed below slab from central IDF on ground floor for future tenant use.

•	Telephone/data rooms constructed on each floor.

Not Included in Warm Shell

•	DI water system.

•	Central Clean Dry Air (CDA) and vacuum equipment.

•	Distributed gases.

740 HEINZ AVENUE ARCHITECTURAL DRAWINGS PREPARED BY DGA PLANNERS

A-001 OVERALL SITE PLAN

A-002 ENLARGED SERVICE YARD PLAN AND DETAILS

A-003 SITE DETAILS

A-004 ACCESSIBILITY REQUIREMENTS

A-005 ENLARGED SITE PLAN

A-101 1ST LEVEL FLOOR PLAN

A-102 2ND LEVEL FLOOR PLAN

A-103 3RD LEVEL FLOOR PLAN

A-104 4TH LEVEL FLOOR PLAN

B-1-2

A-105 ROOF LEVEL FLOOR PLAN

A-106 PENTHOUSE ROOF PLAN

A-101S 1ST LEVEL SLAB PLAN

A-102S 2ND LEVEL SLAB PLAN

A-103S 3RD LEVEL SLAB PLAN

A-104S 4TH LEVEL SLAB PLAN

A-105S ROOF LEVEL SLAB PLAN

A-201 NORTH & EAST ELEVATIONS

A-202 SOUTH & WEST ELEVATIONS

A-301 LONGITUDINAL BUILDING SECTION

A-302 CROSS BUILDING SECTION

A-311 WALL SECTIONS

A-312 WALL SECTIONS

A-401 TOILET CORE ENLARGED PLANS & ELEVATIONS

A-402 ENLARGED PLANS ELEVATORS & STAIRS

A-403 ELEVATOR SECTIONS

A-404 STAIR #1 SECTIONS

A-405 STAIR #2 SECTIONS

A-406 LOBBY ENLARGED PLAN

A-407 LOBBY REFLECTED CEILING PLAN

A-408 LOBBY REFLECTED CEILING PLAN - SECOND LEVEL

A-411 LOBBY INTERIOR ELEVATIONS

A-421 FINISH GENERAL NOTES AND SCHEDULE

A-501 EXTERIOR DETAILS

A-502 EXTERIOR DETAILS

A-503 EXTERIOR DETAILS

A-504 EXTERIOR DETAILS

A-507 WALL SECTION DETAILS

A-508 PENTHOUSE & ROOF SCREEN ELEVATIONS

A-510 INTERIOR FRAMING DETAILS

A-511 PENETRATION DETAILS

A-512 EXTERIOR DETAILS - CANOPY DETAILS

A-513 ROOF DETAILS

A-514 ROOF DETAILS

A-515 WATERPROOFING DETAILS

A-520 RATED WALL DETAILS

A-521 RATED WALL DETAILS

A-523 INTERIOR DETAILS - ELEVATOR

A-524 INTERIOR DETAILS- STAIR & RAILING

A-525 INTERIOR DETAILS - CEILING

A-526 INTERIOR DETAILS - LOBBY

A-527 INTERIOR DETAILS - RECEPTION DESK

A-52 MISCELLANEOUS DETAILS

A-601 WALL TYPE SCHEDULE

A-602 DOOR SCHEDULE

A-604 WINDOW SCHEDULE

B-1-3

740 HEINZ AVENUE MECHANICAL DRAWINGS PREPARED BY AEI AFFILIATED ENGINEERS

M0-1 MECHANICAL ABBREVIATIONS AND SYMBOLS

M0-2 MECHANICAL TITLE 24 COMPLIANCE FORMS

M0-3 MECHANICAL TITLE 24 COMPLIANCE FORMS

M1-01 MECHANICAL SITE PLAN

M2-1 MECHANICAL 1ST LEVEL FLOOR PLAN

M2-2 MECHANICAL 2ND LEVEL FLOOR PLAN

M2-3 MECHANICAL 3RD LEVEL FLOOR PLAN

M2-4 MECHANICAL4TH LEVEL FLOOR PLAN

M2-5 MECHANICAL 5TH LEVEL FLOOR PLAN

M3-1 MECHANICAL ROOF PIPING PLAN

M4-1 CHILLED AND BOILER ROOM ENLARGED PLAN

M6-1 MECHANICAL SECTIONS

M7-1 MECHANICAL AIR FLOW DIAGRAM

M7-2 MECHANICAL CHW & HW FLOW DIAGRAMS

M8-1 MECHANICAL DETAILS

M8-2 MECHANICAL DETAILS

M9-1 MECHANICAL SCHEDULES

740 HEINZ AVENUE FIRE PROTECTION DRAWINGS PREPARED BY AEI AFFILIATED ENGINEERS

FP2-1 FIRE PROTECTION 1ST LEVEL FLOOR PLAN

FP2-2 FIRE PROTECTION 2ND LEVEL FLOOR PLAN

FP2-3 FIRE PROTECTION 3RD LEVEL FLOOR PLAN

FP2-4 FIRE PROTECTION 4TH LEVEL FLOOR PLAN

FP2-5 FIRE PROTECTION 5TH LEVEL FLOOR PLAN

FP7-1 FIRE PROTECTION RISER DIAGRAM

FP8-1 FIRE PROTECTION DETAILS ELECTRICAL

740 HEINZ AVENUE ELECTRICAL DRAWINGS PREPARED BY AEI AFFILIATED ENGINEERS

E0-1 ELECTRICAL SYMBOLS AND ABBREVIATIONS

E0-2 ELECTRICAL TITLE 24

E0-3 ELECTRICAL TITLE 24

E1-1 ELECTRICAL SITE PLAN

E2-1 ELECTRICAL POWER 1ST LEVEL FLOOR PLAN

E2-2 ELECTRICAL POWER 2ND LEVEL FLOOR PLAN

E2-3 ELECTRICAL POWER 3RD LEVEL FLOOR PLAN

E2-4 ELECTRICAL POWER 4TH LEVEL FLOOR PLAN

E2-5 ELECTRICAL POWER 5TH LEVEL FLOOR PLAN

E3-1 ELECTRICAL POWER 1ST LEVEL FLOOR PLAN

E3-2 ELECTRICAL POWER 2ND LEVEL FLOOR PLAN

E3-3 ELECTRICAL POWER 3RD LEVEL FLOOR PLAN

E3-4 ELECTRICAL POWER 4TH LEVEL FLOOR PLAN

E3-5 ELECTRICAL POWER 5TH LEVEL FLOOR PLAN

B-1-4

E4-1 ELECTRICAL SPECIAL SYSTEMS 1ST LEVEL FLOOR PLAN

E4-2 ELECTRICAL SPECIAL SYSTEMS 2ND LEVEL FLOOR PLAN

E4-3 ELECTRICAL SPECIAL SYSTEMS 3RD LEVEL FLOOR PLAN

E4-4 ELECTRICAL SPECIAL SYSTEMS 4TH LEVEL FLOOR PLAN

E4-5 ELECTRICAL SPECIAL SYSTEMS 5TH LEVEL FLOOR PLAN

E5-1 ELECTRICAL PANEL SCHEDULES

E6-1 ENLARGED ELECTRICAL ROOMS - 1ST FLOOR PLANS

E6-2 ENLARGED ELECTRICAL ROOMS - 1ST, 2ND, 3RD 4TH FLOOR PLANS

E7-1 ELECTRICAL ONE-LINE RISER DIAGRAM

E7-2 ELECTRICAL EMERGENCY ONE-LINE RISER DIAGRAM

E7-3 ELECTRICAL FIRE ALARM RISER DIAGRAM

E7-4 ELECTRICAL GROUNDING RISER DIAGRAM

E7-5 ELECTRICAL PATHWAY RISER DIAGRAM

E8-1 ELECTRICAL SECTIONS AND DETAILS

E 9-1 ELECTRICAL LIGHTING FIXTURE SCHEDULE

E 9-2 ELECTRICAL FEEDER SCHEDULES & LOAD SUMMARY

740 HEINZ AVENUE PLUMBING DRAWINGS PREPARED BY AEI AFFILIATED ENGINEERS

P0-1 PLUMBING SYMBOLS, ABBREVIATIONS AND NOTES

P1-0 PLUMBING SITE PLAN

P2-0 PLUMBING UNDERFLOOR PLAN

P2-1 PLUMBING 1ST LEVEL FLOOR PLAN

P2-2 PLUMBING 2ND LEVEL FLOOR PLAN

P2-3 PLUMBING 3RD LEVEL FLOOR PLAN

P2-4 PLUMBING 4TH LEVEL FLOOR PLAN

P2-5 PLUMBING PENTHOUSE / ROOF PLAN

P4-1 PLUMBING ENLARGED RESTROOM PLANS

P7-1 PLUMBING DOMESTIC WATER RISER DIAGRAM

P7-2 PLUMBING SANITARY WASTE AND VENT RISER DIAGRAM

P7-3 PLUMBING LAB WASTE AND VENT RISER DIAGRAM

P7-4 PLUMBING STORM DRAINAGE RISER DIAGRAM

P7-5 PLUMBING NATURAL GAS RISER DIAGRAM

P7-6 PLUMBING WASTE WATER RECOVERY SYSTEM RISER DIAGRAM

P8-1 PLUMBING DETAILS

P9-1 PLUMBING SCHEDULES

T-24 TITLE 24 ENERGY CALCULATIONS

B-1-5

EXHIBIT C-1

LABORATORY RULES AND REGULATIONS

1.

Any laboratory equipment (glass and cage washers, sterilizers, centrifuges, etc.) being used during normal business hours must be properly insulated for noise to prevent interruption of other tenants’ business. Landlord reserves the right to request all equipment be insulated prior to occupancy. Should other tenants complain of noise, the laboratory tenant will be responsible for abating any noise issues, at the laboratory tenant’s sole cost.

2.

Any damages to property due to leaks from laboratory equipment will be the sole responsibility of the laboratory tenant. Should damage occur in other tenant spaces, any and all damages and clean-up will be the responsibility of the laboratory tenant.

3.

Animal activities are a recognized and necessary process in the biotech industry. It can only be conducted by laboratory tenants pursuant to all the requirements of their respective lease (including any “Use” clause) and requires specific, written approval by Landlord in advance, which shall not be unreasonably withheld, conditioned or delayed. Any animal operations shall be conducted pursuant to all regulations, standards and best industry practices relating to them.

4.

The Project may be a mixed-use facility in which laboratory tenants share space with office tenants. No cartons, containers or cardboard boxes bearing the nature of contents may be stored or left in common area spaces, to include any garage/freight areas. Feed bags, animal carriers, and any and all containers must be disposed of properly and with discretion.

5.

All exterior signage relating to laboratory operations (i.e. visible to common areas including corridors) must be kept to the minimum required by law. All signs must have Landlord’s approval prior to installation.

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EXHIBIT C-2

RULES AND REGULATIONS

1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and if the Premises are situated on the ground floor of the Project, Tenant shall further, at Tenant’s own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

2. No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Project, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Project.

5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant’s agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

8. Subject to Tenant’s rights, if any, as set forth in Exhibit C-3, no animal or bird of any kind shall be brought into or kept in or about the Premises or the Project, except registered service animals.

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9. Tenant shall cooperate with Landlord’s efforts to implement the Project’s Sustainability Practices and the applicable Green Building Standards, including, but not limited to, complying with Landlord’s then-current energy saving efforts and participating in any recycling programs and occupant satisfaction and transportation surveys.

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project, or neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11. Tenant shall regularly conduct cleaning and janitorial activities, especially in bathrooms, kitchens and janitorial spaces, to remove mildew and prevent moist conditions and shall comply with the Project’s Sustainability Practices and Tenant is strongly encouraged to comply with the applicable Green Building Standards.

12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord’s prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Project.

15. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to exclude from the Project between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Project issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant.

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17. Tenant’s vendors and contractors shall, while in the Premises or elsewhere in the Project, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord) and shall be required to maintain such insurance coverage as reasonably approved by Landlord with liability policies naming Landlord and the Indemnitees as additional insureds.

18. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19. The requirements of Tenant will be attended to only upon application at the office of the Project. Project personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20. Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

21. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

22. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23. Tenant, Tenant’s agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other parking restrictions imposed by Landlord from time to time.

24. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.

26. Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

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27. Tenant shall not conduct any restaurant, catering operations, or similar activities at the Premises; provided, however, Tenant may cook and/or prepare food and beverage solely for in-Premises consumption by its employees provided that no odors of cooking or other processes emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

28. The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician’s or dentist’s office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant’s own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

29. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord’s prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law.

30. Tenant shall not store any vehicle within the parking area. Tenant’s parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Project. Tenants who wish to park a vehicle for longer than a 24-hour period shall notify the Building Manager for the Project and consent to such long-term parking may be granted for periods up to two (2) weeks. Any motor vehicles parked without the prior written consent of the Building Manager for the Project for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner’s expense or disposed of as provided by Law.

31. Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories.

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EXHIBIT C-3

RULES AND REGULATIONS

Trained and obedient dogs shall be permitted within the Premises solely in the event Tenant leases the entirety of the Building (or during the period prior to Tenant’s exercise of the Expansion Option, or if the Expansion Option is not exercised, then upon separate written agreement with Landlord), subject to the following conditions:

Tenant shall keep on file and provide a copy to the Landlord or the Property Manager, completed and executed copies of the attached “Aduro Dog Application Form” prior to allowing dogs to access the Building. Tenant shall enforce the provisions of the Aduro Dog Application Form against the occupants of the Premises.

Upon management’s request, Tenant shall facilitate and coordinate a management interview of any dog for which a Aduro Dog Application Form has been submitted. Any Aduro Dog Application Form applies solely to the particular dog identified therein, and does not extend to any other animal.

All dogs must be one year of age or older, and must weigh no more than 65 pounds at full growth. All dogs must be an approved breed. All dogs must be spayed or neutered and shall be licensed and vaccinated in accordance with local laws. Unless otherwise approved by management (which shall include a pet interview by management), the following breeds, or similar breeds/mixes, are not allowed within the Premises or the Project:

Akita	Pit Family	Bloodhound	Great Dane
Presia Canario	Bulldog	Rottwieler	Saint Bernard
Elkhound	Doberman	Mastiff	Dogo Argentino

Unless otherwise agreed by Landlord, the maximum number of dogs within the Premises shall be up to ten (10); provided, however, one time during each calendar year, Tenant may (with advance notice to Landlord) recognize a “bring your dog to work day” during which day the maximum number of dogs within the Premises shall be up to twenty (20).

Dogs shall never be left unattended at the Premises and shall not be kenneled or otherwise remain in the Premises for periods longer than twelve (12) hours in any twenty-four (24) hour period. No dog shall create noise or annoy other occupants of the Aquatic Park Center Campus. Dogs may not be bathed or groomed within the Premises. No pet food or water may be left outside of the Premises.

Dogs are not permitted to be walked or held in common areas of the Aquatic Park Center Campus, except for purposes of ingress and egress to the Premises. Dogs must remain on leash when not within the Premises. Dogs must be taken to the perimeter of the Aquatic Park Center Campus for their toilet purposes. In no event shall any toilet boxes, “pee-pee pads” or dog waste of any kind exist in the Premises. All dog waste is to be removed immediately, sealed in plastic bags, and disposed into an exterior dumpster or trash can.

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Tenant shall be charged, without the necessity of prior notice from Landlord, for any extra maintenance, janitorial or similar costs that are incurred by Landlord in connection with dogs within the Premises or Aquatic Park Center Campus, including but not limited to carpet cleaning, excrement removal, painting, wall repair, floor care, and landscape repair/replacement. Tenant’s indemnity obligation as set forth in the Lease shall include any claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from the presence of dogs in or about the Premises, the actions of any dogs, or any failure of Tenant or its employees to control such dogs.

Tenant shall abide by any additional rules and regulations established by Landlord.

Landlord may withdraw permission for any or all dogs immediately upon notice following any breach of the foregoing conditions, if Landlord determines that any such dog(s) are bothersome in any way or a nuisance to other occupants of the Aquatic Park Center Campus, or if revocation of permission is otherwise considered necessary by Landlord for the welfare of the Aquatic Park Center Campus.

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ADURO DOG APPLICATION FORM

Name of Dog Owner:

Name of Dog:

Breed of Dog:

Cell Phone:	Picture of Dog Here

Vet Name/Phone:

I HAVE READ THE RULES BELOW AND AGREE TO ABIDE BY THE RULES AT ALL TIMES. I UNDERSTAND THAT THE ABILITY TO BRING MY DOG TO WORK IS A PRIVILEGE AND NOT A RIGHT. Signature: Date:

Dogs must be properly licensed and vaccinated.

Dogs are to be leashed when being transported into and out of the Building. Dogs are not to be off leash at anytime in the Common Areas of the Building or the Aquatic Park Center Campus.

All dogs must be supervised and dogs must stay with their owner or designated watcher at all times and should be kept in an employee’s office or cubicle when the employee is working there. Dogs are not allowed in bathrooms, break areas, training rooms, or laboratory areas.

Any behavior, which interferes with another employee’s ability to work, will be cause for a pet to be taken home (interference is in the eye of the beholder). Aggressive behavior, such as growling, barking, chasing, or biting, is unacceptable and the pet will have to be taken home on the first complaint.

Employees with allergic reactions to dogs may ask the owner to refrain from bringing the dog to the workplace if the presence of the dogs makes it difficult for the allergic employee to work).

Owners are responsible for cleaning up after pets at all times. {f a pet has more than one indoor “accident” they will be asked to go home. Employees are financially responsible for any damage or cleaning to Aduro facilities, this includes damage from accidents, excessive pet hair and odor removal.

Owners must maintain adequate liability insurance against dog mishaps.

As between Owner and Aduro, Aduro assumes no responsibility for any pet.

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RIDER 1

COMMENCEMENT DATE AGREEMENT

Seventh Street Properties VII, LLC, a limited liability company (“Landlord”), and Aduro Biotech, Inc. a Delaware Corporation (“Tenant”), have entered into a certain Office/Laboratory Lease dated as of September 10, 2015 (the “Lease”). Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date [and Expiration Date] of the Lease as provided for in Section 2.2(b) of the Lease.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1. The [Commencement Date] [Phase II Commencement Date] [Phase III Commencement Date] is acknowledged to be                 . The Rentable Area of the Premises is acknowledged to be                  square feet.

2. Tenant hereby confirms that it has accepted possession of the [Phase I Premises] [Phase II Premises] [Phase III Premises] pursuant to the terms of the Lease and that the Lease is in full force and effect.

3. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

4. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:	LANDLORD:

Aduro Biotech, Inc.,	Seventh Street Properties VII, LLC,
a Delaware corporation	a California limited liability company

By:	By:	Seventh Street Properties VII Associates, LLC
Print Name:	Its:	Managing Member
Its:
	By:	Wareham-NZL, LLC
By:		a California limited liability company,
Print Name:		its Manager
Its:
By:
Richard K. Robbins
Manager

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RIDER 2

ADDITIONAL PROVISIONS

This Rider 2 (“Rider”) is attached to and forms a part of a certain Office/Laboratory Lease by and between Seventh Street Properties VII, LLC, a California limited liability company, as Landlord (“Landlord”), and Aduro Biotech, Inc., a Delaware corporation, as Tenant (“Tenant”), for the Premises as described therein (the “Lease”). Capitalized terms used in this Rider shall have the same meanings set forth in the Lease except as otherwise specified herein. This Rider forms a part of the Lease. Should any inconsistency arise between the terms set forth in this Rider and any other provisions of the Lease as to the specific matters which are the subject of this Rider, the terms and conditions of this Rider shall control.

1. LOBBY IMPROVEMENTS

Landlord will be making certain improvements to the lobby area on the ground floor of the building as part of its Landlord Work as shown on the plans and specifications attached hereto as Exhibit B-1. Tenant has notified Landlord that Tenant desires to construct a reception area in the Common Area of the ground floor lobby of the Building that is in addition to and separate from the Landlord Work (the “Lobby Improvements”). Landlord has agreed that Tenant shall have the right to make the Lobby Improvements, at Tenant’s sole cost and expense, provided that Tenant fully complies with the terms and conditions of Article 9 of this Lease, including, without limitation, the review and approval by Landlord of detailed architectural plans and specifications and the approval by Landlord of Tenant’s contractors. In the event Tenant does not exercise the Expansion Option pursuant to Section 4 of this Rider 2, then Tenant shall, not later than October 1, 2016 and at Tenant’s sole cost and expense, remove the Lobby Improvements and restore the affected portion of the Building to the condition which existed prior to the installation of the same. If Tenant fails to perform such obligations in a timely manner, Landlord may perform such work at Tenant’s expense.

2. ROOFTOP INSTALLATIONS

Tenant, at its sole cost and expense, shall have the right to utilize up to Tenant’s Share of the available area of the roof and mechanical penthouse of the Building for the purposes of installation, maintenance, and from time to time replacement of equipment servicing Tenant’s business within the Premises (e.g. satellite dishes and HVAC equipment) and/or a rooftop garden (as applicable “Rooftop Installations”), provided that prior to commencing any installation or maintenance, Tenant shall (i) obtain Landlord’s prior approval of the proposed size, weight, specification and location of the Rooftop Installation and method for fastening and/or installation the Rooftop Installation to the roof, (ii) such Rooftop Installation shall be architecturally screened as may be required by Landlord, (iii) such installation and/or replacement shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof, (iv) use the Rooftop Installation solely for its internal use, (v) not grant any right to use of the Rooftop Installation to any other party, and (vi) obtain and maintain in effect, at Tenant’s sole cost and expense, insurance for the Rooftop Installation and any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. Landlord may supervise or perform any roof penetration related to the installation of a Rooftop Installation, and

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charge the cost thereof to Tenant. All installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements imposed by Landlord. Any cable or wire placed by Tenant in the telecommunications pathways of the Building shall comply with Landlord’s cabling requirements of Section 6.4 of the Lease. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Rooftop Installation. The Rooftop Installation shall remain the property of Tenant, and Tenant may subject to and in accordance with this Section 2 and Article 9 of the Lease, remove, replace and reinstall the Rooftop Installation at its cost from time to time and at any time during the Term. Tenant shall remove the Rooftop Installation at Tenant’s cost and expense upon the expiration or termination of this Lease. The Rooftop Installation, and any wires, cables or connections relating thereto, and the installation, maintenance and operation thereof shall in no way interfere with the use and enjoyment of the Building, or the operation of communications (including, but not limited to, other satellite dishes) or computer devices by Landlord or other tenants or occupants of the Project. If such interference shall occur, Landlord shall give Tenant written notice thereof and Tenant shall take actions as necessary to correct the same within twenty-four (24) hours of receipt of such notice. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of a Rooftop Installation, it being assumed that Tenant has satisfied itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord’s Agents from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Rooftop Installation. Tenant’s obligations under this paragraph shall survive any termination of this Lease.

3. EXTERIOR SIGNAGE

In addition to the interior signage identified in Section 6.7 above, Tenant shall be entitled to Tenant’s Share of any available monument, eyebrow or parapet logo tenant identification signage for the Building (as applicable, “Tenant’s Exterior Signage”). Tenant’s Exterior Signage, including, without limitation, the exact location of the Tenant’s Exterior Signage and the manner in which it is attached, shall be subject to all applicable Laws, the Aquatic Park Center Campus signage program, and Landlord’s prior written approval, which approval shall not be unreasonably withheld, provided that the location does not detract from the first-class quality of the Building. Such right to Tenant’s Exterior Signage is personal to the named Tenant hereunder (and any assignee pursuant to a Permitted Transfer) and is subject to the following terms and conditions: (a) Tenant shall submit plans and drawings for the Tenant’s Exterior Signage to Landlord and to the City of Berkeley and to any other public authorities having jurisdiction and shall obtain written approval from Landlord and each such jurisdiction prior to installation, and shall fully comply with all applicable Laws; (b) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Tenant’s Exterior Signage; (c) the size, color and design of the Tenant’s Exterior Signage shall be subject to Landlord’s prior written approval, which Landlord shall have the right to withhold in its sole but good faith discretion; and (d) Tenant shall maintain Tenant’s Exterior Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning and, if the Tenant’s Exterior Signage is illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with the Tenant’s

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Exterior Signage. At Landlord’s option, Tenant’s right to the Tenant’s Exterior Signage may be revoked and terminated upon occurrence of any of the following events:(i) a Default beyond the applicable cure period shall have occurred and be continuing hereunder, or (ii) the named Tenant hereunder or pursuant to a Permitted Transfer (defined below), a Tenant Affiliate, does not occupy at least fifty-one percent (51%) of the Premises. Upon the Termination Date or at such other time that Tenant’s signage rights may be earlier terminated pursuant to the terms hereof, Tenant shall remove Tenant’s Exterior Signage and repair and restore to the condition which existed prior to the installation of the Tenant’s Exterior Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord.

4. EXPANSION RIGHT

(a) Tenant shall have a one-time option (the “Expansion Option”) to lease the remainder of the rentable square footage in the Building which shall constitute the remainder of the first (1st) floor, containing an agreed upon 25,600 square feet of Rentable Area (the “Phase II Premises”), and the second (2nd) floor containing an agreed upon 28,801 square feet of Rentable Area (the “Phase III Premises”), upon the terms and conditions contained in this Section 4. The Phase II Premises and the Phase III Premises shall collectively be referred to herein as the “Expansion Premises.”

(b) In order to exercise the Expansion Option, Tenant must deliver to Landlord irrevocable written notice of Tenant’s exercise (the “Expansion Notice”) prior to July 1, 2016; provided, however, in the event Tenant has delivered to Landlord written notice prior to July 1, 2016 that Tenant did not meet the Primary Endpoint as specified in the statistical analysis plan for the clinical Phase 2B Trial protocol ADU-CL-04 for Efficacy of Combination Listeria/GVAX Immunotherapy in the Pancreatic Cancer Setting (ECLIPSE), then an Expansion Notice may be delivered to Landlord any time prior to September 1, 2016. Any notice delivered pursuant to this Section 4 must be given as provided in Article 24 of the Lease. In the event Tenant validly exercises the Expansion Option, then all terms and conditions of the Lease respecting the Premises (including the Lease Term) shall be applicable to the Expansion Premises, subject to the following:

(i) Landlord shall deliver possession of the Phase II Premises and the Phase III Premises upon delivery of the Expansion Notice, following which Tenant shall be subject to all of the terms, covenants and conditions of this Lease respecting the Phase II Premises and the Phase III Premises, except as otherwise expressly provided herein.

(ii) The Lease Term respecting the Phase II Premises shall commence upon the date which is the earlier to occur of: (i) the January 1, 2017, or (ii) the date Tenant first occupies all or part of the Phase II Premises to conduct its business (the “Phase II Commencement Date”). The Monthly Base Rent respecting the Phase II Premises shall commence on the date which is ninety (90) days following the Phase II Commencement Date and shall be determined, from time-to-time, in accordance with the terms of Section 1.1(8) of the Lease.

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(iii) The Lease Term respecting the Phase III Premises shall commence upon the date which is the earlier to occur of: (i) the January 1, 2018, or (ii) the date Tenant first occupies all or part of the Phase III Premises to conduct its business (the “Phase III Commencement Date”). The Monthly Base Rent respecting the Phase III Premises shall commence on the date which is sixty (60) days following the Phase III Commencement Date and shall be determined, from time-to-time, in accordance with the terms of Section 1.1(8) of the Lease.

(iv) Tenant’s Share with respect to (i) Taxes and (ii) Operating Expenses relating to insurance maintained by Landlord shall be adjusted 100% effective upon the delivery of the Expansion Notice (no earlier than July 1, 2016). Tenant’s Share with respect to Operating Expenses other than those relating to insurance maintained by Landlord shall be 51% (subject to any adjustment to the Rentable Area in accordance with Section 2.1(b)) until the Phase II Commencement Date, adjusted to 74% (subject to any adjustment to the Rentable Area in accordance with Section 2.1(b)) as of the Phase II Commencement Date, and adjusted to 100% on the Phase III Commencement Date.

(v) Within five (5) days following delivery of the Expansion Notice Tenant shall deliver additional Cash Deposit, an amendment to the existing Letter of Credit, or a replacement letter of credit in the new amount that otherwise complies with all other applicable requirements specified in the Lease in order to increase the aggregate Security Deposit Value to an amount equal to XXXXX.

(vi) Landlord will make available to Tenant a Tenant Improvement Allowance respecting the Phase III Premises in an amount up to Eighty-Five Dollars (XXXX) for each square foot of Rentable Area of the Phase III Premises, which shall be utilized by Tenant for the construction of Tenant Improvements to the Phase III Premises pursuant to and in accordance with the provisions of Exhibit B to the Lease, provided that Tenant must complete all Tenant Improvements and have submitted Payment Request Supporting Documentation (defined below) for such work no later than March 31, 2018 in order to be entitled to receive the Tenant Improvement Allowance for such work.

(vii) Within thirty (30) days following each of the Phase II Commencement Date and Phase III Commencement Date, Landlord and Tenant shall enter into an agreement (in the form attached as Rider 1) confirming the Phase II Commencement Date or Phase III Commencement Date, as applicable. If Tenant fails to enter into such agreement, then the applicable date shall be as designated by Landlord in such agreement.

5. BACK-UP GENERATOR

(a) Emergency Generator Power. Upon the Commencement Date, Landlord agrees that in the event of an interruption of power to the Building, Tenant may connect Tenant loads to the emergency generator serving the Building (the “Emergency Generator”) on the following conditions: (i) Tenant loads to the Emergency Generator shall in no event exceed Tenant’s Share of the total kVA capacity of the Emergency Generator available for use in tenant premises; (ii) Any use of the Emergency Generator, including the duration of use, shall be subject to the requirements and limitations (if any) imposed by applicable Law; and (iii) In the event of an

Rider 2 – Page 4

emergency causing an interruption of power to any portion of the Building, Landlord may, in its reasonable discretion, immediately shed or shut down Tenant loads (an “Emergency Shut Down”) to the extent necessary to redirect the power from the Emergency Generator (“Emergency Generator Power”) to the Building’s emergency/life-safety systems (e.g., elevators, fire-life safety and emergency lighting). Once known, Landlord shall promptly give notice to Tenant of the percentage capacity of the Emergency Generator Power necessary to provide power to the Building’s emergency/life-safety systems. To the extent Landlord’s load shedding equipment accommodates shedding Tenant loads in stages, then Landlord shall use commercially reasonable good-faith efforts to shed Tenant loads in a priority which Tenant has delivered to Landlord in writing.

(b) Usage Meter. As a condition to Tenant’s right to connect Tenant loads to the Emergency Generator, Tenant shall install and maintain, at Tenant’s sole cost and expense, a meter (the “Meter”), which shall be designed and configured to capture all Tenant loads connected to the Emergency Generator. Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt of Landlord’s demand (which demand shall be accompanied by documentation of the costs and expenses which are the subject of such demand), any and all actual out-of-pocket costs and expenses incurred by Landlord in connection with the supply of power to Tenant for the Emergency Generator, including, without limitation, fuel costs of the Emergency Generator.

(c) Emergency Generator Control Devices. As a condition to Tenant’s right to connect Tenant loads to the Emergency Generator, Tenant shall be responsible for its pro-rata share (which for purposes of this provision shall be based on Tenant’s connected kVA load as divided by the total k•A capacity of the Emergency Generator) of the actual out-of-pocket costs and expenses incurred by Landlord to install and maintain any control devices (the “Control Devices”) which may be designed and configured to either (a) automatically shed Tenant loads, or (b) shut down Tenant loads, if Tenant’s use of Emergency Generator Power exceeds the amount permitted by Paragraph 5(a)(i) above. If requested by Tenant, Landlord shall, within ten (10) business days following Tenant’s request, provide Tenant with documentation of costs and expenses for which Landlord seeks reimbursement under this Paragraph 5(c).

(d) Emergency Generator Shunt Trip Device. As a condition to Tenant’s right to connect Tenant loads to the Emergency Generator and use the Emergency Generator Power, Landlord shall have the right to install and maintain a shunt trip device (“Shunt Trip Device”) designed and configured to automatically shut down Tenant’s connection to the Emergency Generator and use of Emergency Generator Power in the event that the generator load for the Building exceeds eighty percent (80%) of the Emergency Generator rating. Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro-rata share of Landlord’s actual out-of-pocket costs and expenses incurred in connection with the installation and maintenance of the Shunt Trip Device. If requested by Tenant, Landlord shall, within ten (10) business days following Tenant’s request, provide Tenant with documentation of costs and expenses for which Landlord seeks reimbursement under this Paragraph 5(d).

Rider 2 – Page 5

(e) Landlord’s Rights. Tenant shall provide Landlord and Landlord’s building management staff (the “Building Management Staff”) with access to the Meter installed on the Emergency Generator (“EG Meter”) and the Control Devices at all times for the purpose of inspection, and if necessary (in the reasonable opinion of the Building Management Staff or Landlord), to perform maintenance or repairs thereto. In the event that Landlord incurs any cost or expense in connection with the inspection, repair or maintenance of the EG Meter, Tenant shall reimburse Landlord for Landlord’s reasonable and customary out-of-pocket costs and expenses in connection therewith within thirty (30) days after Tenant’s receipt of Landlord’s written demand therefor (which demand shall be accompanied by documentation of the costs and expenses which are the subject of such demand). Landlord shall have the right at any time during the Lease Term to install and maintain additional or separate transfer switches, meters, control devices and shunt trip devices in order to monitor and control Tenant’s connection to the Emergency Generator and use of the Emergency Generator Power.

(f) Tenant’s Proportionate Share of Emergency Generator Maintenance Costs. Tenant shall pay to Landlord, as additional Rent, an additional amount equal to Tenant’s pro-rata share of Landlord’s out-of-pocket cost of maintaining the Emergency Generator; provided, however, in no event shall Tenant be required to pay Landlord for any costs resulting from any conditions of material disrepair or material defects, or from any conditions in violation of applicable Law existing as of the Commencement Date. Notwithstanding any provisions to the contrary in the Lease, such costs may include both operating costs incurred by Landlord as well as the costs of repairs and replacements directly serving, or necessary in Landlord’s reasonable judgment for the proper operation of, the Emergency Generator.

(h) Periodic Exercise of Emergency Generator. Notwithstanding anything to the contrary herein or in the Lease, Tenant acknowledges that the Emergency Generator and any transfer switch may be exercised on a periodic basis, such exercise to be conducted by Landlord or the Building Management Staff at Landlord’s reasonable discretion. Tenant further acknowledges that annual maintenance procedures require that the Emergency Generator be taken off-line and that an annual full load test be performed on an annual basis, which test shall be conducted by Landlord or the Building Management Staff at Landlord’s reasonable discretion; provided, however, Landlord shall give Tenant not less than five (5) business days’ prior written notice thereof. Landlord shall not be liable to Tenant, and Tenant shall not be entitled to any abatement of rent or other recourse in the event that Emergency Generator Power is not available for any reason. Landlord’s actual out-of-pocket cost of such exercise and testing shall be included in the maintenance costs, of which Tenant shall pay its proportionate share as set forth above in Paragraph 5(f).

(j) Surrender of Meter. Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender and assign to Landlord the Meter with the Expansion Premises, free and clear of any claim, lien, right, title or interest of any third party in or to any such Meter. In no event shall Tenant be entitled to any reimbursement from Landlord for costs incurred by Tenant in connection with Tenant’s installation and maintenance of the Meter.

(k) Rights Personal. The rights granted to Tenant under this Paragraph 5 are personal to the named Tenant hereunder (and any assignee pursuant to a Permitted Transfer) (each an “Approved User”) and shall only be exercisable by an Approved User so long only one connection exists from the Expansion Premises to the Emergency Generator at a time. Any attempt by an Approved User or any of its subtenants or other transferees to make any additional connection from the Expansion Premises to the Emergency Generator (beyond the one (1)

Rider 2 – Page 6

Approved User connection permitted under this Amendment) shall constitute a material breach and default, and Tenant shall reimburse Landlord for all reasonable and customary out-of-pocket costs and expenses incurred by Landlord in connection with curing any such default within ten (10) business days following Tenant’s receipt of Landlord’s demand therefor accompanied by documentation of such costs and expenses.

Rider 2 – Page 7

Notices to Tenant shall be addressed:

Prior to the Commencement Date:

626 Bancroft Way, #3C

Berkeley, California 94710-2224

Attention: President

On and after the Commencement Date:

At the Premises

Attention: President

(4) DATE OF THIS LEASE: September 11, 2015

(5) LEASE TERM: Commencing on the Commencement Date and continuing through the last day of the one hundred forty-fourth (144th) full calendar month following the Commencement Date; provided, however in the event Tenant exercises the Expansion Option (as defined in Rider 2 to this Lease), then the Lease Term shall automatically continue through the last day of the one hundred forty-fourth (144th) full calendar month following the later to occur of the Phase II Commencement Date or the Phase III Commencement Date (as such terms are defined in Rider 2 to this Lease), subject in all cases to the options set forth in Section 2.6 below.

(6) PROJECTED COMMENCEMENT DATE: June 1, 2016

(7) EXPIRATION DATE: The last day of the one hundred forty-fourth (144th) full calendar month following the last to occur of the Commencement Date and, if the Expansion Option is exercised, the Phase II Commencement Date or the Phase III Commencement Date, as applicable.

(8) MONTHLY BASE RENT: An amount determined by multiplying the Rentable Area of the Premises (as the same may exist from time-to-time) by the Applicable Monthly Base Rate. As used herein, the “Applicable Monthly Base Rate” shall be an amount equal to XXXXX XXXXXXXXXXXXXXXXX for the twelve (12) month period following the Commencement Date (which twelve (12) month period shall include any partial calendar month following the Commencement Date if the Commencement Date is other than the first (1st) day of a calendar month), which amount shall increase by a compounded XXX percent (XXXX) on the first, second, third, fourth and fifth annual anniversaries of the Commencement Date, and by a compounded XXX percent (XXX) on the sixth annual anniversary of the Commencement Date and each annual anniversary thereafter.

(9) RENTABLE AREA: Shall mean the rentable square footage based on the standards applicable to the measurement of gross area of a “single-tenant” building in accordance with the Office Buildings: Standard Methods of Measurement, ANSI/BOMA Z65.3-2009. However, notwithstanding anything to the contrary contained herein, in the event Tenant does not exercise the Expansion Option, then the rentable area of the Premises shall be re-measured by Landlord’s architect based on the standards applicable to a “multi-tenant” building in accordance with the Office Buildings: Standard Methods of Measurement, ANSI/BOMA

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FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is entered into as of April 26, 2016 (the “Effective Date”), by and between SEVENTH STREET PROPERTIES VII, LLC, a California limited liability company (“Landlord”) and ADURO BIOTECH, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A. Landlord and Tenant are parties to that certain Office/Laboratory Lease dated September 10, 2015 (the “Existing Lease”), pursuant to which Landlord leases to Tenant certain space located within that ce1iain building with an address of 740 Heinz Avenue, Berkeley, California (the “Building”), which leased space is described therein as (i) a portion of the first floor containing approximately 4,181 square feet of Ren table Area, (ii) the entire leasable area located on the third (3rd) floor containing approximately 27,010 square feet of Rentable Area, and (iii) the entire leasable area on the fourtl1 (4th) floor containing approximately 25,261 square feet of Rentable Area ( collectively the “Phase I Premises”).

B. Pursuant to Section 4 of Rider 2 to the Existing Lease, Tenant has an Expansion Option to lease the remainder of the rentable square footage within the Building, which shall include the remainder of the first (1st) floor (the “Phase II Premises”), and the entire second (2nd) floor (the “Phase ID Premises”). As of the Effective Date, Tenant has not exercised the Expansion Option.

C. The Landlord Work has been Substantially Completed and possession of the Premises has been delivered to Tenant. Tenant has informed Landlord that Tenant anticipates that it will not complete the Tenant Improvements respecting the Phase II Premises (the “Phase II Improvements”) prior to June 1, 2016 as required by the Existing Lease, and has also requested that the Phase I Premises be expanded.

D. Accordingly, Landlord and Tenant now desire to amend the Existing Lease to, among other things, expand the Phase I Premises and provide for additional terms in the event the Phase II Improvements are not timely completed, all upon and subject to the terms, covenants and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as fo1Iows:

l. Recitals. Landlord and Tenant agree the above recitals are true and connect and are hereby incorporated herein as though set forth in full.

2. Definitions. As of the date hereof, unless context clearly indicates otherwise, all references to “the Lease” or “this Lease” in the Existing Lease or in this Amendment shall be deemed to refer to the Existing Lease, as amended by this Amendment. Capita1ized terms used but not defined herein shall have the meanings ascribed to them in the Existing Lease unless context clearly indicates otherwise.

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3. Modification to Phase I Premises and Phase II Premises.. The Existing Lease is hereby revised such that the first floor portion of the Phase I Premises shall be deemed to contain 11,018 square feet of Rentable Area as more particularly shown on Exhibit A hereto (which Exhibit hereby replaces page A-1 of Exhibit A to the Existing Lease), and the Phase II Premises are deemed to contain 18,763 square feet of Rentable Area, subject in each instance to re-measurement and adjustment in accordance with the definition of Rentable Area as set forth in Section 1.1(9) of the Existing Lease.

4. Construction of Phase II Improvements. In the event Tenant does not timely exercise the Expansion Option (as provided in Section 4 of Rider 2 to the Existing Lease) and the Phase II Improvements are not completed by June l, 2016, then effective as of June 1, 2016 and continuing until the date the Phase II Improvements are complete, Tenant shall pay Monthly Base Rent for the Phase II Premises at the rate oXXXXX for each square foot of Rentable Area of the Phase II Premises, prorated for any partial months, and Tenant’s Share shall be adjusted to it1clude the Rentable Area of the Phase Il Premises. In addition to the foregoing, Landlord and Tenant acknowledge and agree that the failure to timely complete the Phase Il Improvements will impair Landlord’s ability to market and enter into a long term lease with a third party for both of the Phase 11 Premises and the Phase Ill Premises, which impairment will cause Landlord to incur losses, costs and damages which are impractical to determine. Accordingly, in the event Tenant does not timely exercise the Expansion Option and the Phase II Improvements are not completed by September l, 2016, then without limiting any of Landlord’s other remedies, Tenant shall immediately pay to Landlord in good and sufficient funds (or at Landlord’s option, Landlord may deduct from the aggregate Tenant Improvement Allowance) an amount equal to XXXXXXXXXXXXXXXXXXXX as liquidated damages, which amount the parties acknowledge to be a fair and reasonable estimate of such losses, costs and damages for the period through September 1, 2016. For the avoidance of doubt, failure by Tenant to complete the Phase II Improvements by September 1, 2016 will not constitute a Default under the Existing Lease and the foregoing payment of Monthly Base Rent and liquidated damages will be Landlord’s sole remedy sole remedy for such failure to complete the Phase II Improvements by September 1, 2016, but will not limit any remedies available to Landlord for Tenant’s continuing failure to complete the Phase II Improvements beyond September 1, 2016. For purposes of this Section 4, the Phase II Improvements shall be deemed “completed” upon written confirmation from the City of Berkeley that the Phase II Premises can be legally occupied.

5. Limitation on Overtime. Tenant agrees that in connection with the construction of the Tenant Improvements, construction work within the remises ball be limited to no more than ten (10) hours per worker each day, Monday through Saturday and no construction work shall be perfo1med within the Premises on Sundays.

6. Miscellaneous.

(a) This Amendment sets forth ·the entire agreement between the parties with respect to the matters set fo1tb herein. There have been no additional oral or written representations or agreements.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Existing Lease shall remain unchanged and in full force and effect.

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(c) In the case of any inconsistency between the provisions of the Existing Lease and this Amendment, the provisions of this Amendment shall govern and control.

(d) Submission of this Amendment by Landlord is not an offer to enter into this Amendment. Landlord and Tenant shall not be bound by this Amendment until Landlord and Tenant have executed and delivered the same to each other.

(e) Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to defend. indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord agrees to defend, indemnify, and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

(f) Landlord and Tenant represent to each other that each signatory of this Amendment has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(g) Landlord and Tenant each represents and warrants to the other party that it is currently in compliance with and shall at all times during the Extended Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(h) This Amendment may be executed in multiple counterparts each of which is deemed an origh1al but together constitute one and the same instrument. This Amendment may be executed in so-called “pdf’ format and each party has the right to rely upon a pdf counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the Effective Date.

TENANT:	LANDLORD:

Aduro Biotech, Inc., a Delaware corporation	Seventh Street Properties VII, LLC, a California limited liability company

By: /s/ Stephen Isaacs	By: Seventh Street Properties VII Associates, LLC
Print Name: STEPHEN ISAACS	Its: Managing Member

Its: C.E.O.	By:	Wareham-NZL, LLC
By:		A California limited liability company,
Print Name:		its Manager

Its:	By:	/s/ Richard K. Robbins
Richard K. Robbins
Manager

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EXHIBIT C

FLOOR PLANS OF SUB-SUBLEASE PREMISES

*All measurements and depictions are approximate.

EXHIBIT C

EXHIBIT D

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

Perfect Day, Inc.

740 Heinz Avenue

Berkeley, CA 94710

APPLICANT:

Carmot Therapeutics, Inc.

740 Heinz Avenue

Berkeley, CA 94710

AMOUNT:

EXPIRATION DATE: ISSUANCE HERE	SVB WILL PUT A SPECIFIC DATE HERE THAT’S 1 YEAR

PLACE OF EXPIRATION: ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF _______ IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

APPLICANT’S SIGNATURE(S)	DATE

1.BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

“THE AMOUNT DEMANDED REPRESENTS FUNDS DUE AND OWING FROM APPLICANT TO BENEFICIARY UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN CARMOT THERAPEUTICS, INC., AS TENANT, AND PERFECT DAY, INC. AS LANDLORD, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED TO DATE. THE UNDERSIGNED HEREBY CERTIFIES THAT: (I) THE UNDERSIGNED IS AN AUTHORIZED REPRESENTATIVE OF LANDLORD; (II) LANDLORD IS THE BENEFICIARY OF LETTER OF CREDIT NO. SVBSF                          ISSUED BY SILICON VALLEY BANK; (III) LANDLORD HAS GIVEN WRITTEN NOTICE TO TENANT OF THIS DRAW UNDER THIS LETTER OF CREDIT; AND (V) LANDLORD IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT. THE AMOUNT HEREBY DRAWN UNDER THE LETTER OF CREDIT IS US$                        , WITH PAYMENT TO BE MADE TO THE FOLLOWING ACCOUNT: [INSERT WIRE INSTRUCTIONS (TO INCLUDE NAME AND ACCOUNT NUMBER OF THE BENEFICIARY)].”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 30 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF , YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR THE FULL AVAILABLE AMOUNT AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) 450-5001 OR (408) 654-7176, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

APPLICANT’S SIGNATURE(S)	DATE

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT FOR THE FIRST TRANSFER OF THIS LETTER OF CREDIT AND BENEFICIARY SHALL BE RESPONSIBLE FOR THE FEES RELATED TO ANY SUBSEQUENT TRANSFER. UNDER THIS LETTER OF CREDIT EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

APPLICANT’S SIGNATURE(S)	DATE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

FORM OF TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN: GLOBAL TRADE FINANCE STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SIGNATURE AUTHENTICATED

SINCERELY,	The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(BENEFICIARY’S NAME)	(Name of Bank)

(SIGNATURE OF BENEFICIARY)	(Address of Bank)

(NAME AND TITLE)	(City, State, ZIP Code)
(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.

APPLICANT’S SIGNATURE(S)	DATE

SCHEDULE 3.6-2

LIST OF OPTIONAL BUILDING SERVICES

•	DI Water

•	Ordinary course shipping/receiving staff

•	Ordinary course Reception

•	Common and Shared area Janitorial

•	Building access cards and cardholder audits

SCHEDULE 3.6-2

SCHEDULE 4.4

FURNITURE

•	Server cabinet and rack located in Suite 200

•	All desks, chairs, workstations, conference tables and other furniture existing in Suite 200 on the Effective Date.

•	All desks, chairs, workstations, conference tables and other furniture in Suite 100 which Sub-Subtenant has a right to use pursuant to the Carmot-Chinook Sublease.

SCHEDULE 4.4

FIRST AMENDMENT TO SUB-SUBLEASE

This FIRST AMENDMENT TO SUB-SUBLEASE (this “Amendment”) is dated as of April 25, 2023 among PERFECT DAY, INC., a Delaware corporation (“Sub-Sublandlord”), and CARMOT THERAPEUTICS, INC., a Delaware corporation, (“Sub-Subtenant”). The parties to this Amendment are sometimes referred to herein, collectively, as the “Parties” or, individually, as a “Party.”

RECITALS:

A. Sub-Sublandlord and Sub-Subtenant entered into that certain Sub-Sublease dated as of December 10, 2021 (the “Original Sub-Sublease”, and as amended by this Amendment, the “Sub-Sublease”) for the lease of that certain premises consisting of Suite 100, Suite 200, and the NMR Room (the “Sub-Sublease Premises”) of that certain building located at 740 Heinz Avenue, Berkeley, California (the “Building”).

B. Sub-Sublandlord and Sub-Subtenant desire to remove Suite 200 from the Sub-Sublease Premises and add Suite 220 to the Sub-Sublease Premises and to otherwise to amend the Sub-Sublease as set forth herein as of the Effective Date.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows.

1. Definitions. Any capitalized terms not defined in this Amendment shall have the meaning set forth in the Original Sub-Sublease unless expressly superseded by the terms of this Amendment.

2. Effective Date. The terms and provisions of this Amendment shall take effect on the Effective Date. The Effective Date shall mean the date that is the later of (i) April 1, 2023, and (ii) one (1) business day after the date on which the Consent (as hereinafter defined) is obtained.

3. Term. The Sub-Sublease Term Expiration Date is hereby extended until December 31, 2026.

4. Demise. Section 2.1 of the Sub-Sublease is hereby deleted in its entirety and replaced with the following:

“Demise. Under and subject to the provisions, covenants and agreements contained herein and in the Master Lease and the Perfect Day Sublease (subject to Sections 4.1 through 4.3 below), Sub-Sublandlord hereby sub-subleases to Sub-Subtenant, and Sub-Subtenant hereby sub-subleases from Sub-Sublandlord, a portion of the Sublease Premises consisting of Suite 100, Suite 220, and the NMR Room (collectively, the “Sub-Sublease Premises”) for the Sub-Sublease Term. The total rentable square footage of the Sub-Sublease Premises is hereby stipulated by Sub-Sublandlord and Sub-Subtenant to be 29,712 (broken down among the various Suites as specified in Section 2.2.1) and shall not be subject to any re-measurement.”

5. Delivery. Section 2.2.1 of the Sub-Sublease is hereby deleted in its entirety and replaced with the following:

“Sub-Sublandlord anticipates delivering possession of the various suites comprising of the Sub-Sublease Premises (each, a “Suite”), which Suites are identified on the floor plans attached hereto as Exhibit C, to Sub-Subtenant as follows:

Suite	Rentable Square Feet	Delivery Date
Suite 100	14,410	September 16, 2022
NMR Room	200	January 1, 2022
Suite 220	15,102	April 1, 2023

Sub-Subtenant is currently in possession of Suite 100 and the NMR Room pursuant to the Carmot-Chinook Sublease and will continue in possession following the applicable Delivery Date (defined below).”

6. Anticipated Delivery Date. Section 2.2.2 of the Sub-Sublease is hereby deleted in its entirety and replaced with “Intentionally deleted.”

7. Condition. Sub-Subtenant shall accept Suite 220 in its current AS-IS condition, except that Sub-Sublandlord shall tender possession of Suite 220 in broom clean condition delivered in the same condition as of the Effective Date, normal wear and tear expected.

8. Delay in Delivery. Section 2.2.5 of the Sub-Sublease is hereby deleted in its entirety and replaced with “Intentionally deleted.”

9. Base Sub-Sublease Rent. Section 3.2 of the Sub-Sublease is hereby amended by deleting any reference to Suite 200 and replacing it with the following:

For Suite 220:

Sub-Sublease Months	Base Sub-Sublease Rent Per Month
April 15, 2023 – May 31, 2023	$74,155.38
June 1, 2023 – May 31, 2024	$76,380.04
June 1, 2024 – May 31, 2025	$78,671.44
June 1, 2025 – May 31, 2026	$81,034.58
June 1, 2026 – December 31, 2026	$83,462.53

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10. Sub-Subtenant’s Pro Rate Share. Section 3.3.1 of the Sub-Sublease is hereby amended by deleting (ii) and replacing it with the following:

“(ii) For Suite 220: 13.47% (i.e., 15,102/112,088); and”

11. Parking. Section 4.12 of the Sub-Sublease is hereby amended by deleting the chart and replacing it with the following:

Suite	RSF	Parking Stalls
Suite 100	14,410	22
Suite 220	15,102	23

12. Approval of Master Landlord and Chinook. Sub-Sublandlord and Sub-Subtenant acknowledge that the effectiveness of this Amendment shall be contingent upon receipt of Master Landlord’s prior written approval as required by the terms of the Master Lease and to Chinook’s prior written approval as required by the terms of the Perfect Day Sublease (collectively, the “Consent”).

13. Affirmation. References herein and in the Sub-Sublease to “the Sub-Sublease” or “this Sub-Sublease” shall mean the Sub-Sublease, as modified by this Amendment, which shall constitute the entire agreement among the Parties pertaining to the subject matter hereof and shall supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. Except as modified by this Amendment, the terms of the Original Sub-Sublease are hereby ratified and remain unmodified and in full force and effect. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the Sub-Sublease, other than as contemplated herein.

14. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of Sub-Sublandlord and Sub-Subtenant.

15. Further Modification. The Sub-Sublease may be further modified only by writing signed by Sub-Sublandlord and Sub-Subtenant.

16. Counterparts; Caption; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The section headings of this Amendment are for convenience only, do not form a substantive part of this Amendment and shall not be used in the interpretation or enforcement of this Amendment. A manual signature on this Amendment, an image of which shall have been transmitted electronically, shall constitute an original signature for all purposes. The delivery of copies of this Amendment, including executed signature pages where required, by electronic transmission will constitute effective delivery of this Amendment for all purposes. The words “executed”, “execution”, “signed”, “signature”, and words of like import in this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tiff” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the

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same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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IN WITNESS WHEREOF, Sub-Sublandlord and Sub-Subtenant have executed this Amendment as of the date first set forth above.

SUB-SUBLANDLORD:

PERFECT DAY, INC.,
a Delaware corporation

By:	/s/ Narayan Tripunithura Mahadeva
Name:	Narayan Tripunithura Mahadeva
Title:	President

SUB-SUBTENANT:

CARMOT THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Heather Turner
Name:	Heather Turner
Title:	CEO